SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MCLAREN PERFORMANCE TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☒	Fee paid previously with preliminary materials. $918.66

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

McLAREN PERFORMANCE TECHNOLOGIES, INC.

32233 West Eight Mile Road

Livonia, Michigan 48152

(248) 477-6240

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on September 25, 2003

TO THE STOCKHOLDERS OF McLAREN PERFORMANCE TECHNOLOGIES, INC.:

You are invited, in person or by proxy, to a special meeting of stockholders of McLaren Performance Technologies, Inc., a Delaware corporation (the “Company” or “McLaren Performance”), which will be held at the Company’s headquarters located at 32233 West Eight Mile Road, Livonia, Michigan 48152 on Thursday, September 25, 2003, at 9:00 a.m., local time for the purpose of considering and acting upon the following matters:

1. To consider and vote upon a proposal to adopt the agreement and plan of merger among the Company, Linamar Corporation and MCLN Acquisition Corp., a wholly owned subsidiary of Linamar Corporation, whereby, among other things:

•	MCLN Acquisition Corp. will merge with and into the Company, which will survive the merger and become a wholly owned subsidiary of Linamar Corporation;

•	Each outstanding share of Company common stock, except those shares held by stockholders who are exercising their appraisal rights under Delaware law, will be converted into the right to receive the cash merger consideration of $.8875 per share, without interest; and

•	Each option and warrant to purchase Company common stock that remains outstanding (whether or not vested or exercisable) at the closing of the merger will be cancelled and the holder will be entitled to receive cash equal to the excess, if any, of $.8875 over the applicable exercise price of the option or warrant, multiplied by the number of shares of common stock covered by the option or warrant, less applicable withholding taxes.

2. To transact such other business that may properly come before the special meeting and any adjournments or postponements of the special meeting, including, if submitted to a vote of the stockholders, a motion to adjourn the special meeting to another time or place for the purpose of soliciting additional proxies.

The Board of Directors knows of no other business that may properly come before the meeting and any adjournments or postponements of the meeting.

Only stockholders of record at the close of business on July 30, 2003, the record date, are entitled to receive notice of and to vote at the special meeting of stockholders and any adjournments or postponements of the special meeting. It is important that proxies be returned promptly. Therefore, stockholders who do not expect to attend the special meeting in person are requested to vote, sign, date and return the enclosed proxy which is solicited by the Board of Directors, in the enclosed prepaid envelope.

BY ORDER OF THE BOARD OF DIRECTORS

/s/    Chris J. Panzl

Chris J. Panzl, Secretary

This proxy statement is dated August 22, 2003, and is first being mailed to stockholders of McLaren Performance Technologies, Inc. on or about August 27, 2003.

McLAREN PERFORMANCE TECHNOLOGIES, INC.

32233 West Eight Mile Road

Livonia, Michigan 48152

(248) 477-6240

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

The Board of Directors of McLAREN PERFORMANCE TECHNOLOGIES, INC. (the “Company” or “McLaren Performance”) requests all stockholders who do not expect to be present at the special meeting to be held September 25, 2003, and who wish their stock to be voted on the business to be transacted there, to vote, sign, date and return the enclosed form of proxy. This Proxy Statement and the accompanying proxy were first mailed on or about August 27, 2003 to all stockholders entitled to vote at the special meeting.

Any person signing and returning the enclosed proxy may revoke it at any time before it is voted by a later-dated proxy, by giving written notice of such revocation to the Secretary of the Company at the above address, or by voting in person at the special meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to stockholders, will be borne by the Company. It is anticipated that solicitations of proxies for the special meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. The Company has retained ADP- ICS to assist in the solicitation of proxies at an estimated cost of $6,600 plus reimbursement of reasonable expenses. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company’s shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection. All shares represented by valid proxies will be voted in accordance therewith at the special meeting.

All voting rights are vested exclusively in the holders of the Company’s $.00001 par value Common Stock. Each share of Common Stock entitles the holder to one vote. Only stockholders of record at the close of business on July 30, 2003, the record date, are entitled to notice of and to vote at the special meeting or any adjournment thereof. On July 30, 2003, the Company had 11,978,532 shares of its $.00001 par value Common Stock outstanding.

Under Delaware law, the Company cannot complete the merger unless the merger agreement is adopted by the affirmative vote of the holders of a majority of the shares of the Company’s common stock outstanding and entitled to vote at the special meeting. The merger agreement, however, provides that the obligation of Linamar Corporation and MCLN Acquisition Corp. to consummate the merger is conditioned upon, other items, not more than 10% of the total number of shares of the Company’s common stock entitled to vote at the special meeting properly demanding appraisal for such shares in accordance with Section 262 of the Delaware General Corporation Law.

This proxy statement describes the proposed merger and the actions to be taken in connection with the merger and provides additional information about the parties involved. Please give this information your careful attention. Under Delaware law, holders of the Company’s common stock who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for an appraisal prior to the vote on the merger agreement and only if they comply with the Delaware law procedures explained in the accompanying proxy statement.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THAT ITS STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT.

Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid return envelope. You may revoke the proxy at any time prior to its exercise in the manner described in this proxy statement. Any stockholder present at the special meeting, including any adjournments or postponements of it, may revoke such stockholder’s proxy and vote personally on the proposal to adopt the merger agreement. Executed proxies with no instructions indicated on them will be voted “FOR” the adoption of the merger agreement. If you fail to return your proxy or fail to vote in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting, and will effectively be counted as a vote against the adoption of the merger agreement.

PLEASE DO NOT SEND ANY STOCK CERTIFICATES AT THIS TIME.

Annex A—Sections of the Delaware General Corporation Law regarding Dissenters’ Rights

Annex B—Merger Agreement

Annex C—Voting Agreement

Annex D—Opinion of Stout Risius Ross, Inc.

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all the information that is important to you. You should carefully read this entire proxy statement and the other documents referenced. See also “Where You Can Find Additional Information” on page 43. Page references are included parenthetically to direct you to a more complete description of the topics presented in this summary.

The Companies (see page 8)

McLaren Performance Technologies, Inc.

32233 West Eight Mile Road

Livonia, Michigan 48152

phone: 248-477-6240

The Company, a Delaware corporation, is an engineering firm that provides a variety of services to the automotive OEM and Tier 1 supply base, including endurance and reliability testing, steady state emissions testing, engine build and tear down evaluation, powertrain engineering and design, noise and vibration studies, EPA and CARB certification, warranty failure analysis and catalyst aging and development.

Linamar Corporation

287 Speedvale Avenue West

Guelph, Ontario

Canada N1H 1CS

phone: 519-836-7550

Linamar Corporation, a Canadian corporation, designs, develops and manufactures precision machined components, modules and systems for engine, transmission, chassis and industrial markets primarily for the North American and European automotive marketplace.

MCLN Acquisition Corp.

287 Speedvale Avenue West

Guelph, Ontario

Canada N1H 1CS

phone: 519-836-7550

MCLN Acquisition Corp., a Delaware corporation, is a wholly owned subsidiary of Linamar Corporation. MCLN Acquisition Corp. was formed solely for the purpose of facilitating the Company’s acquisition by Linamar Corporation.

Structure of the Merger (see page 31)

This proxy statement discusses the proposed acquisition of the Company by Linamar Corporation pursuant to a merger agreement, dated as of July 30, 2003, among the Company, Linamar Corporation and MCLN Acquisition Corp., a wholly owned subsidiary of Linamar Corporation. If the merger is completed, the Company will become a wholly owned subsidiary of Linamar Corporation.

The Merger Consideration (see page 31)

At the closing of the merger, each share of the Company’s common stock issued and outstanding immediately prior to such time, will be converted into the right of its holder to receive $.8875 in cash, without interest, less any required withholding, transfer and other conveyance taxes. Based on the number of shares of the Company’s common stock outstanding on the record date of July 30, 2003, and including the payments to be made to holders of options and warrants (discussed below) for the Company’s common stock, the aggregate consideration paid by Linamar Corporation to the Company’s security-holders will be $                     .

Treatment of Stock Options and Warrants (see page 22)

Pursuant to the merger agreement, each option and warrant outstanding immediately prior to the completion of the merger will be cancelled and the holder of that option or warrant, whether or not such option or warrant is then vested or exercisable, will be entitled to receive a single lump sum cash payment (less any applicable withholding tax) equal to the number of shares of the Company’s common stock for which the option or warrant was exercisable, multiplied by the excess, if any, of the $.8875 per share merger consideration over the per share exercise price of the option or warrant; provided, however, if the calculation described above results in a negative number, no payment will be made with respect to the option or warrant.

Closing (see Annex B—Merger Agreement, page 7)

The Company expects the merger to close as soon as practicable after the adoption of the merger agreement by its stockholders and after all other conditions to the merger have been satisfied or waived. At present, the Company anticipates that the closing will occur promptly following the special meeting of the Company’s stockholders.

Vote Required (see page 9)

Under Delaware law, the Company cannot complete the merger unless the merger agreement is adopted by the affirmative vote of the holders of a majority of the shares of the Company’s common stock outstanding and entitled to vote at the special meeting. The merger agreement, however, provides that the obligation of Linamar Corporation and MCLN Acquisition Corp. to consummate the merger is conditioned upon, among other items, not more than 10% of the total number of shares of the Company’s common stock entitled to vote at the special meeting properly demanding appraisal for such shares in accordance with Section 262 of the Delaware General Corporation Law.

Shares Owned by The Company’s Directors and Executive Officers (see page 35 “The Voting Agreement”)

On the record date, the Company’s directors and executive officers (including shares owned by certain directors’ and executive officers’ wives) owned and were entitled to vote 2,201,449 shares of the Company’s common stock, which represented approximately 18.4% of the shares of the Company’s common stock outstanding on that date.

Voting Agreement (see page 35)

Simultaneously with the execution and delivery of the merger agreement, Linamar Corporation and MCLN Acquisition Corp. entered into a voting agreement with certain persons, including the directors and executive officers of the Company. On the record date, these certain persons were the holders of record of approximately 24.2%, collectively, of the Company’s outstanding common stock. The voting agreement is attached as Annex C to this proxy statement.

Recommendation of the Company’s Board of Directors (see page 18)

The Company’s board of directors has determined that the merger agreement is advisable, and that the terms of the merger agreement and the transactions described in the merger agreement are fair to, and in the best interests of, its stockholders. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT.

Fairness Opinion (see page 18)

The Company retained Stout Risius Ross, Inc. (“Stout”) to provide an opinion as to whether the $.8875 to be received by the stockholders in the merger is fair to the stockholders from a financial point of view. Stout has determined that such consideration is fair from a financial point of view.

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Interests of the Company’s Directors and Executive Officers in the Merger (see page 23)

In considering the recommendation of the Company’s board of directors to vote for the proposal to adopt the merger agreement, you should be aware that the Company’s directors and executive officers may have personal interests in the merger that may be different from, or in addition to, your interests. These interests include the following:

•	All Directors and Executive Officers who currently have an employment agreement with the Company will continue to work for the Company under those agreements.

•	Each option, whether or not it is vested, to purchase the Company’s common stock held by directors and executive officers, as well as the Company’s employees, will be cancelled upon the completion of the merger in exchange for a cash payment equal to the excess of the $.8875 per share merger consideration over the per share option exercise price, multiplied by the number of shares of the Company’s common stock subject to the option; and

•	On March 18, 2003, certain key employees of the Company entered into Retention Stock Option Agreements, which grant such employees stock options in exchange for such employees’ agreement to stay in the employ of the Company and to not pursue other opportunities for eight months from that date.

The Company’s board of directors was aware of these interests and considered them, among other matters, when approving the merger.

Material U.S. Federal Income Tax Consequences of the Merger (see page 25)

The receipt of $.8875 in cash for each share of the Company’s common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. For U.S. federal income tax purposes, generally you will realize a taxable gain or loss as a result of the merger measured by the difference, if any, between the $.8875 per share received and your adjusted tax basis in that share (generally, the price you paid for the share). The receipt of cash in exchange for the outstanding options and warrants will be a taxable transaction for U.S. federal income tax purposes. Holders of options and warrants (other than those persons who received such options or warrants in connection with their employment by, or provision of services to, the Company) will generally recognize a gain or loss equal to the difference between the amount of cash they receive and their adjusted tax basis, if any, in the options or warrants surrendered.

You should read “The Merger—Material U.S. Federal Income Tax Consequences” beginning on page 24 for a more complete discussion of the federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. The Company urges you to consult your tax advisor to fully understand the tax consequences of the merger to you.

Accounting Treatment of the Merger (see page 29)

The merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Appraisal Rights (see page 26)

Stockholders who do not wish to accept the $.8875 per share cash consideration payable pursuant to the merger may seek, under Delaware law, judicial appraisal of the fair value of their shares by the Delaware Court of Chancery. This value could be more or less than or the same as the $.8875 in cash per share merger consideration. This right of appraisal is subject to a number of restrictions and technical requirements. Generally, in order to exercise appraisal rights, among other things:

•	you must not vote in favor of the proposal to adopt the merger agreement;

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•	you must make a written demand on the Company for appraisal in compliance with Delaware law before the vote on the proposal to adopt the merger agreement at the special meeting; and

•	you must hold your shares of record continuously from the time of making a written demand for appraisal until the completion of the merger.

Merely voting against the merger agreement will not preserve your right of appraisal under Delaware law. Also, because a submitted proxy not marked “against” or “abstain” will be voted “for” the proposal to adopt the merger agreement, the submission of a proxy not marked “against” or “abstain” will result in the waiver of appraisal rights. If you hold shares in the name of a broker or other nominee, you must instruct your nominee to take the steps necessary to enable you to assert appraisal rights. If you or your nominee fails to follow all of the steps required by the statute, you will lose your right of appraisal.

Annex A to this proxy statement contains the relevant provisions of Delaware law relating to your right of appraisal. The Company encourages you to read these provisions carefully and in their entirety.

Regulatory Filings and Approval Required to Complete the Merger (see page 26)

Although all business combination transactions are subject to U.S. antitrust laws and also may be subject to international antitrust laws, filings with the Department of Justice and the Federal Trade Commission prior to the closing of the merger are not required. However, the Department of Justice or the Federal Trade Commission, as well as a state or private person, may challenge the merger at any time before or after its completion.

Termination of the Merger Agreement (see page 33)

The merger agreement contains provisions addressing the circumstances under which Linamar Corporation or the Company may terminate the merger agreement.

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QUESTIONS AND ANSWERS ABOUT THE MERGER

The following questions and answers are provided for your convenience, and briefly address some commonly asked questions about the proposed transaction and the special meeting of the Company’s stockholders. You should carefully read this entire proxy statement, including each of the annexes.

Q:	WHEN AND WHERE WILL THE SPECIAL MEETING OF THE COMPANY’S STOCKHOLDERS BE HELD?

A:	The special meeting will be held on September 25, 2003 at 9:00 a.m., local time, at the Company’s headquarters at 32233 West Eight Mile Road, Livonia, Michigan 48152.

Q:	WHO IS ELIGIBLE TO VOTE?

A:	All stockholders of record as of July 30, 2003, the record date.

Q:	WHAT AM I BEING ASKED TO APPROVE?

A:	You are being asked to approve the acquisition of the Company by Linamar Corporation, to be effected by means of the merger between the Company and MCLN Acquisition Corp. As a result of the merger, the Company will cease to be an independent, publicly-traded company and will become a wholly owned subsidiary of Linamar Corporation.

Q:	WHAT WILL THE COMPANY’S STOCKHOLDERS RECEIVE IN THE MERGER?

A:	As a result of the merger, the Company’s stockholders, other than those stockholders who validly exercise appraisal or dissenters’ rights as discussed in this proxy statement, will receive, as of the closing, $.8875 per share of common stock (without interest and less applicable withholding taxes).

Q:	DOES THE BOARD RECOMMEND VOTING IN FAVOR OF THE MERGER?

A:	Yes. After careful consideration, the board has determined that the merger and the merger agreement are advisable and fair to, and in the best interests of, the Company and its stockholders. Accordingly, the board has approved the merger agreement and the transactions it contemplates, including the merger, and recommends that you vote “FOR” adoption of the merger agreement.

Q:	WHY IS THE BOARD RECOMMENDING THE MERGER?

A:	The board believes that the merger maximizes the value of each stockholder’s holdings in the Company. In light of certain factors, such as the fairness opinion, a limited daily trading volume, increasing illiquidity, default of bank covenants, need of additional expansion capital, and lack of research analyst coverage, the merger not only offers stockholders fair consideration for their shares, but is in the best interests of the Company and its stockholders.

Q:	WHAT VOTE IS REQUIRED TO APPROVE THE TRANSACTION?

A:	Applicable Delaware law requires that the holders of a majority of the outstanding shares of the Company’s common stock approve the merger proposal. Certain stockholders have entered into a Voting Agreement with Linamar Corporation and MCLN Acquisition Corp. agreeing to vote in favor of the proposed transaction and against any proposal made in opposition to or in competition with the merger. Such persons hold in the aggregate approximately 24.2% of the outstanding common stock of the Company as of the record date. These voting obligations do not limit the fiduciary obligations of those signatories to the Voting Agreement who are officers and directors of the Company in their capacity as officers and directors.

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Q:	WHAT DO I NEED TO DO NOW?

A:	We urge you to read this proxy statement carefully, including its annexes, and to consider how the merger affects you. After your review, simply mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the special meeting of the Company’s stockholders.

Q:	WHAT HAPPENS IF I DO NOT RETURN A PROXY CARD?

A:	If you fail to return your proxy card, it will have the same effect as voting against the merger.

Q:	MAY I VOTE IN PERSON?

A:	If your shares are held in your name and not in “street name” or through an intermediary, you may vote your shares in person at the special meeting, rather than signing and returning your proxy card. If your shares are held in “street name” or through an intermediary, you must first obtain a proxy in your name from your broker and bring it to the special meeting.

Q:	MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A:	You may change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways. First, you can send a written, dated notice to the Secretary of the Company stating that you would like to revoke your proxy. Second, you can complete, date, and submit a new proxy card. Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy. Notwithstanding the foregoing, if you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q:	IF MY SHARES ARE HELD IN STREET NAME BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A:	Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedure provided by your broker. Without instructions, your shares will not be voted, which will have the same effect as a vote against the merger.

Q:	SHOULD I SEND IN MY COMPANY STOCK CERTIFICATES NOW?

A:	No. After the merger is completed, however, you will receive written instructions for surrendering your share certificates of the Company’s common stock for your pro rata share of the aggregate consideration for the merger in cash, without interest and less applicable withholding taxes.

Q:	WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A:	The Company is working toward completing the merger as quickly as possible. In addition to obtaining stockholder approval, the Company must satisfy all other closing conditions. The Company expects to complete the merger on or shortly after the date of the special meeting. The Company cannot assure you, however, as to when or if the merger will occur.

Q:	AM I ENTITLED TO APPRAISAL RIGHTS?

A:	Holders of the Company’s common stock are entitled to appraisal rights under the Delaware General Corporation Law in connection with the merger. Please see the section entitled “The Merger—Appraisal Rights” and Annex A to this proxy statement.

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Q:	WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME?

A:	When you exchange your shares for cash, it will be considered a taxable transaction. Your tax consequences will depend on your personal situation. You are urged to consult your tax advisor for a full understanding of the tax consequences of the merger to you. A summary of the federal income tax consequences of the merger is included in this proxy statement in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences.”

Q:	DOES LINAMAR CORPORATION HAVE THE FINANCIAL RESOURCES TO MAKE PAYMENT?

A:	Yes. Linamar Corporation anticipates that it will have sufficient cash on hand on the effective date of the merger to cover the total amount of funds required in connection with the merger and related transactions.

Q:	IS THE FINANCIAL CONDITION OF LINAMAR RELEVANT TO MY DECISION ON HOW TO VOTE?

A:	Your shares will be purchased in the merger for cash and the merger is not subject to any financing condition. Because Linamar Corporation anticipates having sufficient cash to finance the merger, the Company does not believe that Linamar Corporation’s financial condition is relevant to your decision on how to vote.

Q.	HAS ANYONE CONSIDERED THE FAIRNESS OF THE PROPOSED MERGER FROM A FINANCIAL POINT OF VIEW TO THE STOCKHOLDERS OF THE COMPANY?

Yes. The board of directors of the Company retained a financial advisor, Stout Risius Ross, Inc. The board of directors received a written opinion, dated July 15, 2003, from Stout stating that, as of the date of the opinion and subject to the matters set forth in the opinion, the merger consideration to be received by the Company’s stockholders in the merger was fair, from a financial point of view, to such holders. See “The Merger—Fairness Opinion” and Annex D to this proxy statement.

Q:	WHO CAN HELP ANSWER MY QUESTIONS?

A:	If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact McLaren Performance Technologies, Inc., 32233 W. Eight Mile Road, Livonia, Michigan 48152, Attention: Investor Relations, or by telephone at (866) 438-6252.

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FORWARD-LOOKING STATEMENTS

Statements contained in this proxy statement regarding future financial performance and results and other statements that are not historical facts are forward-looking statements (including within the meaning of Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities Exchange Act of 1934). Such forward-looking statements relate to, among other things, the merger. The words “expect,” “project,” “estimate,” “predict,” “anticipate,” “believes,” “plans,” “intends,” and similar expressions are also intended to identify forward-looking statements. Such statements are subject to numerous risks, uncertainties, assumptions, and other factors, including those set forth in this proxy statement, which could cause actual future events or results to differ materially from historical results, or those described in the forward-looking statements. The forward-looking statements contained in this proxy statement should be considered in light of these factors. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement. Such forward-looking statements are based on current expectations that are subject to significant risks and uncertainties that are difficult to predict, including statements regarding the intent, belief or current expectations of Linamar, the Company and their respective managements regarding strategic directions, prospects and future results. The merger described in this proxy statement may not be consummated. There are a number of conditions that must be satisfied before the merger transaction will be consummated, such as approval of the merger by the Company’s stockholders. No assurance can be given that the merger will be consummated. In addition, uncertainties and difficulties in domestic and foreign financial markets and economies could adversely affect the merger transaction. These factors, as well as general economic and political conditions, may in turn have a material adverse effect on the merger transaction. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, neither the Company nor Linamar assumes any obligation to update the forward-looking statements contained herein or elsewhere to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements, or to update the reasons why actual results could differ from those reflected in the forward-looking statements.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated in, contemplated by or implied by such statements.

THE COMPANIES

The Company’s principal address is 32233 West Eight Mile Road, Livonia, Michigan 48152, phone: 248-477-6240. The Company is a Delaware corporation. The Company is an engineering firm that provides a variety of services to the automotive OEM and Tier 1 supply base, including endurance and reliability testing, steady state emissions testing, engine build and tear down evaluation, powertrain engineering and design, noise and vibration studies, EPA and CARB certification, warranty failure analysis and catalyst aging and development. The Company also has a machining operation in Windsor, Ontario for the purpose of supplying machined heads, blocks and modules to automotive customers.

Linamar Corporation’s principal address is 287 Speedvale Avenue West, Guelph, Ontario, Canada N1H 1CS, phone: 519-836-7550. Linamar Corporation is a Canadian corporation. Linamar Corporation designs, develops and manufactures precision machined components, modules and systems for engine, transmission, chassis and industrial markets primarily for the North American and European automotive marketplace. Linamar Corporation has more than 9,000 employees in 33 manufacturing locations, two research and development centers and four sales offices in Canada, United States, Mexico, Germany, Hungary and Japan.

MCLN Acquisition Corp.’s principal address is 287 Speedvale Avenue West, Guelph, Ontario, Canada N1H 1CS, phone: 519-836-7550. MCLN Acquisition Corp. is a wholly owned subsidiary of Linamar Corporation. MCLN Acquisition Corp. is a Delaware corporation. MCLN Acquisition Corp. was formed solely for the purpose of facilitating the Company’s acquisition by Linamar Corporation.

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THE SPECIAL MEETING

PURPOSE OF THE SPECIAL MEETING

At the special meeting, the Company will ask its stockholders to adopt the merger agreement. The Company’s board of directors has determined that the merger and the other transactions described in the merger agreement are fair to, and in the best interests of, the Company’s stockholders. The board has approved and declared advisable the merger agreement and recommends that the Company’s stockholders vote “FOR” the adoption of the merger agreement.

RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM

Only holders of record of the Company’s common stock at the close of business on July 30, 2003, the record date, are entitled to notice of and to vote at the special meeting. On the record date, 11,978,532 shares of the Company’s common stock were issued and outstanding and held by approximately 2,208 holders of record. A quorum is present at the special meeting if a majority of all the shares of the Company’s common stock issued and outstanding on the record date and entitled to vote at the special meeting are represented at the special meeting in person or by properly executed proxies. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of the Company’s common stock on the record date are entitled to one vote per share on each matter submitted to a vote at the special meeting.

VOTE REQUIRED

Under Delaware law, the adoption of the merger agreement requires the affirmative vote of stockholders holding a majority of the shares of the Company’s common stock outstanding on the record date. Because the required vote of the Company’s stockholders is based upon the number of outstanding shares of the Company’s common stock, rather than upon the shares actually voted, the failure by the holder of any such shares to submit a proxy or to vote in person at the special meeting, including abstentions and broker non-votes, will have the same effect as a vote against the adoption of the merger agreement.

Please note that the merger agreement provides that the obligation of Linamar Corporation and MCLN Acquisition Corp. to consummate the merger is conditioned upon, among other items, not more than 10% of  the total number of shares of the Company’s common stock entitled to vote at the special meeting properly demanding appraisal for such shares in accordance with Section 262 of the Delaware General Corporation Law. In the event that more than 10% of the total number of shares properly demand appraisal, Linamar Corporation and MCLN Acquisition Corp. may either (i) waive the condition; or (ii) refuse to consummate the merger because the condition was not satisfied.

SOLICITATION OF PROXIES

The Company will bear the cost of the solicitation of proxies from the Company’s stockholders. In addition to solicitation by mail, the Company’s directors, officers and employees may solicit proxies from stockholders by telephone or other electronic means or in person. The Company will cause brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by such persons. The Company has retained ADP-ICS to assist in the solicitation of proxies at an estimated cost of $6,600 plus reimbursement of reasonable expenses. The Company will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so.

STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXIES. A transmittal form with instructions for the surrender of certificates representing shares of the Company’s common stock will be mailed to stockholders shortly after completion of the merger.

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NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH OUR SOLICITATION OF PROXIES AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR ANY OTHER PERSON.

VOTING OF PROXIES

All shares represented by properly executed proxies received prior to the special meeting will be voted at the special meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions will be voted “FOR” the adoption of the merger agreement. Shares of the Company’s common stock represented at the special meeting but not voting, including shares of the Company’s common stock for which proxies have been received but with respect to which holders of shares have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

Only shares affirmatively voted for the adoption of the merger agreement, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for that proposal. If a stockholder abstains from voting or does not execute a proxy, it will effectively count as a vote against the adoption of the merger agreement. Brokers or banks who hold shares of the Company’s common stock in “street name” for customers who are the beneficial owners of such shares may not give a proxy to vote those customers’ shares in the absence of specific instructions from those customers. If no instructions are given to the broker or bank holding shares, or if instructions are given to the broker or bank indicating that the broker or bank does not have authority to vote on the proposal to adopt the merger agreement, then, in either case, the shares will be counted as present for purposes of determining whether a quorum exists, will not be voted on the proposal to adopt the merger agreement and will effectively count as votes against the adoption of the merger agreement.

The persons named as proxies by a stockholder who vote for the proposal to adopt the merger agreement may propose and vote the shares underlying any such proxies for one or more adjournments of the special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to adopt the merger agreement will be voted in favor of any such adjournment or postponement.

The Company does not expect that any matter other than the proposal to adopt the merger agreement will be brought before the special meeting. If, however, other matters are brought before the special meeting, the persons named as proxies will vote in accordance with their judgment.

REVOCABILITY OF PROXIES

A stockholder can change his or her vote or revoke the proxy at any time before the proxy is voted at the special meeting. This may be accomplished in one of three ways. First, the stockholder can send a written notice stating that he or she would like to revoke the proxy. Second, the stockholder can complete and submit a new proxy bearing a later date. If a stockholder chooses either of these two methods, a notice of revocation or the new proxy must be submitted to us prior to the special meeting c/o McLaren Performance Technologies, Inc., 32233 W. Eight Mile Road, Livonia, Michigan, 48152, Attention: Investor Relations. Third, the stockholder can attend the special meeting and deliver a signed notice of revocation, deliver a later-dated duly executed proxy or vote in person. Attendance at the special meeting will not in and of itself result in the revocation of a proxy or cause shares to be voted. If you have instructed your broker to vote your shares, you must follow directions from your broker to change these instructions.

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THE MERGER

While the Company believes that the following description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should carefully read this entire document, including the annexes, and the other documents referred to for a more complete understanding of the merger and the related transactions. A copy of the merger agreement is attached as Annex B to this proxy statement.

BACKGROUND OF THE MERGER

The terms and conditions of the merger agreement and the merger are the result of arm’s-length negotiations between representatives of the Company and representatives of Linamar Corporation. Set forth below is a summary of the background of these negotiations and the events leading up to the negotiations.

The Company’s Operating Team consisting of Wiley McCoy, Geoffrey Owen, Chris Panzl, Lee Carducci, and Russ Pollack had been looking at options for returning the Company to sound operating profitability. Continuing operations “status quo” was not an option that would allow the Company to survive. Due to the Company’s increasing march towards illiquidity, the default of the Company on its bank covenants and the need for expansion capital to fund the start-up of certain newly won manufacturing jobs, the Company had to make fundamental changes to reach financial stability.

In September 2002, the Operating Team outlined the need to refinance the Company, which options for doing so included (i) restructuring or moving the current debt and attracting new working capital through some type of private placement, (ii) establishing a joint venture where the joining party would make a capital contribution to the Company that would address the bank issues and fund the Company’s working capital needs or (iii) engaging in a strategic merger with an appropriate company.

In addition to management’s concerns, the Board was gravely concerned with the Company’s ability to keep key personnel (management, salaried and hourly) at the Company because the Company’s seriously deteriorating financial condition had become quite clear to those employed by the Company. In September 2002, all management and many other employees took pay cuts, experienced reductions in workable hours and many took benefit cuts as well. These cuts and reductions affected, in many instances, what were already below-market pay rates and salaries. Concern was very high that without some “light at the end of the tunnel”, employee defections would take place that could cripple the Company.

Stephen Davis had recently joined the Company’s board of directors and was asked to assist management in determining the Company’s future operations and assist in all matters regarding the Company’s efforts to reach financial stabilization.

In early November 2002, representatives from the Company’s lender, Bank One, NA, visited with Messrs. Davis, McCoy and Panzl. While Bank One was appreciative of the effort towards improving the Company’s operating results, it had great concern about the continuing state of covenant violation and the ongoing need for capital to finance the newly awarded manufacturing jobs. Bank One made clear to the Company’s representatives that a new capital structure needed to be implemented in order to the keep the Company out of the bank’s “work-out group,” the Managed Assets Group.

Being in the bank’s work-out group would render the Company’s ability to finance its planned expansion impossible. Generally, once a company is placed in the work-out group, the only interest the lender has is to recover the maximum amount of principal recoverable and to eliminate the company from its portfolio of loans. If the Company was placed in the work-out group, management believed that the Company’s ability to refinance with another lending institution would be diminished.

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In mid-November 2002, Linamar Corporation representatives Edward McGregor (Group President—Engine Division) and Scott Maxwell (N.A. Sales Manager) visited the Company headquarters and met with Wiley McCoy, Stephen Davis, Chris Panzl, Geoffrey Owen, Lee Carducci and Russ Pollack. During the meeting, the Company’s abilities to assist Linamar Corporation in the areas of powertrain development were discussed. Methods for the Company to be a supplier of those services to Linamar Corporation were discussed. Linamar Corporation also shared its vision of vertically adding engineering and product development to its capabilities.

Linamar Corporation’s vision further reinforced various items of information that had been heard and discussed by the Company’s management about Linamar Corporation. Through the years, both companies had maintained a business relationship with one another and Linamar Corporation had at times visited with the Company to query about capabilities and capacities to provide engineering support.

Within three weeks, Linamar Corporation’s CEO, Linda Hasenfratz, and Director of Sales, Mark Stoddart, visited the Company to explore further how the Company could assist Linamar Corporation with the development of Linamar Corporation’s own product engineering and developmental activities. In addition to Linamar Corporation’s review of the Company’s capabilities, the meeting participants discussed possibilities of (i) service provision by the Company to Linamar Corporation as a supplier, (ii) a joint venture between Linamar Corporation and the Company, and (iii) an acquisition by Linamar Corporation of the Company.

In late November 2002, Messrs. Davis, McCoy and Panzl visited with a certain major customer of the Company to review the possibility of a joint venture in the area of specialized use of the Company’s dynamometer capabilities. Under the contemplated arrangement, the Company would have contributed equipment, technical personnel and management expertise while the certain major customer would have contributed an ongoing stream of business and cash. The arrangement would have been sufficient for the Company to cure its bank defaults and capitalize its newly won manufacturing jobs and other on-going projects.

During the course of the above trip to the certain major customer, the Company personnel also visited with CompTech in regard to the previously announced Letter of Intent, dated January 22, 2002, in which the Company had announced its intention to purchase CompTech. In light of the Company’s inability to raise capital for such a venture and CompTech’s apparent instability regarding future race engine business, it was mutually decided that the Company would withdraw its Letter of Intent in December 2002.

In early December 2002, the Company had its 1st Quarter Board Meeting at which the Company’s going forward opportunities and current financial condition were discussed in detail. The Board noted that even though operations were improving dramatically, the improvements alone would not satisfy the bank’s requirement to fix the covenant defaults or generate the needed capital to implement the newly won manufacturing jobs. The Board also noted that failure to restructure the Company’s debt would lead Bank One to transfer the Company from the Commercial Lending Group to the bank’s work-out group.

Further, the board discussed the impact of the Company’s precarious condition on its ability to attract new personnel to staff the newly won manufacturing jobs and its ability to retain the key and critical existing Company employees. It was noted that management especially, and to a lesser degree, most of the other employees, had experienced a salary reduction, a reduction in workable hours, a reduction in benefits or some or all of the above. The need to pay additional compensation to secure the retention of certain employees was discussed at this time and it was tasked to the Board’s Compensation Committee to have recommendations by the next board meeting to address this need.

Several board members pledged to look for additional sources of equity and a couple of board members indicated a willingness to contribute to a capital raise if there was one. In addition to possible options for raising capital, the potential joint venture opportunity with the certain major customer was discussed, as was the indication of interest from Linamar Corporation in purchasing the Company.

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The Operating Team and Mr. Davis were asked by the Board to pursue the Company’s options in order of preference, with the certain major customer joint venture as the first choice, the raising of additional capital as the second choice, and the sale of the Company as the last choice. Messrs. Davis, McCoy and Panzl were authorized to continue discussions with respect to these options.

In mid-December 2002, Frank Hasenfratz, Chairman of Linamar Corporation, met with Messrs. McCoy, Davis, Owen, Carducci, and Pollack at the Company headquarters. Mr. Hasenfratz had last visited the Company six years before then and wanted to get an updated look at the Company so that he could recommend to Linda Hasenfratz, the Chief Executive Officer and President of Linamar Corporation, whether to proceed in discussing a transaction with the Company. Mr. Hasenfratz concluded that he would recommend to Ms. Hasenfratz that she proceed in discussions.

In early January 2003, Linamar Corporation executives made a number of visits to the Company. During one visit, Jim Jarrell (Chief Operating Officer) and Derek Jones (Group President—Chassis) of Linamar Corporation met with Messrs. McCoy, Davis, Panzl, Owen, Carducci, and Pollack at the Company headquarters. During this meeting, Messrs. Jarrell and Jones described Linamar Corporation’s goals and operating philosophy and discussed the fit with the Company.

In another visit, Linda Hasenfratz met with Messrs. McCoy, Davis, Panzl, Owen, Carducci, and Pollack at the Company headquarters. A discussion regarding general operation and valuation issues ensued.

On January 9, 2003, Ms. Hasenfratz and Mr. Stoddard met with Messrs. McCoy, Davis, Panzl, Owen, Carducci, and Pollack at the Company headquarters. Ms. Hasenfratz and Mr. Stoddard held a short marketing discussion.

An outside financial advisor, James Buhr, who has extensive experience in the valuation of companies and the representation of companies attempting to be acquired, was retained by the Company to advise management with respect to the option of a potential transaction with Linamar Corporation and, if the Board later made the decision to proceed with this option, to assist in negotiating the best possible price.

In late January 2003, Messrs. McCoy, Davis and Panzl met with Ms. Hasenfratz, Keith Wettlaufer (Linamar’s Chief Financial Officer) and Mr. Stoddart at Linamar Corporation’s headquarters in Guelph, Ontario, Canada. The first discussions of Linamar Corporation’s valuation of the Company were held at this meeting. The Company’s representatives agreed to continue discussions with respect to a possible acquisition if Linamar would give attention to certain areas of value as highlighted by the Company’s management.

Concurrently, in late January 2003, Linamar Corporation engaged the Company to do consulting work for its Engine Division. This marked the beginning of Linamar Corporation as a customer of the Company and allowed the Company to further demonstrate its ability to assist Linamar Corporation in its growth plans.

During two consecutive days in early February 2003, Messrs. Davis, Panzl and Buhr met with Mr. Wettlaufer and a representative of PriceWaterhouseCoopers. In this meeting, the Company’s forward looking financial projections were reviewed in detail. The Company’s past financial performance was also reviewed. The participants also identified certain of the Company’s expenses that would be eliminated if the Company was a wholly-owned subsidiary of Linamar Corporation.

In early February 2003, Messrs. Davis and Panzl met with Bank One and were told that the Company’s debt was immediately being transferred into Bank One’s workout group. Bank One informed the Company that this was done to demonstrate the seriousness of the Company’s deteriorating financial condition and force the Company to seek out some source of additional capital to remedy its continuing covenant violations.

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On February 21, 2003, the Company’s board of directors held a meeting by teleconference. The board discussed the Company’s financial situation and the status of available alternatives. The board decided that the Company should continue to pursue all such alternatives.

The Company’s board of directors met after the annual meeting of stockholders on February 26, 2003. The board agreed that a committee of Company representatives would meet with Linamar Corporation and receive its offer to purchase the Company. The possible joint venture with the certain major customer was also discussed and it was noted that the customer was having financial issues of its own and that the amount the customer might be willing to contribute to the joint venture could be significantly less than originally discussed. A discussion was also held regarding the ability to raise capital by some kind of private placement. There were no encouraging signs of any ability to raise the amount required.

In addition, the board discussed the employee retention issue identified at the December board meeting. The Compensation Committee of the board recommended that the board award certain key employees Retention Stock Option Agreements to retain these personnel in the employ of the Company. The board followed the Compensation Committee’s recommendation and awarded Lee Carducci, Geoffrey Owen, Wiley McCoy, Chris Panzl and Russ Pollack options to purchase a total of 500,000 shares of common stock at an exercise price equal to the then-prevailing market price pursuant to the terms of the Company’s 2000 Stock Option Plan. See page 22 for further discussion on these options.

In early March 2003, Linamar Corporation’s Mr. Wettlaufer met with Wiley McCoy, Stephen Davis, Hayden Harris, and Chris Panzl to present Linamar Corporation’s offer for the Company. The offer was for $0.87 per share with the transaction structured as an asset purchase. The offer of $.87 was rejected as insufficient. The Company also rejected the asset purchase transaction structure because an asset purchase would have left the Company a shell company with no business to conduct and no assets other than cash. The possibility of an option for stockholders to receive stock in Linamar Corporation, cash or a combination of both was also discussed. Discussions continued over the next few days with additional exchanges of information regarding costs of doing business and future revenue forecasts.

In mid-March 2003, Messrs. McCoy, Davis, Harris, Panzl and Buhr met with Ms. Hasenfratz and Mr. Wettlaufer at Linamar Corporation’s headquarters. Additional valuation methods were discussed with Linamar Corporation explaining the reasoning behind its $0.87 per share offer. The Company continued to assert that this was not an acceptable offer but left open the possibility that Linamar Corporation might return with a higher counter offer.

Within the next two days, phone discussions were held with Ms. Hasenfratz where an offer for $.97 per share was made by Linamar Corporation and was turned down by the Company. An offer of $1.03 per share followed and was represented as the highest price Linamar Corporation would pay.

A memorandum from the Company’s Chairman and Vice Chairman was sent to the Company’s board on March 20, 2003, recommending the acceptance of Linamar Corporation’s offer. The letter noted, among other things, the perilous condition of the Company’s relationship with Bank One, an unexpected and unbudgeted rise in the cost of insurance, the continuing need for capital to finance the newly won manufacturing jobs, the desire of the Company’s management to be in a stable situation, and the Company’s likely inability to retain management and key personnel under current conditions.

Even though stock options had been issued to key management personnel, it was unlikely the options alone would be adequate to retain such personnel without a pending transaction with Linamar Corporation. The board did not foresee any transaction other than one with Linamar Corporation and feared that options of a perceived $0 value would not prevent defections to other companies for market rate compensation. The board also considered the likelihood of key management personnel seeking more secure jobs at other companies if the Company did not engage in a transaction with Linamar Corporation.

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While disappointed that the offer was not higher, the Chairman and Vice Chairman believed that this was the best offer available in the marketplace, and with other avenues of raising capital appearing unlikely and the Company’s financial state continuing to deteriorate, the Chairman and Vice Chairman recommended acceptance of Linamar Corporation’s offer as being in the best interests of the Company and its stockholders.

A special meeting of the board was announced in the letter for March 24, 2003.

Linamar Corporation sent a draft letter of intent on March 21, 2003 to the Company for its review.

The Company held the board’s special meeting, via teleconference, as scheduled. Mr. Panzl also joined the meeting at which all directors, with the exception of Robert Sinclair, were in attendance. The purpose of the meeting was to discuss the letter of intent. It was noted that the certain major customer that had expressed an interest in forming a joint venture was unlikely to pursue the venture due to its difficulties raising adequate capital for its own needs, and even if it raised adequate capital for its own needs, it would not have capital available to invest in the joint venture. The board authorized Messrs. McCoy, Davis and Panzl to move forward and finalize the letter of intent. All directors in attendance agreed that the merger consideration could be either cash or stock.

Linamar Corporation and the Company executed the letter of intent on March 26, 2003. The letter of intent provided that each share of Company common stock outstanding as of the date of the merger would be converted into the right to receive either (i) US$1.03 in cash, or (ii) .1666 Linamar Corporation common share.

Another special board meeting was held, via teleconference, on March 29, 2003. All directors, with the exception of Robert Sinclair and Amherst Turner, were in attendance. Advisor James Buhr and Mr. Panzl were also in attendance. The board discussed the payoff of the$250,000 promissory note in favor of Mr. Turner by the proceeds of a $250,000 promissory note to be executed in favor of Linamar Corporation. The board also discussed the standstill provision and gave its standard warning against insider trading. All directors in attendance voted in favor of ratifying the executed letter of intent with Linamar Corporation.

At the end of March 2003, the due diligence process began. Linamar Corporation sent representatives from the areas of financial, legal, human relations and administration, sales, engineering, quality and environmental compliance. Linamar Corporation’s personnel and retained advisors conducted the due diligence.

Linamar Corporation contacted the Company requesting that the consideration be changed to all-cash due to the desire to avoid numerous regulatory issues that a cash/stock offer would create. Since the board had empowered a negotiating team to negotiate the best possible offer, the team decided to accept Linamar Corporation’s proposed all-cash structure, as it was reasonable, and informed the board in writing of the change to all-cash consideration.

Both companies amended the letter of intent on April 9, 2003. The amendment revised the merger consideration provision by deleting the option to receive Linamar Corporation stock in exchange for Company stock. The consideration was recited to be $1.03 per share in cash.

A press release announcing the signed letter of intent was issued by both companies and a Schedule 14A filing was made with the SEC on April 9, 2003.

On-site and off-site due diligence continued through April 30, 2003. Linamar Corporation representatives visited and inspected all of the Company’s facilities. Particular attention was paid to each location’s quality systems, environmental compliance and the state of the information systems.

Additionally, the Company’s personnel were interviewed with particular attention focused on their feelings to continued employment with the Company should it be purchased by Linamar Corporation. A majority of the

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personnel interviewed stated that they felt much more comfortable remaining at the Company after the merger with Linamar Corporation because they felt it was the best possible method to assure long term job stability.

Starting in May 2003, legal counsel for the Company and Linamar Corporation began drafting and negotiating the merger agreement and voting agreement. Many teleconferences were held to negotiate the terms of the agreements.

On-site and off-site due diligence continued through the month of May and into early June. This consisted primarily of a review of the materials gathered and the assignment of risk factors to the items reviewed. Of particular focus were the revenue forecasts, the status of contracts and agreements with the Company’s customers, the Company’s suppliers, the co-existence agreement with Tag-McLaren and past environmental issues at the Company’s headquarters in Livonia, Michigan. Also addressed were two open issues of litigation, one between the Company and one of its suppliers and one between the Company and one of its sales representatives.

With regard to customers and revenue forecasts, Linamar Corporation had some direct dialog with customers to gauge their feelings about continuing to do business with the Company after the merger.

Due diligence was mostly completed on or before June 10, 2003 and was followed by phone conversations with Linamar Corporation indicating that as a result of issues found in due diligence Linamar Corporation would be seeking a price reduction. During a phone conversation on June 13, 2003, Linamar Corporation indicated that it would offer $0.745 per share. The Company’s management immediately rejected that per share price.

Discussions and negotiations ensued reviewing many of the issues that Linamar Corporation was concerned with and a revised best possible offer of $0.8875 was given by Linamar Corporation on June 19, 2003. Management recommended acceptance of this offer to the Company’s board of directors.

A special meeting of the board by telephone was held on June 20, 2003. Linamar Corporation’s concerns and the various negotiations were discussed and it was concluded that given the Company’s precarious financial condition and the expiration at the end of July of the extended financing arrangements with Bank One, it was in the best interest of the Company and its stockholders to accept Linamar Corporation’s offer of $0.8875.

A restated Letter of Intent reflecting the price change was executed by both companies on June 23, 2003. A press release announcing the signed revised letter of intent was issued by both companies and a Schedule 14A (indicating soliciting material) disclosing the press release was filed with the SEC on June 25, 2003.

A special Board of Directors Meeting was noticed and called for July 15, 2003 and subsequently held as noticed. At this meeting, a review of the directors’ responsibilities under Delaware Law was held by the Company’s legal counsel and Stout Risius Ross, Inc. presented the fairness opinion.

Stout Risius Ross, Inc., a leading financial advisory firm in the Midwest that specializes in investment banking, restructuring and performance improvement, and valuation and litigation advisory services, presented an opinion that, from a financial point of view, the consideration of $.8875 per share offered by Linamar Corporation was fair. Stout used four valuation methods for comparison in reaching its opinion. While the indicated results of those valuation methods were expressed as ranges of value, the highest end of the range of value indicated by each of the valuation methods employed was still significantly lower than the consideration of $.8875 per share offered by Linamar Corporation.

Resolutions were made, voted on and passed authorizing the Company’s management to proceed with the final preparation of the merger agreement and to execute it when completed and to file a proxy statement with the SEC for distribution to stockholders of record.

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On July 30, 2003, Linamar Corporation, MCLN Acquisition Corp. and the Company entered into the merger agreement. Simultaneously, Linamar Corporation, MCLN Acquisition Corp. and certain stockholders entered into the voting agreement.

REASONS FOR THE MERGER

Prior to approving the merger and the merger agreement, the board considered a number of alternatives for enhancing stockholder value as presented by the Company’s management at its meetings throughout 2002 and 2003. Based on such information, the terms of the merger, and other information discussed during the board’s meeting, the board concluded that remaining an independent entity was not in its stockholders’ best interests due to the Company’s financial position, the price of its stock and business prospects as a stand-alone entity.

The board identified and considered a number of potentially positive factors in its deliberations, including the following, each of which individually and all of which in the aggregate, supported its decision to recommend and approve the merger agreement and the merger:

•	the consideration for the merger relative to the historical market prices of the Company’s common stock, and in particular the fact that the $.8875 per share represents approximately a 70% premium over the closing price of the Company’s common stock on the trading day prior to announcement of the letter of intent and represents approximately a 56% increase over the highest per share price in the six month period ended March 30, 2003;

•	the judgment of the board that the anticipated $.8875 per share price represented the highest price that could be negotiated with Linamar Corporation;

•	the consideration for the merger is all cash, which provides certainty of value to the Company’s stockholders compared to a transaction in which they would receive stock or other non-cash consideration, especially in light of the volatility of the stock market;

•	the merger maximizes the value of each stockholder’s holdings in the Company in light of the Company’s limited daily trading volume, relatively small stockholder base, and the fact that a limited float effectively precludes participation by institutional investors;

•	the financial instability of the Company and the fact that the merger is not subject to a financing condition;

•	the merger agreement enables the Company to participate in discussions and negotiations with, furnish non-public information and afford access to the Company’s books and records to, any third party that submits an unsolicited competing bid to acquire the Company (subject to the consequences of an acquisition proposal constituting a triggering event described on page 33 of this proxy statement);

•	the merger agreement permits the Company to terminate the merger agreement so that the Company may enter into a definitive agreement for a competing proposal that the board believes to be superior to the proposed merger with Linamar Corporation, subject to the requirements of the merger agreement and the payment by the Company of a termination fee of $900,000 plus all fees and expenses incurred by Linamar Corporation in connection with the merger;

•	the Company’s prospects and the potential stockholder value that could be expected to be generated if the Company were to remain an independent, publicly-traded company, including the Company’s business strategy going forward, cash reserves, the uncertainty of being able to expand into new markets and to increase revenue from existing customers, and the prospect of increased competition, especially from competitors with greater name recognition and financial and other resources;

•	the fact that the Company’s board and management had contacted a number of parties regarding their interest in a possible transaction with the Company and, although each party was afforded ample time and information to submit an offer or to propose terms, of those contacted only Linamar Corporation had initiated serious discussions to acquire the Company; and

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•	the fact that the opinion of Stout Risius Ross, Inc. was that this transaction was fair to the stockholders from a financial point of view.

The board also identified and considered a number of potentially adverse factors in its deliberations concerning the proposed transaction, including the following:

•	the risk that the transaction might not be consummated, and in particular the number of conditions to completion of the merger and the possibility that one or more conditions might not be satisfied;

•	in the event that the transaction is not consummated, the possible negative effects of the announcement of the failure of merger on:

•	the Company’s relationships with its lenders, customers and suppliers;

•	employee morale and the potential loss of key employees;

•	the impact on sales, operating results and stock price;

•	the current and anticipated regional, national and international economic climate; and

•	that the completion of the merger will preclude the Company’s stockholders from participating in any future growth of the Company as a public company.

The board’s decision was based on its determination that the benefits of the merger outweighed its potential negatives. The board believed that the Company’s competitive position, liquidity, market share and ability to provide new products and services would likely erode in the future as larger, better capitalized companies expand their product lines and markets. As a result of these factors, and the other factors discussed in this section of the proxy statement, the board believes that the consideration of $.8875 per share price represents a fair price for, and that the merger is in the best interests of, the stockholders.

The preceding discussion of the information and factors considered by the board is not, and is not intended to be, exhaustive. In light of the variety of factors considered in connection with its evaluation of the merger and, in view of the number and wide variety of positive and negative factors considered in connection with its evaluation of the merger, and the complexity of these matters, the board did not find it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered. In considering the factors described above, individual members of the board may have given different weight to different factors. The board considered all these factors together and, on the whole, considered them to be favorable to, and to support, its determination.

RECOMMENDATION OF THE COMPANY’S BOARD OF DIRECTORS

After careful consideration, the board has determined that the merger agreement and the merger are advisable and fair to, and in the best interests of, the Company and its stockholders.

THE BOARD HAS DECLARED ADVISABLE, AND UNANIMOUSLY RECOMMENDS, THAT THE STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY INCLUDING THE MERGER.

In considering the recommendation of the board with respect to the merger, stockholders should be aware that certain directors and executive officers of the Company have interests in the merger that may be different from, or are in addition to, the interests of the Company’s stockholders generally. Please see the section entitled “Interests of the Company’s Directors and Executive Officers in the Merger” in this proxy statement.

FAIRNESS OPINION

The Company retained Stout Risius Ross, Inc. (“Stout”) to provide an opinion as to whether the consideration of $.8875 per share to be received by the stockholders in the merger is fair to the stockholders from

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a financial point of view. Stout is a leading financial advisory firm in the Midwest with offices in Chicago, Cleveland, and Detroit. It specializes in investment banking, restructuring and performance improvement, and valuation and litigation advisory services. After speaking with a few financial advisors and determining that Stout had the most reasonable fees of those spoken to and that Stout could meet the Company’s timeline for having the services completed, the Company chose Stout. Furthermore, the Company retained Stout to deliver a fairness opinion, based on its background in valuing public companies in mergers and acquisitions, its availability to promptly analyze the Company’s financial position and the terms of the merger and its fees to the Company. Prior to the retention of Stout no material relationship existed between the Company and Stout and their respective affiliates, and the Company has not paid Stout, nor any of its affiliates, any compensation for services other than in connection with the fairness opinion rendered by Stout in connection with the merger. The Company gave no limitations or instructions to Stout in connection with the fairness opinion it rendered, other than those instructions or limitations that would be given in due course in connection with a public company obtaining a fairness opinion from any corporate advisor or investment bank.

Pursuant to the engagement letter, dated June 25, 2003, between Stout and the Company, Stout earned a flat fee payable by the Company for rendering its financial fairness opinion, which was independent of the result of the opinion. The Company also agreed to reimburse Stout for its expenses incurred in performing its services. Stout will not be entitled to any additional fees or compensation with respect to the merger. In addition, the Company has agreed, with certain exceptions, to indemnify Stout and its affiliates, their respective directors, officers, shareholders, and agents against liabilities and expenses related to or arising out of Stout’s engagement and any related transactions.

Stout delivered a draft of its opinion to the board on July 15, 2003, which stated that as of that date and based upon and subject to the assumptions, factors and limitations set forth in the written opinion and described below, the consideration proposed to be paid to the Company’s stockholders in the proposed merger was fair, from a financial point of view, to those stockholders. The full text of Stout’s written opinion, which sets forth the assumptions made, the matters considered, the scope and limitations of the review undertaken and the procedures followed by Stout in rendering such opinion, is attached to this proxy statement as Annex D. Stout’s opinion was provided for the information and assistance of the Company’s board and is not a recommendation as to how the Company’s stockholders should vote at the special meeting. The stockholders are urged to read Stout’s opinion carefully and in its entirety.

Stout presented its analysis as described below at a meeting of the board of directors on July 15, 2003, in connection with the board’s consideration of Linamar Corporation’s merger proposal of cash consideration of $.8875 per share. Stout rendered to the board of directors its oral opinion (subsequently confirmed in writing) that, as of such date, and subject to the assumptions, limitations and qualifications set forth in its written opinion, the consideration to be received by the public stockholders under the merger proposal was fair to them from a financial point of view.

In arriving at its fairness opinion, among other things, Stout relied on the following sources of information in preparing its analysis:

•	the Company’s annual reports on Form 10-K for the four fiscal years ended September 30, 1999 through 2002, and the quarterly report on Form 10-Q for the quarters ended December 31, 2002 and March 31, 2003;

•	Company-prepared internal financial statements for the four fiscal years ended September 30, 1999 through September 30, 2002, and for the eight-month period ended May 31, 2003;

•	Company-prepared financial projections for the fiscal years ending September 30, 2003 through 2009;

•	Company-prepared monthly financial reports containing the Company’s reforecasted third and fourth quarters for 2003;

•	the Company’s Business Overview;

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•	various reports prepared by independent third-party appraisers regarding the value of the Company’s real and personal property and its trade name;

•	the letter of intent to acquire all issued and outstanding shares of the Company, dated March 26, 2003, revised April 9, 2003, and various public information regarding the revised letter of intent issued on June 23, 2003, between Linamar Corporation and the Company; and

•	a draft of the Merger Agreement dated July 1, 2003.

Stout employed the following procedures in performing its analysis:

•	interviewed certain members of the Company’s senior management to discuss the Company’s history, operations, financial condition, industry, and future prospects;

•	reviewed historical market prices and trading volume of the Company’s common stock, and a review of publicly available news articles and press releases relating to the Company;

•	reviewed publicly available financial data of certain publicly-traded companies that it deemed comparable to the Company; and

•	reviewed publicly available information regarding certain transactions involving companies that it deemed comparable to the Company.

Stout used several methodologies to assess the fairness of the consideration to be received by the Company’s stockholders in connection with the merger. The following is a summary of the material financial analyses used by Stout in connection with providing its opinion in connection with the merger. Stout utilized each of the following analyses based upon its view that each is reflective of generally accepted valuation methodologies and appropriate given the accessibility of comparable publicly traded companies, available information regarding similar change of control transactions, and the availability of forecasts from the Company’s management. Each analysis provides an indication of the Company’s per share equity value in order to assess the fairness of the consideration to be received by the holders of the Company’s common stock in connection with the merger.

In reaching its conclusion that the transaction is fair from a financial point of view to the stockholders, Stout considered the results of the: (i) discounted cash flow method; (ii) guideline company method; (iii) transaction method; and (iv) underlying asset method. The primary considerations of each method are as follows:

A.    Discounted Cash Flow Method:    Under this method, the value of a company is estimated based on the present value of its expected future economic benefits (i.e., distributable cash flow). Distributable cash flow is a preferred measure of a company’s earnings and dividend-paying capacity because it represents the earnings available for distribution to investors after considering the reinvestment required for a company’s future growth. This method also incorporates the value of tangible and intangible assets. As presented in Stout’s analysis, the available cash flow that the Company can generate was projected into the future based on Company-prepared projections of revenue, expenses, and other items such as capital expenditures and working capital requirements. Each year’s projected cash flow was then discounted to the valuation date at a rate of return (presented as a range) commensurate with the risk involved in realizing those cash flows.

In the application of this method, the projected cash flows excluded the costs associated with the Company’s public status since the most likely buyer of the Company would not incur these costs. The results were further adjusted to reflect the synergistic savings that the most likely buyer would realize by removing duplicate overhead. The indicated value of equity per share, based on this method, was less than the consideration of $.8875 per share offered by Linamar Corporation.

B.    Guideline Company Method:    Under this method, the value of a company is estimated by comparing it to similar public companies. Criteria for comparability in the selection of publicly traded companies include

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operational characteristics, growth patterns, relative size, earnings trends, markets served, and risk characteristics. Each should be within a reasonable range of the subject company’s characteristics to make comparability relevant. Once a guideline company is selected, capitalization multiples are developed by dividing the market value of equity or total invested capital by appropriate measures of operating results. After analyzing the risk and return characteristics of the guideline companies relative to the Company, appropriate multiples were applied to the operating results of the Company to estimate value. Stout reviewed publicly available information and had discussions with Company management in order to identify comparable public companies. Although guideline companies very similar to the Company were not identified, Stout identified companies with underlying similarities to the Company, including the industry it operates in and the markets it serves. Stout compiled two groups of guideline companies: (1) companies in the automotive industry with SIC Code 3714 (Motor Vehicle Parts & Accessories) that specialize in manufacturing powertrain components; and (2) companies in the automotive industry that are primarily engaged in manufacturing specialized automotive components and aftermarket products. This group also includes companies with SIC Code 8711 (Engineering Services). Companies identified in Group 1 are: American Axle & Manufacturing Holdings, Inc., ArvinMeritor, Inc., BorgWarner Inc., Dana Corporation, Dura Automotive Systems, and Eaton Corporation. Companies in group 2 are: Aftermarket Technology Corp., Edelbrock Corporation, Hastings Manufacturing, Hawk Corporation, Orbital Engine Corp. Ltd., Raytech Corporation, Stoneridge, Inc., Exponent, Inc., MTS Systems Corporation, National Technical Systems, Inc. and Tetra Tech, Inc.

In the application of this method, the results were adjusted for the Company to exclude the costs associated with the Company’s public status since the most likely buyer of the Company would not incur these costs. The results were further adjusted to reflect the synergistic savings that the most likely buyer would realize by removing duplicate overhead. The concluded range of results of the indicated value per share, based on this method, was less than the consideration of $.8875 per share offered by Linamar Corporation.

C.    Transaction Method:    The primary focus of this method is to examine the terms, prices, and conditions found in sales of companies in the Company’s industry. After the relevant transactions are identified, transaction multiples were derived and applied to the corresponding operating results of the Company to estimate its implied value. Stout reviewed publicly available information and held discussions with Company management to identify merger and acquisition transactions involving companies similar to the Company. Although transactions with companies very similar to the Company were not identified, Stout identified ten recent transactions involving companies in the automotive industry that produce specialty components or aftermarket components. Stout analyzed the transactions by considering three main value indicators of revenue, EBIT (earnings before interest and taxes), and EBITDA (earnings before interest, taxes, depreciation, and amortization). The following transactions were identified:

Acquirer Name	Target Company
Standard Motor Products, Inc.	Dana Corporation, Engine Management Division
Curtiss-Wright Corp.	Advanced Material Process Corporation
Blackstone Capital Partners IV, L.P.	TRW Automotive, Inc.
Cooper Cameron Corporation	Nutron Industries
TransPro, Inc.	Fedco Automotive Components Company
Northrop Grumman Corporation	TRW, Inc.
Curtiss-Wright Corp.	TAPCO International, Inc.
L-3 Communications Holdings	Westwood Corporation
Magna International, Inc.	Donnelly Corporation
Truck-Lite Co., Inc.	Signal-State Lighting Products Division (Federal-Mogul Corp.)

The concluded range of results of the indicated value per share, based on this method, was less than the consideration of $.8875 per share offered by Linamar Corporation.

D.    Underlying Asset Method:    This method provides an indication of value by determining a market value balance sheet. All of the Company’s assets were identified by major classification and listed on the market value balance sheet. Stout did not opine on the value of the individual underlying assets of the Company, but

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rather relied on independent asset valuations provided by Company management. Restating all liabilities to market value and subtracting this from the market value of assets yields the indicated value of equity. Under each of the following scenarios employed, including “Fair Market Value in Continued Use as of 6/30/03,” “Orderly Liquidation Value as of 6/30/03,” and “Forced Liquidation Value as of 6/30/03,” the indicated value of equity per share is less than the consideration of $.8875 per share offered by Linamar Corporation.

E.    Historical Stock Price:    In the latest six month period prior to the announcement of the potential merger with Linamar Corporation, the closing price of the Company’s stock ranged from a low of $.15 per share in December 2002 to a high of $.55 per share in January and February 2003. The consideration of $.8875 per share represents a premium of approximately 70% over the stock price at the close of the previous trading day prior to the announcement.

Based on the foregoing, Stout concluded that the consideration of $.8875 per share to be received by the Company’s stockholders in connection with the merger is fair from a financial point of view. Stout’s opinion was premised on the assumption that the assets, liabilities, financial condition, and prospects of the Company as of the date of its opinion have not changed materially since May 31, 2003, the date of the most recent financial statements made available to it. Furthermore, Stout has assumed and relied upon the accuracy and completeness of all information that was publicly available, furnished by the Company, or otherwise reviewed by or discussed with it (including the representations and warranties of the Company and Linamar Corporation in the merger agreement). Stout also assumed, without independent verification, that the financial forecasts and projections provided were prepared and reflect the best currently available estimate of the future financial results and conditions. Stout did not conduct a physical inspection of the Company’s headquarters or manufacturing facility and did not make any evaluation or appraisal of the assets or liabilities of the Company.

Stout’s opinion is based on business, economic, market, and other conditions as they exist and can be evaluated as of the date of its opinion. Stout does not have any obligation to update, revise, or reaffirm its opinion even though subsequent developments may affect it. Stout reserves the right, however, to withdraw, revise, or modify its opinion based upon additional information that may be provided to or obtained by Stout after the issuance of the opinion if, in Stout’s judgment, there is a material change in the assumptions upon which the opinion is based.

STOUT WAS NOT ASKED TO OPINE AND DOES NOT EXPRESS ANY OPINION AS TO: (i) THE COMPANY’S UNDERLYING BUSINESS DECISION TO PROCEED WITH THE TRANSACTION; AND (ii) THE FAIRNESS OF ANY ASPECT OF THE TRANSACTION NOT EXPRESSLY ADDRESSED IN ITS FAIRNESS OPINION. FURTHERMORE, STOUT DID NOT PARTICIPATE IN THE TRANSACTION NEGOTIATIONS.

TREATMENT OF STOCK OPTIONS AND WARRANTS

At the effective time of the merger, each outstanding option and warrant (whether or not then vested) will be canceled and the holder of that option or warrant will be entitled to receive a single lump sum cash payment equal to the product of:

•	the excess, if any, of $.8875 over the per share exercise price thereof; and

•	the number of shares of the Company’s common stock subject thereto;

provided, however, if the calculation described above results in a negative number, no payment will be made with respect to the option or warrant.

Subject to any applicable withholding taxes, the payment for option and warrant shares will be made, without interest, by the paying agent as soon as practicable following the completion of the merger.

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SELECTED STOCK OPTIONS NOT EXERCISABLE AT THE TIME OF THE MERGER

On March 18, 2003, the following individuals entered into Retention Stock Option Agreements, as approved by the Compensation Committee, with the Company:

Name	Exercise Price Per Share	Total Option Shares
Lee Carducci	$0.43	50,000 shares
Geoffrey Owen	$0.43	120,000 shares
Wiley McCoy	$0.43	210,000 shares
Chris Panzl	$0.43	75,000 shares
Russ Pollack	$0.43	45,000 shares

The Company entered into the Retention Stock Option Agreements with the listed individuals to provide an incentive to remain an employee of the Company and not pursue other opportunities for eight months. The options will become exercisable on November 18, 2003 and will expire ten years from March 18, 2003. In the event that the merger is consummated, the holders of these options will be entitled to receive cash equal to the difference between $.8875 and the applicable exercise price of the option (whether or not vested), multiplied by the number of shares of common stock covered by the option, less applicable withholding taxes.

INTERESTS OF THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

When the Company’s board of directors considered the merger, the directors were aware that certain of the Company’s key management individuals have interests and arrangements that may be different from, or in addition to, your interest as a stockholder. The Company entered into Retention Stock Option Agreements with certain key management individuals to provide an incentive to remain an employee of McLaren Performance and not pursue other opportunities for eight months. See the chart under the caption “Selected Stock Options Not Exercisable at the Time of the Merger” listing the employees and their respective options.

The merger agreement provides that all holders of unexpired and unexercised options to purchase the Company’s common stock that are outstanding at the effective time of the merger, whether vested or unvested, will have the right to receive, in exchange for the cancellation of such options, an amount in cash equal to the product of the number of shares of our common stock subject to the option and the amount, if any, by which $.8875, the merger consideration, exceeds the per share exercise price of the option. All amounts payable to such option holders will be treated as compensation and will be net of applicable state and federal withholding taxes. Based on the number and exercise prices of options held on the record date (including those granted pursuant to the Retention Stock Option Agreements) by our executive officers and directors as set forth in the following table, our executive officers and directors will receive the following amounts (before any applicable state and federal withholding taxes) in settlement of their respective options if the merger is completed.

Name of Director or Executive Officer	Number of Options for which the Exercise Price is less than $.8875	Total Amount to be paid to Director or Executive Officer
Nicholas P. Bartolini	30,250	$11,331.88
Lawrence Cohen	253,000	$120,332.50
Stephen D. Davis	454,500	$154,248.75
Hayden H. Harris	31,750	$12,123.13
David D. Jones	29,500	$10,936.25
Wiley R. McCoy	240,000	$103,500.00
Geoffrey Owen	200,000	$73,900.00
Chris J. Panzl	275,000	$76,712.50
Robert J. Sinclair	215,500	$16,376.25
Amherst H. Turner	28,000	$10,145.00

All Directors and officers who currently have an employment agreement with the Company will continue to work for the Company under those same agreements.

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All of the above-listed officers and directors are party to a voting agreement. See “VOTING AGREEMENT.” On the record date, these officers, directors and the other signatories to the voting agreement were the holders of record of approximately 24.2%, collectively, of the Company’s outstanding common stock. The voting agreement is attached as Annex C to this proxy statement.

PERSONS RETAINED, EMPLOYED, COMPENSATED OR USED

The following is a list of the Company’s directors and employees that are involved in effectuating and executing the merger:

Name	Role in the merger
Nicholas P. Bartolini	In his capacity as a Director, Mr. Bartolini’s role in the merger is to assess and analyze the terms of the merger and recommend/object to the merger and/or the terms of the merger agreement.

Lee Carducci	Vice President of Engineering. Mr. Carducci accepted a letter agreement on July 30, 2002, for his current position. In his role as Vice President of Engineering, Mr. Carducci is instrumental in advising the Company’s management team, assisting in carrying out the strategic direction of the Company and assisting Linamar Corporation with its due diligence review of the Company.

Lawrence Cohen	In his capacity as a Director, Mr. Cohen’s role in the merger is to assess and analyze the terms of the merger and recommend/object to the merger and/or the terms of the merger agreement.

Stephen D. Davis	Vice Chairman of the board of the Company since December 11, 2002. In his role as Vice Chairman of the Board, Mr. Davis is instrumental in advising the Company’s management team, assisting in the carrying out the strategic direction of the Company and assisting Linamar Corporation with its due diligence review of the Company.

Hayden H. Harris	In his capacity as a Director and Chairman, Mr. Harris’s role in the merger is to assess and analyze the terms of the merger and recommend/object to the merger and/or the terms of the merger agreement.

David D. Jones	In his capacity as a Director, Mr. Jones’s role in the merger is to assess and analyze the terms of the merger and recommend/object to the merger and/or the terms of the merger agreement.

Wiley R. McCoy	Chief Executive Officer of the Company since December 11, 2002; Chief Operating Officer of the Company from April 20, 1999, to December 11, 2002; Executive Vice President of the Company from December 1, 2000, to December 11, 2002; President of the Company from April 20, 1999, to November 30, 2000; President and COO of McLaren Engines, Inc. from December, 1993 to January, 1999. Mr. McCoy entered into an employment agreement with the Company dated April 20, 1999. In his role as CEO, Mr. McCoy is instrumental in advising the Company’s management team, assisting in carrying out the strategic direction of the Company and assisting Linamar Corporation with its due diligence review of the Company.

Geoffrey Owen	President. Mr. Owen is instrumental in advising the Company’s management team, assisting in carrying out the strategic direction of the Company and assisting Linamar Corporation with its due diligence review of the Company.

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Name	Role in the merger

Chris J. Panzl	Vice President and Chief Financial Officer. Mr. Panzl entered into an Employment Agreement dated October 1, 2001, for his current position. As Vice President and CFO, Mr. Panzl is instrumental in advising the Company’s management team, assisting in carrying out the strategic direction of the Company and assisting Linamar Corporation with its due diligence review of the Company.

Robert J. Sinclair	In his capacity as a Director, Mr. Sinclair’s role in the merger is to assess and analyze the terms of the merger and recommend/object to the merger and/or the terms of the merger agreement.

Amherst H. Turner	In his capacity as a Director, Mr. Turner’s role in the merger is to assess and analyze the terms of the merger and recommend/object to the merger and/or the terms of the merger agreement.

PAST CONTACTS, TRANSACTIONS OR NEGOTIATIONS

While negotiating the merger agreement, Linamar Corporation agreed to loan the Company the sum of $243,500. The Company issued a demand promissory note, dated March 24, 2003, payable to the order of Linamar Corporation. The note has an interest rate of 10%, or 15% during the continuation of an event of default (as defined in the note). The Company is currently in default under the terms of the note as a result of the Company’s default under its senior bank loans. The Company used the proceeds of the loan to pay off the balance of $243,500 due under the $250,000 Subordinated Convertible Promissory Note, as amended, issued to Amherst H. Turner, a director of the Company.

After the merger agreement was signed, Linamar Corporation agreed to loan the Company an additional sum of $250,000. The Company issued a promissory note, dated August 6, 2003, payable to the order of Linamar Corporation. The note has an interest rate of 10%, or 15% during the continuation of an event of default (as defined in the note). The Company used a portion of the loan proceeds to pay off the balance owed to the financial advisor for the financial opinion. The remaining proceeds of the note are to be used to resolve the litigation with one of the Company’s suppliers, Hearn Automotive Inc.

NO QUOTATION AND DEREGISTRATION OF THE COMPANY’S COMMON STOCK

If the merger is completed, the Company’s common stock will no longer be quoted on the OTC Bulletin Board (OTCBB) and the Company will cease to be a reporting company under the Securities Exchange Act of 1934, as amended.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. Federal income tax consequences of the merger to stockholders whose shares of the Company’s common stock are converted into the right to receive cash under the merger and to individuals who receive cash in exchange for the Company’s outstanding options and warrants. The discussion does not purport to consider all aspects of U.S. Federal income taxation which might be relevant to the Company’s stockholders. The discussion is based on current law which is subject to change, possibly with retroactive effect. The discussion applies only to stockholders who hold shares of the Company’s common stock as capital assets, and to holders of the Company’s outstanding options and warrants. This discussion does not apply to certain types of stockholders (such as insurance companies, tax-exempt organizations, financial institutions, traders, broker-dealers, persons who hold or have held the Company’s common stock as part of a straddle or a hedge, integrated constructive sale or conversion transaction for tax purposes) who may be subject to special rules.

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This discussion does not discuss the tax consequences to any stockholder who, for U.S. Federal income tax purposes, is a non-resident alien individual, foreign corporation, foreign partnership or foreign estate or trust, and does not address any aspect of state, local or foreign tax laws.

The receipt of cash for shares of the Company’s common stock pursuant to the merger will be a taxable transaction for U.S. Federal income tax purposes. In general, a stockholder who surrenders shares of the Company’s common stock for cash pursuant to the merger will recognize a capital gain or loss for U.S. Federal income tax purposes equal to the difference, if any, between the amount of cash received and the stockholder’s adjusted tax basis in the shares of the Company’s common stock surrendered. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered for cash pursuant to the merger. Such gain or loss will be long-term capital gain or loss provided that a stockholder’s holding period for such shares is more than one year at the time of the completion of the merger. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. There are limitations on the deductibility of capital losses.

The receipt of cash in exchange for the outstanding options and warrants will be a taxable transaction for U.S. Federal income tax purposes. Holders of options and warrants will recognize a gain or loss equal to the difference, if any, between the amount of cash they receive and their adjusted tax basis, if any, in the options or warrants surrendered. Persons who exchange their options generally will recognize ordinary income or loss. A holder’s basis in an option or warrant generally will equal the amount (if any) paid for that option or warrant. Payments in exchange for options received in connection with employment by the Company generally will be subject to applicable income and employment tax withholding.

Backup Federal withholding tax generally will be withheld from all cash payments to which a holder of shares or other payee is entitled pursuant to the merger agreement, if (1) the IRS notifies the Company or the Company’s paying agent that the taxpayer identification number (typically, the social security number in the case of individuals, or employer identification number, in the case of other stockholders) provided by the holder of shares of common stock or other payee is incorrect; (2) the holder does not have a taxpayer identification number and does not provide one to the Company within 60 days of signing the Substitute W-9; (3) the holder of shares of common stock or other payee underreports interest and dividend payments that he or she receives on his or her tax return and the IRS notifies the Company or the Company’s paying agent that withholding is required; (4) the holder or other payee fails to certify under penalties of perjury that he or she is not subject to backup withholding; or (5) the holder or other payee fails to certify under penalties of perjury that he or she is a U.S. person or U.S. resident alien. Each of the Company’s stockholders and, if applicable, each other payee, should complete and sign the Substitute Form W-9 included as part of the letter of transmittal to be returned to the paying agent, in order to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the paying agent.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. Federal income tax liability provided that you furnish the required information to the IRS.

THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE ARE FOR GENERAL INFORMATION PURPOSES ONLY AND ARE NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE MERGER. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, THE COMPANY URGES EACH STOCKHOLDER TO CONSULT WITH HIS OR HER TAX ADVISOR REGARDING THE APPLICABILITY OF THE RULES DISCUSSED ABOVE TO THE STOCKHOLDER AND THE PARTICULAR TAX EFFECTS TO THE STOCKHOLDER OF THE MERGER, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS.

REGULATORY APPROVALS

Although all business combination transactions are subject to U.S. antitrust laws and also may be subject to international antitrust laws, filings with the Department of Justice and the Federal Trade Commission prior to the

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closing of the merger are not required. The Department of Justice or the Federal Trade Commission, as well as a state or private person, may challenge, however, the merger at any time before or after its completion. The filing of a certificate of merger will need to be filed with the Secretary of State of the State of Delaware in order to consummate the merger.

APPRAISAL RIGHTS

Holders of shares of the Company’s common stock who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the General Corporation Law of the State of Delaware (“Section 262”).

THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO APPRAISAL RIGHTS UNDER SECTION 262 AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTION 262 WHICH IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX A. ALL REFERENCES IN SECTION 262 AND IN THIS SUMMARY TO A “STOCKHOLDER” ARE TO THE RECORD HOLDER OF THE SHARES OF THE COMPANY’S COMMON STOCK AS TO WHICH APPRAISAL RIGHTS ARE ASSERTED. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES OF THE COMPANY’S COMMON STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER, FIDUCIARY, DEPOSITARY OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW THE STEPS SUMMARIZED BELOW PROPERLY AND IN A TIMELY MANNER TO PERFECT APPRAISAL RIGHTS.

Under Section 262, persons who hold shares of the Company’s common stock who follow the procedures set forth in Section 262 will be entitled to have their shares of the Company’s common stock appraised by the Delaware Court of Chancery and to receive payment of the “fair value” of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, as determined by the court.

Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, as in the case of the adoption of the merger agreement by the Company’s stockholders, the company, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes the notice, and the applicable statutory provisions are attached to this proxy statement as Annex A. Any holder of the Company’s common stock who wishes to exercise appraisal rights or who wishes to preserve such holder’s right to do so, should review the following discussion and Annex A carefully because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights.

A holder of shares of the Company’s common stock wishing to exercise the holder’s appraisal rights must deliver to the Company, before the vote on the adoption of the merger agreement at the special meeting, a written demand for the appraisal of such holder’s shares and must not vote in favor of the adoption of the merger agreement. A holder of shares of the Company’s common stock wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger. A vote against the adoption of the merger agreement will not in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote. The demand must reasonably inform the Company of the identity of the holder as well as the intention of the holder to demand an appraisal of the “fair value” of the shares held by the holder.

Only a holder of record of shares of the Company’s common stock is entitled to assert appraisal rights for the shares of the Company’s common stock registered in that holder’s name. A demand for appraisal in respect of shares of the Company’s common stock should be executed by or on behalf of the holder of record, fully and correctly, as the holder’s name appears on the holder’s stock certificates, and must state that the person intends

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thereby to demand appraisal of the holder’s shares of the Company’s common stock in connection with the merger. If the shares of the Company’s common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of the Company’s common stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the record owner or owners. A record holder such as a broker who holds shares of the Company’s common stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of the Company’s common stock held for one or more beneficial owners while not exercising the rights with respect to the shares of the Company’s common stock held for other beneficial owners; in such case, however, the written demand should set forth the number of shares of the Company’s common stock as to which appraisal is sought and where no number of shares of the Company’s common stock is expressly mentioned the demand will be presumed to cover all shares of the Company’s common stock held in the name of the record owner. Stockholders who hold their shares of the Company’s common stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

All written demands for appraisal pursuant to Section 262 should be sent or delivered to McLaren Performance Technologies, Inc., 32233 W. Eight Mile Road, Livonia, Michigan, 48152, Attention: Investor Relations.

Within 10 days after the effective time of the merger, the surviving corporation must notify each holder of the Company’s common stock who has complied with Section 262 and who has not voted in favor of the adoption of the merger agreement that the merger has become effective. Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation or any holder of the Company’s common stock who has so complied with Section 262 and is entitled to appraisal rights under Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the holder’s shares of the Company’s common stock. The surviving corporation is under no obligation to and has no present intention to file a petition. Accordingly, it is the obligation of the holders of the Company’s common stock to initiate all necessary action to perfect their appraisal rights in respect of shares of the Company’s common stock within the time prescribed in Section 262.

Within 120 days after the effective time of the merger, any holder of the Company’s common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within ten days after a written request therefor has been received by the surviving corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is timely filed by a holder of shares of the Company’s common stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the holders of shares of the Company’s common stock who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with the direction, the Court of Chancery may dismiss the proceedings as to the stockholder.

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After determining the holders of the Company’s common stock entitled to appraisal, the Delaware Court of Chancery will appraise the “fair value” of their shares of the Company’s common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders of the Company’s common stock considering seeking appraisal should be aware that the fair value of their shares of the Company’s common stock as so determined could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares of the Company’s common stock and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262. The Company does not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of the Company’s common stock is less than the merger consideration. The Delaware Supreme Court has stated that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered in the appraisal proceedings. The Court will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of the Company’s common stock have been appraised. The costs of the action may be determined by the Court and taxed upon the parties as the Court deems equitable. The Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the shares entitled to be appraised.

Any holder of shares of the Company’s common stock who has duly demanded an appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote the shares of the Company’s common stock subject to the demand for any purpose or be entitled to the payment of dividends or other distributions on those shares of the Company’s common stock (except dividends or other distributions payable to holders of record of the Company’s common stock as of a record date prior to the effective time of the merger).

If any stockholder who demands appraisal of shares of the Company’s common stock under Section 262 fails to perfect, or effectively withdraws or loses, such holder’s right to appraisal, the shares of the Company’s common stock of the stockholder will be converted into the right to receive $.8875 per share. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers to the surviving corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the merger, except that any attempt to withdraw made more than 60 days after the effective time of the merger will require the written approval of the surviving corporation and, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent court approval.

FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS (IN WHICH EVENT THE HOLDER OF THE COMPANY’S COMMON STOCK WILL BE ENTITLED TO RECEIVE THE CONSIDERATION SPECIFIED IN THE MERGER AGREEMENT).

ACCOUNTING TREATMENT

The merger will be accounted for as a “purchase transaction” for financial accounting purposes.

SURRENDER OF STOCK CERTIFICATES

At the effective time of the merger, MCLN Acquisition Corp. will deposit the aggregate merger consideration into an exchange fund with American Stock Transfer & Trust Company or another comparable institution, as paying agent. To request materials from the paying agent, please contact: American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038; (718) 921-8200; www.amstock.com.

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In addition, from and after the effective time of the merger, each certificate representing any such share of the Company’s common stock will represent only the right to receive the $.8875 per share merger consideration which the holder of the certificate is entitled to receive pursuant to the merger.

No interest will accrue or be paid with respect to the merger consideration. Until holders of certificates previously representing shares of the Company’s common stock have surrendered those certificates to the paying agent for exchange, holders will not receive the merger consideration due in respect of the shares formerly represented by such certificates.

As soon as practicable after the effective time of the merger, the paying agent will mail to each holder of record of shares of the Company’s common stock a letter of transmittal and instructions for its use in delivering certificates to the paying agent in exchange for the merger consideration due in respect of the shares formerly represented by such certificates. After receipt of its certificates by the paying agent, together with a properly executed letter of transmittal, the paying agent will deliver to each stockholder the $.8875 per share merger consideration multiplied by the number of shares formerly represented by the certificate(s) surrendered by the stockholder. In the event of a transfer of ownership of the Company’s common stock which is not registered in the transfer records of the Company’s transfer agent, payment of the merger consideration may be made to a person other than the person in whose name the surrendered certificate is registered if:

•	the certificate is properly endorsed or otherwise in proper form for transfer; and

•	the person requesting the merger consideration pays any transfer or other taxes required by reason of the payment of the merger consideration due in respect of the shares formerly represented by such certificate to a person other than the registered holder of the surrendered certificate or establishes to Linamar Corporation’s reasonable satisfaction that such tax has been paid or is not applicable.

LOST CERTIFICATES

If any certificate representing shares of the Company’s common stock is lost, stolen or destroyed, the paying agent will deliver the applicable merger consideration due in respect of the shares formerly represented by that certificate if:

•	the stockholder asserting the claim of a lost, stolen or destroyed certificate makes an affidavit of that fact; and

•	upon request of Linamar Corporation, the stockholder posts a bond in a reasonable amount designated by Linamar Corporation as security against any claim that may be made with respect to that certificate against Linamar Corporation.

UNCLAIMED AMOUNTS

Any portion of the exchange fund which remains undistributed to the Company’s stockholders after 180 days of the effective time of the merger will be delivered by the paying agent to the Company, upon demand, and any of the Company’s stockholders who have not previously surrendered their stock certificates will only be entitled to look to the Company for payment of the merger consideration due in respect of the shares represented by their certificates. Subject to the other terms of the merger agreement, the Company will remain liable for the payment of the merger consideration to these stockholders.

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THE MERGER AGREEMENT

The following summarizes the material provisions of the merger agreement and is qualified in its entirety by reference to the complete text of the merger agreement. The merger agreement included in this proxy statement as Annex B contains the complete terms of the agreement and stockholders should read it carefully and in its entirety.

STRUCTURE OF THE MERGER

The merger agreement provides that, upon the terms and subject to the conditions of the merger agreement, MCLN Acquisition Corp. will be merged with and into the Company and the separate corporate existence of MCLN Acquisition Corp. will thereupon cease, and the Company will be the surviving corporation and all of the Company’s rights, privileges, powers, immunities, purposes and franchises will continue unaffected by the merger, except that all of the Company’s then outstanding common stock will be owned by Linamar Corporation and all outstanding options and warrants will be cancelled.

Following the effective time of the merger, the directors of the Company will be the directors of MCLN Acquisition Corp. immediately prior to the effective time. Such initial directors will serve until their respective successors are duly elected or appointed and qualified. Following the effective time of the merger, the officers of the Company will be the officers of MCLN Acquisition Corp. immediately prior to the effective time.

EFFECTIVE DATE OF THE MERGER

The merger will become effective when a certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as the parties agree to and specify in the certificate of merger. Such filing will be made no later than the second business day after the satisfaction or waiver of the conditions to the completion of the merger described in the merger agreement.

THE MERGER CONSIDERATION

At the closing of the merger, the Company’s stockholders will be entitled to receive, for each share of the Company’s common stock they hold, $.8875 in cash, without interest and less any applicable taxes. Based on the number of shares of the Company’s common stock outstanding on the record date of July 30, 2003 and including the payment to be made to the holders of options and warrants for the Company’s common stock, the aggregate consideration paid by Linamar Corporation to the Company’s security-holders will be $11,355,453.40.

APPRAISAL RIGHTS

Any record holder of our common stock who, in writing and prior to the vote on the merger, properly demands appraisal of such common stock and who does not vote in favor of the merger shall have the right, subject to compliance with statutory procedures, to receive payment of the appraised value of such shares. See “The Merger—Appraisal Rights” on page 26.

REPRESENTATIONS AND WARRANTIES

In the merger agreement, the parties made a variety of representations and warranties. The Company made representations and warranties relating to, among other things: (a) capitalization; (b) authority; (c) SEC filings and financial statements; (d) taxes; (e) intellectual property; (f) litigation; (g) environmental matters; (h) suppliers and customers; (i) absence of certain changes; (j) debt obligations; and (k) compliance with laws.

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Linamar Corporation and MCLN Acquisition Corp. made representations and warranties relating to, among other things: (a) organization; (b) authority; (c) ownership of MCLN Acquisition Corp.; (d) litigation; and (e) financing.

CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME

With limited exceptions, the Company agreed in the merger agreement that, from the date of the merger agreement until the completion of the merger, the Company will: (a) carry on its business in the ordinary course; (b) use commercially reasonable efforts to pay or perform its material obligations when due; (c) preserve intact its present business organization; (d) keep available the services of its present officers and employees; and (e) preserve its relationships with third parties with which it has business dealings.

The Company also agreed that, from the date of the merger agreement until the completion of the merger, except as expressly set forth in the merger agreement or consented to in writing by Linamar Corporation, it will not, among other things:

•	make certain changes to options or restricted stock;

•	grant any severance or termination payment to any director, officer or employee except pursuant to policies in existence or written agreements in effect;

•	declare, set aside or pay any dividends or make any distributions in respect of any capital stock of the Company;

•	amend its certificate of incorporation or bylaws;

•	make any material capital expenditures;

•	sell, lease, license, encumber or otherwise dispose of any properties or assets, other than inventory in the ordinary course;

•	revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

•	take any action that is intended to materially delay the consummation of the merger;

•	enter into any joint venture, partnership or other similar arrangement; or

•	agree to take any of the foregoing actions.

CONDITIONS TO THE MERGER

Each party’s obligations to complete the merger are subject to the satisfaction or waiver of certain conditions. The conditions to Linamar Corporation’s and MCLN Acquisition Corp.’s obligation to effect the merger include, among others:

•	the Company’s representations and warranties must be true and correct in all respects or in all material respects, as applicable;

•	the Company shall have performed in all material respects with all covenants, agreements and conditions required to be performed pursuant to the merger agreement;

•	the Company shall have taken all corporate and other proceedings to be taken in connection with the merger;

•	the Company shall have obtained the necessary stockholder approval and not more than 10% of the total number of outstanding shares shall be dissenting shares that properly demand appraisal;

•	the Company shall have received all necessary approvals and consents of third parties and governmental entities;

•	certain company contracts shall have been terminated;

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•	the Company shall have received and delivered to Linamar payoff letters relating to certain debts of the Company;

•	the Company shall have resolved the litigation with its supplier, Hearn Automotive Inc.;

•	the representations and warranties of the stockholder signatories to the voting agreement must be true and correct in all respects or in all material respects, as applicable;

•	the stockholder signatories to the voting agreement shall have performed in all material respects with all covenants, agreements and conditions required to be performed pursuant to the merger agreement; and

•	a material adverse effect shall have not occurred.

The conditions to the Company’s obligation to effect the merger include:

•	Linamar Corporation’s and MCLN Acquisition Corp.’s representations and warranties must be true and correct in all respects or in all material respects, as applicable;

•	Linamar Corporation and MCLN Acquisition Corp. shall have performed in all material respects with all covenants, agreements and conditions required to be performed pursuant to the merger agreement;

•	the Company shall have obtained the necessary stockholder approval; and

•	Linamar Corporation and MCLN Acquisition Corp. shall have received all necessary approvals and consents of third parties and governmental entities.

TERMINATION, AMENDMENT AND WAIVER

At any time prior to the effective time and whether or not the Company’s stockholders have approved the merger agreement, the merger agreement may be terminated and the merger abandoned:

(a)	by mutual written consent of the Company and Linamar Corporation;

(b)	by either the Company or Linamar Corporation if there is any law which makes the consummation of the merger illegal or any final and nonappealable judgment, injunction, order, or decree entered which enjoins the Company or Linamar Corporation from consummating the merger;

(c)	by the aggrieved party if any of the following occur: (i) a representation or warranty of another party is inaccurate and it is reasonably likely that the inaccuracy will result in a Material Adverse Effect; (ii) the conditions to the aggrieved party’s obligations as set forth in the merger agreement are not satisfied; or (iii) another party fails to perform any material covenant contained in the merger agreement or the voting agreement;

(d)	by Linamar Corporation if the conditions to Linamar Corporation’s obligations have not been satisfied or waived by November 30, 2003;

(e)	by Linamar Corporation upon the occurrence of: (i) any liquidation or dissolution of the Company; or (ii) any other transaction the consummation of which would reasonably be expected to materially impede, materially interfere with, prevent or materially delay the consummation of the transactions contemplated hereby; or

(f)	by Linamar Corporation if a triggering event occurs.

The merger agreement provides that:

•	the term “triggering event” will be deemed to have occurred if, prior to the effective time: (i) the board of directors of the Company has approved or recommended to the Company stockholders any

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acquisition proposal, (ii) the Company publicly announces its intention to enter into an agreement regarding any acquisition proposal, (iii) the board of directors of the Company, for any reason, withdraws or amends or modifies in a manner adverse to Linamar Corporation its recommendation, or fails to reaffirm its recommendation on or before the fifth business day following the date on which an acquisition proposal is made; (iv) the Company fails to include its recommendation in the proxy statement; or (v) in the event a tender or exchange offer relating to 15% or more of the Company’s stock is commenced, the Company does not send to its security holders a statement stating that the Company recommends rejection of such tender or exchange offer.

•	the term “acquisition proposal” means any offer or proposal by a third party, other than Linamar Corporation, MCLN Acquisition Corp. or any affiliate thereof, relating to: (a) any acquisition or purchase from the Company by any person or “group” (as defined under Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations thereunder) of more than a 15% interest in the outstanding voting securities of the Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or “group” beneficially owning 15% or more of the outstanding voting securities of the Company or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction would hold less than 50% of the equity interests in the surviving or resulting entity of such transaction; or (b) any sale, lease, exchange, transfer, license, acquisition, or disposition of more than 15% of the consolidated assets of the Company.

If the merger agreement is terminated by Linamar Corporation or the MCLN Acquisition Corp. because a triggering event has occurred, the Company will be obligated to pay Linamar Corporation $900,000 plus all fees and expenses incurred by Linamar Corporation in connection with the merger. The merger agreement may be amended by a written agreement signed by both the Company and Linamar Corporation. If, however, the Company’s stockholders have already approved the merger agreement, then the provisions regarding the amount of merger consideration may not be decreased and the form of the merger consideration may not be altered without approval of the Company’s stockholders.

Prior to the effective date of the merger agreement, a party may (a) extend the time for the performance of any acts or obligations of the other parties to the merger agreement; (b) waive any inaccuracies in the representations and warranties contained in the merger agreement for the benefit of that party or any other document to be executed pursuant to the merger agreement; or (c) waive compliance with any of the agreements or conditions for the benefit of that party.

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THE VOTING AGREEMENT

Simultaneously with the execution and delivery of the merger agreement, Linamar Corporation and MCLN Acquisition Corp. entered into a voting agreement with each of Nicholas Bartolini, Lawrence Cohen, Donna Cohen, Stephen D. Davis, Hayden H. Harris (as trustee of the Hayden H. Harris Living Trust), Susan K. Harris (as Trustee of the Susan K. Harris Living Trust), David D. Jones, Amherst H. Turner, Wiley R. McCoy, Nancy McCoy, Robert J. Sinclair, Anne T. Sinclair, Chris J. Panzl, Geoffrey C. Owen, EMM McLaren Investment Company, LLC, Amherst Fund LLC, Gary St. Denis, and Gary Custer (collectively, the “Voting Agreement Stockholders”). On the record date, the Voting Agreement Stockholders were the holders of record of approximately 24.2%, collectively, of the Company’s outstanding common stock.

The following summarizes the material provisions of the voting agreement and is qualified in its entirety by reference to the complete text of the voting agreement. The voting agreement included in this proxy statement as Annex C contains the complete terms of the agreement and stockholders should read it carefully and in its entirety.

VOTING

The Voting Agreement Stockholders agreed, among other things, to vote their shares of the Company’s common stock in favor of the adoption of the merger agreement, the approval of the terms thereof and the merger at the special meeting of stockholders (or at any adjournment thereof) or in any other circumstances upon which a vote, consent or other approval with respect to the merger and the merger agreement is sought. The Voting Agreement Stockholders also agreed to vote against, and not consent to, approval of any acquisition proposal (as defined in the agreement) or any acquisition agreement or similar agreement related to an acquisition proposal, or any change in the persons who constitute the board that is not approved in advance by at least a majority of the persons who were directors of the Company as of the date of the merger agreement. The Voting Agreement Stockholders further agreed to vote against, and not consent to, any other action or proposal involving the Company or any of its subsidiaries that would in any manner prevent, impede, interfere with, delay, postpone or adversely affect the merger, the merger agreement or any of the other transactions contemplated by the merger agreement. In order to secure these obligations, each of the Voting Agreement Stockholders granted to Linamar Corporation and its designees an irrevocable proxy and irrevocably appointed Linamar Corporation and its designee such Voting Agreement Stockholders’ attorney and proxy to vote or, if applicable, to give consent with regard to all of the respective Voting Agreement Stockholder’s shares of the Company’s common stock subject to the voting agreement.

OPTION TO LINAMAR CORPORATION

Each Voting Agreement Stockholder also granted to Linamar Corporation an irrevocable option to purchase for cash all of such stockholder’s shares at a purchase price of $.8875 per share. Linamar Corporation may exercise this option for a period of six months following the termination of the merger agreement pursuant to certain specified provisions of the merger agreement. Except in the specified instances, this option expires upon termination of the merger agreement.

RESTRICTIONS ON TRANSFER AND OTHER VOTING ARRANGEMENTS

Each Voting Agreement Stockholder also agreed not to sell, transfer, pledge, assign or otherwise dispose of any of his or its shares of the Company’s common stock subject to the voting agreement without the prior written consent of Linamar Corporation, except as otherwise permitted by certain limited terms and conditions of the voting agreement.

NO SOLICITATION

The Voting Agreement Stockholders also agreed not to directly or indirectly solicit, initiate, encourage, or participate in any discussions or negotiations, furnish confidential information to any person or otherwise

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facilitate any inquiries in connection with the making of any acquisition proposal. Such an obligation also extended to a Voting Agreement Stockholder’s agents and representatives. Nevertheless, the voting agreement does not preclude the Voting Agreement Stockholders or any of their respective agents or representatives from taking any actions permitted under the merger agreement.

TERMINATION

The voting agreement will terminate on the earlier to occur of the consummation of the merger or the termination of Linamar Corporation’s option. The voting agreement will be extended, however, in the event that any party to the merger agreement is seeking approval of, or defending against any proceeding or claim by, a governmental entity, or in the event that the merger cannot be consummated by reason of any applicable decree, injunction or order, in which case the voting agreement will not terminate until the approval, proceeding, claim, decree, injunction, or order is obtained, completed, satisfied or dismissed, as applicable.

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INFORMATION REGARDING THE COMPANY

DESCRIPTION OF BUSINESS

The Company was incorporated as a Delaware corporation on January 28, 1986 as “Capital Equity Resources, Inc.” On September 19, 1986, the name of the Company was changed to “ASHA Corporation.” On January 7, 1999, ASHA Corporation acquired McLaren Engines, Inc., a privately held Delaware corporation incorporated in 1969. On April 28, 1999, the name of the Company was changed to “McLaren Automotive Group, Inc.” The business was subsequently reorganized in September 1999, into two operating divisions, McLaren Traction Technologies (the former ASHA activities) and McLaren Engines (collectively, the “Divisions”). On April 18, 2000, the name of the Company was changed to “McLaren Performance Technologies, Inc.”

Prior to the acquisition of McLaren Engines, ASHA was principally involved in the business of engineering research and development focused primarily on developing and licensing new technology business to the vehicle industry. ASHA’s major product had been the licensing of technology for Gerodisc, a proprietary, automatic, hydro-mechanical control device designed to improve vehicle traction and handling.

In February 2001, the Company announced that it had consolidated its Santa-Barbara, California-based traction business unit and had transferred its patented Gerodisc (TM) traction control technology, as well as related research and development, to its Livonia, Michigan headquarters. As of July 23, 2002, the Company sold this business segment to Eaton Corporation.

McLaren Engines, Inc., which was established to provide a North American base for Bruce McLaren Motor Racing, had gradually shifted its focus through the years from purely racing related work to providing powertrain design, testing and development for vehicle Original Equipment Manufacturers (OEMs) and suppliers. Today, the McLaren Engines Division supplies a variety of products and services including:

•	Power Development

•	Endurance and Reliability Testing

•	Steady State Emissions Testing

•	Software Calibration and Development

•	Custom Electronic Systems Development

•	Engine Build/Teardown/Evaluation

•	Powertrain Engineering and Design

•	Noise/Vibration Studies

•	Fabrication and Vehicle Build

•	Rapid Prototyping

•	EPA and CARB Certification

•	Manufacturing and Field Support

•	Warranty Failure Analysis

•	Production Engine Audit

•	Catalyst Aging and Development

•	Accelerated Aging and Alternative to Extending Testing

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McLaren Engines further expanded its capabilities in October 2000 by creating a dedicated Vehicle Development Center to better serve its Ford Racing and Advanced Powertrain customers. The Center includes design, development, fabrication and vehicle assembly capabilities to build complete prototypes and concept vehicles.

On April 11, 2001, the Company’s newly formed wholly owned subsidiary McLaren Performance Products, Inc., an Ontario corporation, acquired all the issued and outstanding capital stock of 503129 Ontario Inc., an Ontario corporation (“Holding Company”), and thereby acquired control of Holding Company’s wholly owned subsidiary, Dart Machine Ltd., an Ontario corporation. Dart Machine, Ltd. is a specialty manufacturer of precision powertrain components for original equipment applications and the automotive aftermarket. Dart Machine, Ltd. is based in Oldcastle, Ontario, Canada.

With the acquisition of control of Dart Machine, Ltd., the Company has further positioned itself with prototype-to-production capability. The added manufacturing capacity will allow McLaren Performance Products to expand into the branded consumer product category of the automotive performance aftermarket — a $25 billion industry with growth rates consistently in excess of the original equipment sector.

McLaren Performance Products machines cylinder heads, engines blocks and differential carrier housings for customers such as General Motors (Powertrain, Service Parts Operations and Racing), DaimlerChrysler (MOPAR products group), Ford Motor Company (Racing), and Getrag Gears. Furthermore, it fully assembles and tests completed cylinder heads.

Products and services produced by all the divisions of the Company are marketed principally to vehicle OEMs and suppliers. The Company’s offerings are believed to be unique in the market in that a wide range of services are offered which relate specifically to powertrain/driveline technologies. Historically, these services have been developed by customers internally. Therefore, there are a limited number of outside resources available to provide these services. In the rapidly growing market, these internal resources have proved inadequate to satisfy industry demand; thus, the full spectrum of capabilities provided by the Company enables the Company to provide complete, turnkey solutions to its customers.

Because of the diversity of services it offers, McLaren Engines operates in several different market segments. While there are many competitors in these segments, McLaren Engines is well positioned and many of these competitors are also its customers. With regard to the few other broad-based competitors, McLaren Engines has a competitive advantage in that it serves as a supplier to multiple customers and it is not perceived as a specific dedicated supplier to a single OEM. Historically, McLaren Engine’s chief competitive disadvantage has been a lack of focus on marketing. The Company has taken steps, particularly in the last half of 2002, to expand industry recognition and has sought to reach potential customers by marketing through its existing customers.

Given the nature of its business, the Company has minimal material requirements and does not rely significantly on any particular suppliers.

In 2002, business with General Motors Corporation accounted for approximately 54% of all Company revenue and business with Ford Motor Company accounted for approximately 17% of all Company revenue. All of this business was generated by the McLaren Engines Division. No other customer exceeded 10% of all Company revenue.

The Company has registered the trademark “McLaren” in the United States for engineering services. The Company also owns patents on a body structure technology for use in emerging or niche markets. Currently, the Company does not plan to commercialize this body structure technology.

The products and services of the Company require no special governmental or regulatory approvals, although the Company has obtained certain routine environmental permits required in connection with the

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performance of its services. At the current time the Company has identified no particular or pending governmental regulations which are likely to significantly affect the Company’s business; however, any changes in either Federal or state regulation of vehicle emissions might positively impact the business of the McLaren Engines Division.

In 2002, the Company spent $377,858 on research and development, compared to $214,727 in 2001.

As of September 30, 2002, the Company employed 114 full time employees; 76 of these employees work in the Livonia, Michigan facility, and 38 in Oldcastle, Ontario, Canada.

DESCRIPTION OF PROPERTY

The Company’s principal office is located at 32233 West Eight Mile Road, Livonia, Michigan. The Company owns three buildings at this location consisting of approximately 55,000 square feet in total. The facilities are in good condition and include office space, work areas for building engines, modifying vehicles, fabricating and machining, and an engine test facility.

On August 1, 2000, the Company entered into a lease for a 15,200 square foot facility located at 11700 Belden Court, Livonia, Michigan, for the purpose of establishing a Vehicle Development Center. The facilities are in excellent condition and include office space, garage space for vehicle and engine modification, fabrication and machining space and storage space. The lease term is five years with monthly rent of $7,537 for the initial 30 months and $7,917 per month for the last 30 months of the lease.

The Company also owns a manufacturing facility in Oldcastle, Ontario Canada, from which McLaren Performance Products operates. The building is approximately 55,000 square feet including office space and is in good condition.

LEGAL PROCEEDINGS

There are no legal proceedings that are required to be disclosed.

TRADING MARKET AND PRICE

As of December 3, 2002, the Company’s common stock was delisted from the Nasdaq Small-Cap Market. During the periods indicated below, the common stock was listed on the Nasdaq Small-Cap Market and traded under the symbol “MCLN.” The following table sets forth the high and low closing sales prices for the Company’s common stock as reported on the Nasdaq Small-Cap Market for the periods listed.

Quarter ending	High	Low
June 30, 2001	$1.110	$0.750
September 30, 2001	$1.360	$0.620
December 31, 2001	$0.920	$0.480
March 31, 2002	$0.790	$0.500
June 30, 2002	$0.680	$0.370
September 30, 2002	$0.600	$0.180

Since December 3, 2002, the Company’s common stock has been quoted on the OTC Bulletin Board (website: www.otcbb.com) (OTCBB) under the symbol “MCLN.” The OTCBB is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter securities. The following table sets forth the high and low closing prices for the Company’s common stock as reported by the OTC Bulletin Board for the periods.

Quarter ending	High	Low
December 31, 2002	$0.350	$0.150
March 31, 2003	$0.550	$0.360
June 30, 2003	$0.900	$0.450

39

On April 9, 2003, the Company and Linamar Corporation issued a press release announcing that they had entered into a non-binding letter of intent to engage in a merger. No shares of the Company’s common stock traded on April 8, 2003. On April 7, 2003, the closing price as reported by the OTC Bulletin Board was $.60. The price for the Company’s common stock is subject to fluctuation and stockholders are urged to obtain current market quotations.

HOLDERS OF COMMON STOCK

The approximate number of holders of record of the Company’s common stock on July 30, 2003, was 2,208. Many shares are registered in the names of brokerage firms or other nominee names. As a result, the Company estimates that it has in excess of 2,330 beneficial owners of its common stock.

DIVIDENDS

Holders of Common Stock are entitled to receive such dividends as may be declared by the Company’s Board of Directors. No dividends have been paid with respect to the Company’s common stock and no dividends are anticipated to be paid in the foreseeable future. Additionally, the bank covenants prohibit payment of dividends. The Company currently intends to retain all earnings to finance the development and expansion of its operations. In the event the merger does not commence, the declaration of cash dividends in the future will be determined by the board of directors based upon the Company’s earnings, financial condition, capital requirements and other relevant factors.

EQUITY PLAN COMPENSATION INFORMATION

The Company’s equity compensation plans include the 1994 Stock Option Plan and the 2000 Stock Option Plan. See Note I of the Notes to the Consolidated Financial Statements for the general terms of these plans.

The following chart gives aggregate information regarding grants under all of the Company’s equity compensation plans through September 30, 2002:

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)

Equity compensation plans approved by shareholders	1,729,900	$1.70	2,271,100

Equity compensation plans not approved by shareholders	—	—	—

Total	1,729,900	$1.70	2,271,100

40

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 18, 2003, the number and percentage of shares of common stock beneficially owned by each director and executive officer of the Company, all directors and executive officers of the Company as a group, and certain other beneficial owners. Unless otherwise indicated, information as to beneficial ownership is based upon statements furnished to the Company by such persons.

The following table does not reflect that certain shares of common stock may be deemed to be beneficially owned by Linamar Corporation or MCLN Acquisition Corporation pursuant to the Voting Agreement with certain of our executive officers, directors and stockholders. See “Voting Agreements.”

Name and Address of Beneficial Owner	Total Shares Beneficially Owned(1)		Percent of Class
Nicholas P. Bartolini 1926 Santa Barbara Street Santa Barbara, CA 93101	93,745	(2)	*

Lawrence Cohen 3311 NE 26th Avenue Lighthouse Point, FL 33064	729,906	(3)	5.6%

Stephen D. Davis 5055 Quincy Court Saline, MI 48176	254,500	(4)	*

Hayden H. Harris 13875 Waters Road Chelsea, MI 48118	1,306,956	(5)	10.8%

David D. Jones 1885 James Court Lake Forest, IL 60045	104,288	(6)	*

Amherst H. Turner 401 East Stadium Boulevard Ann Arbor, MI 48104	651,724	(7)	5.4%

Wiley R. McCoy 32233 West Eight Mile Road Livonia, MI 48152	145,500	(8)	*

Robert J. Sinclair Casa Sueño 1025 North Ontare Road Santa Barbara, CA 93105	117,000	(9)	*

Chris J. Panzl 32233 West Eight Mile Road Livonia, MI 48152	130,000	(10)	*

Geoffrey C. Owen 34 Emerald Lane Amherstburg, Ontario, NAV3r3	20,000	(11)	*

All Directors and Executive Officers as a Group (10 persons)	3,553,619	(12)	26.6%

Voting Agreement Stockholders(13)	4,292,920	(14)	31.2%

Brian Chang 1 Chatsworth Court #24-21 Chatsworth Street Singapore 249745	1,126,203		9.4%

*	Represents less than 1% of Class.
(1)

Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission (“SEC”), and generally includes voting power and/or investment power with respect to securities. Shares of

41

common stock subject to options or warrants currently exercisable or exercisable within 60 days of July 18, 2003, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as may be indicated by footnote, the Company believes that the persons named in this table, based on information provided by such persons, have sole voting and investment power with respect to the shares of common stock indicated.

(2)	Represents 25,995 shares held directly and 67,750 shares underlying currently exercisable (or exercisable within 60 days of July 18, 2003) stock options held by Mr. Bartolini.
(3)	Represents 10,000 shares held directly, 229,406 shares held by Donna Cohen, Mr. Cohen’s wife, and 490,500 shares underlying currently exercisable (or exercisable within 60 days of July 18, 2003) stock options held by Mr. Cohen.
(4)	Represents 254,500 shares underlying currently exercisable (or exercisable within 60 days of July 18, 2003) stock options held by Mr. Davis.
(5)	Represents 1,047,826 shares held by Mr. Harris as trustee of the Hayden H. Harris Living Trust Dated March 6, 1998; 35,400 shares underlying currently exercisable (or exercisable within 60 days of July 18, 2003) stock options held by Mr. Harris; and 223,730 shares held by the Susan K. Harris Trust Dated March 6, 1998, of which his wife, Susan K. Harris, is the trustee.
(6)	Represents 67,000 shares underlying currently exercisable (or exercisable within 60 days of July 18, 2003) stock options held by Mr. Jones and 37,288 shares transferred to Mr. Jones on December 19, 2001, as part of the dissolution of Greenmotors LLC, a former stockholder of the Company which held 1,118,652 shares.
(7)	Represents (a) 510,204 shares and 51,020 shares underlying currently exercisable warrants held by Amherst Fund LLC, which is managed by Mr. Turner, and of which Mr. Turner has sole voting power and investment power; (b) 25,000 shares, 37,500 shares underlying currently exercisable warrants held directly by Mr. Turner; and (c) 28,000 shares underlying currently exercisable (or exercisable within 60 days of July 18, 2003) stock options held by Mr. Turner.
(8)	Represents 76,250 shares held directly, 1,750 shares held by Nancy McCoy, Mr. McCoy’s wife, and 67,500 shares underlying currently exercisable (or exercisable within 60 days of July 18, 2003) stock options held by Mr. McCoy.
(9)	Represents 10,000 shares held directly, 4,000 shares held with his wife as joint tenants, and 103,000 shares underlying currently exercisable (or exercisable within 60 days of July 18, 2003) stock options held by Mr. Sinclair.
(10)	Represents 130,000 shares underlying currently exercisable (or exercisable within 60 days of July 18, 2003) stock options held by Mr. Panzl.
(11)	Represents 20,000 shares underlying currently exercisable (or exercisable within 60 days of July 18, 2003) stock options held by Mr. Owen.
(12)	Includes 1,352,170 shares underlying currently exercisable (or exercisable within 60 days of July 18, 2003) stock options and warrants.
(13)	The Voting Agreement Stockholders (see “The Voting Agreement” for a list of persons) may be deemed to constitute a “group” within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act, and together each member of the Voting Agreement Stockholders may be deemed to have beneficial ownership of the shares of all members of the Voting Agreement Stockholders. Each Voting Agreement Stockholder disclaims beneficial ownership of all such shares except for those set forth opposite such Voting Agreement Stockholder’s name above.
(14)	Includes 1,395,537 shares underlying currently exercisable (or exercisable within 60 days of July 18, 2003) stock options and stock warrants. Without including such options and warrants, the Voting Agreement Stockholders are the holders of approximately 24.2% of the Company’s outstanding common stock.

42

CHANGES IN ACCOUNTANTS; INDEPENDENT PUBLIC ACCOUNTANTS

On April 17, 2002, the Company engaged Grant Thornton LLP as its independent accountants for the fiscal year ended September 30, 2002. Also on April 17, 2002, Ernst & Young LLP was dismissed as the Company’s independent accountants, effective as of April 17, 2002. The reports of Ernst & Young LLP on the Company’s financial statements for the previous two fiscal years ended September 30, 2000 and 2001, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Company’s Audit Committee made the decision on April 17, 2002, to engage Grant Thornton LLP as the Company’s independent accountants.

In connection with the audits of the Company’s financial statements for each of the previous two fiscal years ended September 30, 2001 and 2000, and in the subsequent interim period from October 1, 2001 to April 17, 2002, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in their report. The Company did not consult with Grant Thornton LLP with regard to any matter concerning the application of accounting principles to the type of audit opinion that might be rendered with respect to the Company’s financial statements. Form 8-K was filed on April 17, 2002, with respect to this matter.

Representatives of Grant Thornton LLP are expected to be present at the special meeting, where they will be available to respond to appropriate questions and have the opportunity to make a statement if they so desire.

OTHER BUSINESS

The Company knows of no other matter to be presented at the special meeting. If, however, other matters should properly come before the special meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy with respect to such matters in accordance with their best judgment.

STOCKHOLDER PROPOSALS

Due to the contemplated consummation of the merger, the Company does not currently expect to hold an annual meeting in 2004. In the event that the merger is not consummated for whatever reason, the Company will convene an annual meeting in 2004 and proposals submitted by stockholders of the Company for presentation at such meeting must be received by the Secretary, McLaren Performance Technologies, Inc., 32233 West Eight Mile Road, Livonia, Michigan 48152, no later than September 27, 2003.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

You may find additional information about McLaren Performance through the website maintained by the SEC at www.sec.gov. You may also obtain free copies of the documents filed with the SEC by McLaren Performance by requesting them in writing from McLaren Performance Technologies, Inc., 32233 W. Eight Mile Road, Livonia, Michigan 48152, Attention: Investor Relations, or by telephone at (866) 438-6252.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN SUCH JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. THE COMPANY HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED AUGUST 22, 2003. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF THE DATE INDICATED ON THE COVER OF THIS DOCUMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

44

Annex A—Sections of the Delaware General Corporation Law regarding Dissenters’ Rights

§ 262.    Appraisal rights

(a)    Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)    Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1)    Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2)    Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.    Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.    Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c.    Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d.    Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3)    In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c)    Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)    Appraisal rights shall be perfected as follows:

(1)    If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)    If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)    Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)    At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)    After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)    From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX B

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

LINAMAR CORPORATION,

MCLN ACQUISITION CORP.,

AND

McLAREN PERFORMANCE TECHNOLOGIES, INC.

JULY 30, 2003

i

ii

Index of Exhibits

Exhibit A	Voting Agreement

iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of July 30, 2003, among LINAMAR CORPORATION, a Canadian corporation (“Parent”), MCLN ACQUISITION CORP., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and MCLAREN PERFORMANCE TECHNOLOGIES, INC., a Delaware corporation (the “Company”).

WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved the acquisition of the Company by Parent, by means of the merger (the “Merger”) of Merger Sub with and into the Company, upon the terms and subject to the conditions set forth in the Agreement, and the Board of Directors of the Company has resolved and agreed to recommend that holders of outstanding Shares approve the Merger;

WHEREAS, upon consummation of the Merger, each issued and outstanding Share not owned by Parent, the Company or their respective wholly owned Subsidiaries will be converted into the right to receive the Merger Consideration upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition of and inducement to Parent and Merger Sub entering into this Agreement, certain beneficial and record holders of the Shares (collectively, the “Principal Stockholders”) are entering into an agreement (including an irrevocable proxy), dated as of the date hereof, in the form of Exhibit A hereto (the “Voting Agreement”), pursuant to which, among other things, each Principal Stockholder has agreed to vote the Shares held or controlled by it in favor of the Merger and this Agreement;

WHEREAS, the respective Boards of Directors of each of Parent, Merger Sub and the Company have determined that the Merger upon the terms and subject to the conditions of this Agreement would be advantageous and beneficial to their respective corporations and that such transaction is consistent with and in furtherance of such entities’ respective long-term business strategies; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to consummation thereof.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement and the Voting Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions.    The following terms, as used herein, have the following meanings:

(a) “Acquisition Proposal” means any offer or proposal by a third party, other than Parent, Merger Sub or any affiliate thereof, relating to: (A) any acquisition or purchase from the Company by any Person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 15% interest in the outstanding voting securities of the Company or any of its Subsidiaries or any tender offer or exchange offer that if consummated would result in any Person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 15% or more of the outstanding voting securities of the Company or any of its Subsidiaries or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction would hold less than 50% of the equity interests in the surviving or resulting entity of such transaction; or (B) any sale, lease, exchange, transfer, license, acquisition, or disposition of more than 15% of the consolidated assets of the Company.

(b) “Debt Obligation” means, with respect to any Person, (i) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (vi) all Debt Obligations of others secured by (or for which the holder of such Debt Obligation has an existing right, contingent or otherwise, to be secured by) any claim on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vii) all guarantees by such Person of Debt Obligations of others, (viii) all capital lease obligations of such Person, (ix) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements, (x) all obligations of such Person as an account party in respect of letters of credit and banker’s acceptances, (xi) all obligations of such Person consisting of overdrafts (e.g., cash float reflected as a net negative on the cash line), and (xii) all obligations of such Person pursuant to any deferred compensation agreements. Without limiting the foregoing, “Debt Obligation” of the Company shall include the items set forth on Schedule 3.5(c).

(c) “Encumbrances” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset and any restriction on the transfer of any other attribute of ownership of any asset).

(d) “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

(e) “Governmental Entity” means any court, regulatory or administrative agency or commission or other governmental authority, tribunal, or instrumentality, foreign, domestic or supranational.

(f) “Knowledge” means with respect to a party hereto, with respect to any matter in question, that which is known or, with respect to matters arising or occurring during or relating to the period of June 1, 2000 until the date hereof, that which is known or would or should be known after due inquiry to any of the executive officers of such party. For purposes of this definition, the “executive officers” of the Company shall be those Persons listed on Schedule 1.1(f).

(g) “Legal Requirements” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, bylaw, code, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

(h) Whenever any representation or warranty in Articles 3 and 4 contains an exception or limitation relating to “material”, “materiality,” “material adverse” events or omissions or similar concepts (other than “Material Adverse Effect”) (collectively, “Materiality Tests”), such Materiality Tests shall be deemed to have been met (i.e., such events or omissions shall be deemed to be “material,” “materially adverse,” have a “material adverse effect” or otherwise meet a similar test), and such representation or warranty shall be deemed to have been breached, if such breach results in, or would be reasonably expected to result in, (i) damages with respect to the matter being represented or warranted of $100,000 or more, or (ii) taken in the aggregate with all other such breaches, damages with respect to all such matters being represented or warranted of $200,000 or more.

(i) “Material Adverse Effect” when used in connection with a Person means any change, event, circumstance, occurrence or effect that (i) either individually or in the aggregate with all other changes, effects, events and occurrences is materially adverse to the business, properties, financial condition, assets, including intangible assets, capitalization or results of operations of such Person taken as a whole, (ii) does or is reasonably likely to materially adversely affect the ability of such Person to perform its obligations under this Agreement or the Voting Agreement or to consummate the transactions contemplated hereby or thereby, or (iii) materially adversely affects the ability of the Parent to conduct the business of the Surviving Corporation after the Closing Date substantially as the Company’s business is being conducted as of the date hereof; provided, however, that a “Material Adverse Effect” shall not include any change or effect solely resulting from or attributable to (a) general national, international or regional economic or financial conditions, (b) other developments which are not unique to the Company but also affect other Persons who engage in a business substantially similar to the business of the Company in the same geographic area as the Company, including Parent to the extent it engages in such business, (c) the Company’s compliance with any terms, conditions or restrictions set forth in this Agreement, or (d) the announcement of this Agreement or the transactions contemplated hereby.

(j) “Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

(k) “Securities Act” means the Securities Act of 1933, as amended.

(l) “SEC” means the United States Securities and Exchange Commission.

(m) “Subsidiary” of a specified entity means any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified entity (either alone or through or together with any other Subsidiary) (i) owns, directly or indirectly, 50% or more of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity, (ii) is a general partner, trustee, manager or other entity or Person performing similar functions or (iii) has control (as defined in Rule 405 under the Securities Act).

(n) “Superior Proposal” means any bona fide, unsolicited written Acquisition Proposal for all the outstanding Shares on terms that the Board of Directors of the Company determines in good faith by a majority vote, after consultation with its financial advisor of nationally recognized reputation and taking into account all the terms and conditions of the Acquisition Proposal, are more favorable to the Company’s stockholders than those provided hereunder.

SECTION 1.2 Other Defined Terms.    The following terms are defined in the section indicated:

Term	Section
Certificate of Merger	2.3
Certificates	2.8	(b)
Charter Documents	3.1	(a)
Closing	2.3
Closing Date	2.3
COBRA	3.13	(a)
Code	2.8	(e)
Company	3.12	(e)
Company Balance Sheet	3.5	(b)
Company Contracts	3.14
Company Employee Plan	3.13	(a)
Company Financials	3.5	(b)
Company Options	3.2	(b)
Company Stock Option Plans	2.7	(c)
Company Warrants	3.2	(c)
Company’s Intellectual Property Rights	3.9	(a)
Debt Obligation Certificate	6.11
DGCL	2.1
Disclosure Memo	1.3
Dissenting Shares	2.10
DOL	3.13	(a)
Effective Time	2.3
Employee	3.13	(a)
Employee Agreement	3.13	(a)
Environmental Claims	3.12	(a)
Environmental Clean-Up Site	3.12	(a)
Environmental Laws	3.12	(a)
Environmental Permits	3.12	(a)
ERISA	3.13	(a)
ERISA Affiliate	3.13	(a)
FICA	3.7	(b)
Filings	6.2	(a)
FMLA	3.13	(a)
FUTA	3.7	(b)
GAAP	3.5	(b)
Hazardous Materials	3.12	(a)
Intellectual Property Rights	3.9	(a)
International Employee Plan	3.13	(a)
IRS	3.13	(a)
Merger	recitals
Merger Consideration	2.7	(a)
Merger Sub	2.5	(a)
Merger Sub Common Stock	2.7	(d)
Multiemployer Plan	3.13	(a)
Outsourced Plan	3.13	(b)
Paying Agent	2.8	(a)
Payment Fund	2.8	(a)
PBGC	3.13	(a)

Term	Section
PCBs	3.12	(a)
Pension Plan	3.13	(a)
Permits	3.10	(b)
Preferred Stock	3.2	(a)
Principal Stockholders	recitals
Proxy Statement	6.1	(a)
Recommendation	2.1
Release	3.12	(a)
Returns	3.7	(a)
SEC Reports	3.5	(a)
Shares	3.2	(a)
Steyr Claims	3.26
Steyr License Agreement	3.26
Stockholder Approval	3.4	(a)
Stockholders Meeting	6.1	(b)
Subsidiaries	3.12	(e)
Surviving Corporation	2.2
Tax	3.7	(t)
Taxes	3.7	(t)
Termination Fee	8.3	(b)
Third Party IP Rights	3.9	(c)
Triggering Event	8.1	(g)
Voting Agreement	recitals
WARN	3.13	(q)

SECTION 1.3 Other Definitional Provisions and Interpretive Rules.    For purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires: (a) defined terms include the plural as well as the singular and the use of any gender shall be deemed to include the other gender; (b) the use of the term “including” means “including but not limited to”; and (c) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision. References to “Schedules” are to the items disclosed in writing in the disclosure memorandum delivered by the Company to Parent dated as of the date hereof (the “Disclosure Memo”). References to “Articles,” “Sections” and other subdivisions and to “Exhibits” without reference to a document are to designated Articles, Sections and other subdivisions of, and to Exhibits to, this Agreement. Any disclosure set forth in any particular Schedule of the Disclosure Memo will be deemed to be part of any other Schedule of the Disclosure Memo, but solely to the extent that it is readily apparent from the face of such disclosure to an objective third party reviewing such disclosure without reference to extrinsic documentation that such disclosure is applicable to such other Schedule. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity.

ARTICLE II

THE MERGER

SECTION 2.1 Company Actions.    The Company hereby consents to the Merger and represents that (i) its Board of Directors (at a meeting duly called and held) has (A) determined that each of this Agreement and the transactions contemplated hereby, including the Merger, are advisable and are fair to and in the best interests of the stockholders of the Company, (B) authorized and approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and such approval constitutes approval for purposes of Section 203 of the Delaware General Corporation Law (as amended, the “DGCL”) such that the Merger, this Agreement, and the other transactions contemplated thereby, are not and shall not be subject to any of the restrictions on “business combinations” set forth in Section 203 of the DGCL, (C) after considering its fiduciary duties under applicable law upon consultation with counsel, recommended approval and adoption of this Agreement and approval of the Merger by the holders of Shares (the recommendations referred to in this clause (C) are collectively referred to in this Agreement as the “Recommendation”), and (ii) Stout Risius Ross, Inc. has delivered to the Board of Directors of the Company the written opinion referred to in Section 3.17 below. The Board of Directors of the Company shall not withdraw, modify or amend its approval or the Recommendation except as set forth herein, or except as otherwise required to fulfill their fiduciary duties as directors under Delaware law. The Company hereby consents to the inclusion in the Proxy Statement of the Recommendation.

SECTION 2.2 The Merger.    Upon the terms and subject to the conditions of this Agreement and the applicable provisions of the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (as the context requires, the Company is sometimes hereinafter referred to as the “Surviving Corporation”).

SECTION 2.3 Effective Time; Closing.    Subject to the provisions of this Agreement, the Company and Merger Sub shall execute and file a certificate of merger, in such appropriate form as determined by Parent and the Company, with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL (the “Certificate of Merger”) (the date and time of such filing being the “Effective Time”) as soon as possible on or after the Closing Date. The closing of the Merger (the “Closing”) shall take place at the offices of Dickstein Shapiro Morin & Oshinsky, 1177 Avenue of the Americas, New York, New York, at a time and date to be specified by the parties, which shall be as soon as practicable after the satisfaction or waiver of the conditions set forth in Article VII, or at such other time, date and location as the parties hereto agree in writing (the “Closing Date”).

SECTION 2.4 Effect of the Merger.    At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, the Surviving Corporation shall possess all the property, rights, privileges, powers and franchises of the Company and Merger Sub, and shall be subject to all debts, liabilities and duties of the Company and Merger Sub.

SECTION 2.5 Certificate of Incorporation; Bylaws.

(a) At the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law.

(b) At the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by law.

SECTION 2.6 Directors and Officers.    The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, until their respective successors are duly appointed.

SECTION 2.7 Effect on Capital Stock.    Subject to the terms and conditions of this Agreement and the Voting Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

(a) Conversion of the Shares.    Each Share issued and outstanding immediately prior to the Effective Time, other than any Shares to be canceled pursuant to Section 2.7(b) and Dissenting Shares, will be canceled and extinguished and automatically converted into the right to receive $0.8875 in cash, payable to the holder thereof, without any interest thereon, less any required withholding, transfer and other conveyance taxes, upon surrender of the certificate representing such Share in the manner provided in Section 2.8 (the “Merger Consideration”).

(b) Cancellation of Company-Owned and Parent-Owned Stock.    Each Share held by the Company or owned by Parent or Merger Sub or any of their respective Subsidiaries immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

(c) Options; Warrants.    At the Effective Time, all options and warrants to purchase Shares then outstanding, whether (i) under the Company’s 1993 Nonqualified Stock Option Plan, 1994 Stock Option Plan, and 2000 Stock Option Plan (collectively, the “Company Stock Option Plans”) or option agreements, (ii) pursuant to outstanding warrants or (iii) otherwise, shall be treated in accordance with Section 2.9 of this Agreement.

(d) Capital Stock of Merger Sub.    Each share of common stock, par value $0.01 per share, of Merger Sub (the “Merger Sub Common Stock”), issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, $0.00001 par value per share, of the Surviving Corporation. Following the Effective Time, each certificate evidencing ownership of shares of Merger Sub common stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

SECTION 2.8 Payment for Shares.

(a) Paying Agent.    Prior to the Effective Time, Merger Sub shall appoint a United States bank or trust company reasonably acceptable to the Company to act as paying agent (the “Paying Agent”) for the payment of the Merger Consideration. At or prior to the Effective Time, Merger Sub shall deposit or shall cause to be deposited with the Paying Agent in a separate fund established for the benefit of the holders of Shares, for payment in accordance with this Article II, through the Paying Agent (the “Payment Fund”), immediately available funds in amounts necessary to make the payments pursuant to Section 2.7 and this Section 2.8 to holders of Shares (other than the Company or any Subsidiary of the Company or Parent, Merger Sub or any other Subsidiary of Parent, or holders of Dissenting Shares). The Paying Agent shall, pursuant to irrevocable instructions reasonably acceptable to the Company, pay the Merger Consideration out of the Payment Fund. Such funds shall be invested as directed by the Surviving Corporation pending payment thereof by the Paying Agent to the holders of the Shares. All earnings on investments shall be the sole and exclusive property of the Surviving Corporation and no part thereof shall accrue to the benefit of the holders of the Shares. If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of Shares shall be entitled under this Section 2.8, Parent and the Surviving Corporation shall in any event be liable for payment thereof. The Payment Fund shall not be used for any purpose except as expressly provided in this Agreement.

(b) Payment Procedures.    As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall instruct, on terms and conditions reasonably acceptable to the Company, the Paying Agent to mail to each holder of record of a certificate or certificates which, immediately prior to the Effective Time, evidenced outstanding Shares (the “Certificates”), whose Shares were converted pursuant to Section

2.7(a) into the right to receive the Merger Consideration: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent, and shall be in such form and have such other provisions as the Surviving Corporation may specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be paid an amount equal to the product of (x) the number of Shares represented by such Certificate and (y) the Merger Consideration, less any applicable withholding, transfer or other conveyance taxes, and the Certificate so surrendered shall forthwith be canceled. Absolutely no interest shall be paid or accrued on the Merger Consideration payable upon the surrender of any Certificate. Until surrendered in accordance with the provisions of this Section 2.8(b), after the Effective Time, each Certificate (other than Certificates representing Shares subject to 2.7(b)) shall represent for all purposes only the right to receive the Merger Consideration. If payment is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be promptly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the surrendered Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

(c) Termination of Payment Fund; Interest.    Any portion of the Payment Fund (including earnings thereon) which remains undistributed to the holders of Shares for 180 days after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of Shares who have not theretofore complied with this Article II and the instructions set forth in the letter of transmittal mailed to such holder after the Effective Time shall thereafter look only to the Surviving Corporation as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. All earnings accrued in respect of the Payment Fund shall inure to the benefit of and be paid to the Surviving Corporation.

(d) No Liability.    None of the Parent, Surviving Corporation or Paying Agent or any of their officers, directors, employees, agents, attorneys or predecessors shall be liable to any holder of Shares for any cash from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If Certificates are not surrendered prior to two (2) years after the Effective Time, unclaimed funds payable with respect to such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

(e) Withholding Rights.    Each of the Surviving Corporation, Parent and Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation, Parent or Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Surviving Corporation, Parent or Paying Agent.

(f) Lost, Stolen or Destroyed Certificates.    In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration into which the Shares represented by such Certificates were converted; provided, however, that Surviving Corporation may, in its discretion and as a condition precedent to the issuance of such Merger Consideration, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

SECTION 2.9 Stock Options and Warrants.    At the Effective Time, each outstanding Company Option and Company Warrant shall be canceled, and each holder of any such Company Option and Company Warrant whether or not then vested or exercisable shall receive in consideration thereof, for each Share subject to such Company Option or Company Warrant, an amount (subject to any applicable withholding tax) in cash equal to the excess, if any, of the Merger Consideration over the per Share exercise price of such Company Option or Company Warrant. The Boards of Directors of each of Parent, Merger Sub and the Company shall take all reasonable and necessary actions in order that, with respect to any Person subject to Section 16(a) of the Exchange Act, any such amounts can be paid without liability to such Person under Section 16(b) of the Exchange Act and Rule 16b-3(e) promulgated thereunder. Prior to the Effective Time, the Company shall obtain all necessary consents or releases, in form and substance satisfactory to Parent, from holders of Company Options under the Company Stock Option Plans and Company Warrants and take all such other lawful action as may be necessary to give effect to the transactions contemplated by this Section 2.9. The Company Stock Option Plans and Company Warrants shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Subsidiary thereof shall be canceled as of the Effective Time, and the Company shall take all action necessary to ensure that following the Effective Time no participant in the Company Stock Option Plans or other plans, programs or arrangements shall have any right thereunder to acquire securities of the Company, the Surviving Corporation or any Subsidiary thereof and to terminate all such plans.

SECTION 2.10 Dissenting Shares.    Notwithstanding any other provisions of this Agreement to the contrary, to the extent Section 262 of the DGCL applies to the Merger, Shares that are outstanding immediately prior to the Effective Time and which are held by stockholders who have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL (collectively, the “Dissenting Shares”) shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders instead shall be entitled to receive payment of the appraised value of such Shares held by them in accordance with the provisions of such Section 262, except that all Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Shares under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in Section 2.8, of the Certificate or Certificates that, immediately prior to the Effective Time, evidenced such Shares. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands. Any amounts paid to a stockholder pursuant to a right of appraisal will be paid by the Company out of its own funds and will not be reimbursed by Parent or any affiliate of Parent.

SECTION 2.11 Further Action.    If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Parent and Merger Sub as follows:

SECTION 3.1 Organization; Subsidiaries.

(a) The Company and each of its Subsidiaries identified in Schedule 3.1(a) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. The Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction (domestic or foreign) in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary. Schedule 3.1(a) indicates the jurisdiction of organization of each Subsidiary of the Company and the Company’s direct or indirect equity interest therein. Attached to Schedule 3.1(a) are complete and correct copies of the certificate of incorporation and bylaws, each as amended or restated, of the Company and similar governing instruments of each of its Subsidiaries (collectively, the “Charter Documents”), and each such instrument is in full force and effect, and neither the Company, nor any of its Subsidiaries, is currently in violation or breach of any of the provisions of their respective Charter Documents.

(b) Except for the Company’s interest in the Subsidiaries set forth on Schedule 3.1(a) and except as set forth on Schedule 3.1(b), neither the Company nor any of its Subsidiaries (i) owns any capital stock of, or any equity interest of any nature in, any corporation, partnership, joint venture arrangement or other Person, or (ii) is a party to any agreement relating to a joint venture, partnership or similar arrangement or obligating any of them to discuss, consider or form any joint venture, partnership or similar arrangement, except for passive investments in equity interests of public companies as part of the cash management program of the Company. Neither the Company nor any of its Subsidiaries has agreed or is obligated to make, or is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect under which it may become obligated to make any future investment in or capital contribution to any other Person. Neither the Company, nor any of its Subsidiaries, is a general partner of any general partnership, limited partnership or other similar entity.

SECTION 3.2 Company Capitalization.

(a) The authorized capital stock of the Company consists of 20,000,000 shares of common stock, par value $0.00001 per share (the “Shares”), and 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). As of the close of business on the date of this Agreement, there were 11,978,532 Shares issued and outstanding and there were zero shares of Preferred Stock issued and outstanding. As of the date of this Agreement, there are 8,700 Shares held in treasury by the Company. The authorized capital stock of each Subsidiary and, as of the date of this Agreement, the total number of issued and outstanding shares of capital stock of each such Subsidiary is set forth on Schedule 3.2(a).

(b) As of the close of business on the date of this Agreement, there were 2,323,650 Shares subject to issuance pursuant to outstanding options to purchase Shares under the Company Stock Option Plans, option agreements, or otherwise (collectively, the “Company Options”). Schedule 3.2(b) sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) the name of the optionee; (ii) the number of Shares subject to such Company Option; (iii) the exercise price of such Company Option; (iv) the date on which such Company Option was granted or assumed; and (v) the date on which such Company Option expires.

(c) As of the close of business on the date of this Agreement, there were 131,887 Shares subject to issuance pursuant to outstanding warrants to purchase Shares or similar instruments (the “Company Warrants”). Schedule 3.2(c) sets forth the following information with respect to each Company Warrant outstanding as of the date of this Agreement: (i) the name of the holder; (ii) the number of Shares subject to such Company Warrant; (iii) the exercise price of such Company Warrant; (iv) the date on which such Company Warrant was granted or assumed; and (v) the date on which such Company Warrant expires.

(d) The Company has made available to Parent an accurate and complete copy of the Company Stock Option Plans, the stock option agreements evidencing Company Options, and the warrants evidencing Company Warrants. Except as set forth on Schedule 3.2(b) and Schedule 3.2(c), there are no (i) subscription rights, options or warrants outstanding (whether or not currently exercisable) to acquire shares of the capital stock or other securities of the Company, (ii) other securities or instruments that are or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company, or (iii) stockholder rights plans (or similar plan commonly referred to as a “poison pill”) or contract under which the Company is or may become obligated to sell or otherwise issue any shares of the capital stock or other securities of the Company.

(e) All outstanding shares of capital stock of the Company and its Subsidiaries are, and all Shares which may be issued pursuant to the exercise of the Company Options and Company Warrants will be, when issued, duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Charter Documents or any agreement or document to which the Company or any of its Subsidiaries is a party or by which it is bound. All outstanding Shares, all outstanding Company Options, all outstanding Company Warrants and all outstanding shares of capital stock of each Subsidiary of the Company have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements and (ii) all requirements set forth in applicable agreements or instruments. There are no outstanding bonds, debentures, notes or other indebtedness or debt securities of the Company which require consent for any actions contemplated by this Agreement or the Voting Agreement or which have the right to vote (or are convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of the Shares may vote.

SECTION 3.3 Obligations With Respect to Capital Stock.    Except as set forth in Section 3.2 hereof, there are no equity securities, partnership interests or similar ownership interests of any class of Company equity security, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth on Schedule 3.3, the Company owns all of the securities of its Subsidiaries identified on Schedule 3.1(a), free and clear of all claims and Encumbrances, and there are no other equity securities, partnership interests or similar ownership interests of any class of equity security of any Subsidiary of the Company, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except pursuant to the Voting Agreement, the Company Options and the Company Warrants, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which it is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. Except as set forth on Schedule 3.3, there are no registration rights with respect to any equity security of any class of the Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries.

SECTION 3.4 Authority; Non-Contravention.

(a) The Company has all requisite corporate power and authority to enter into this Agreement, and, subject to the Stockholder Approval, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company (and such authorization constitutes sufficient approval for purposes of Section 203 of the DGCL such that the Merger, this Agreement and the other transactions contemplated thereby, are not and shall not be subject to any of the restrictions on “business combinations” set forth in Section 203 of the DGCL), subject only in the case of the Merger to the approval and adoption of the Merger and this Agreement by the holders of the Shares (the “Stockholder Approval”) pursuant to the DGCL and the filing of the Certificate of Merger pursuant to DGCL. The Stockholder Approval is the only vote of the holders of any of the Company’s securities necessary to approve the Merger, and no other approval of any holder of any securities of the Company is required in connection with the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery by Parent and Merger Sub, constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity. There is no vote of the holders of any class or series of the Company’s securities necessary to approve the Voting Agreement.

(b) Except as set forth on Schedule 3.4(b), the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate any Charter Documents or any provision of the comparable charter or organization documents of any Subsidiary of the Company, (ii) subject to obtaining the Stockholder Approval and compliance with the requirements set forth in Section 3.4(c), conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with or without notice or lapse of time or both could become a default) under, or impair the Company’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise, concession or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective assets are bound or affected.

(c) No action by or in respect of, filing with any Governmental Entity or other Person, or consent, approvals or Permits is required to be obtained or made by the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Voting Agreement or the consummation by the Company of the transactions contemplated hereby and thereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Company is qualified to do business, and (ii) compliance with any applicable requirements of the Securities Act, the Exchange Act, and any other applicable securities law, whether state or foreign. No such filings are required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

SECTION 3.5 SEC Filings; Company Financial Statements.

(a) The Company has filed all forms, reports and documents required to be filed by Company with the SEC since the effective date of the registration statement for the Company’s initial public offering. All such required forms, reports and documents (including those that the Company may file subsequent to the date hereof) are referred to herein as the “SEC Reports.” As of their respective dates, the SEC Reports (i) were prepared in accordance with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed SEC Report. None of the Company’s Subsidiaries is required to file any forms, reports or other documents with the SEC.

(b) Each of the consolidated financial statements of the Company (including, in each case, any related notes thereto) contained in the SEC Reports (the “Company Financials”), including each SEC Report filed after the date hereof until the Closing, (i) comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) are prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC under Form 10-QSB, 8-K or any successor form under the Exchange Act) and (iii) fairly present the consolidated financial position of Company and its Subsidiaries as at the respective dates thereof and the consolidated results of Company’s operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The consolidated balance sheet of the Company dated as of March 31, 2003 contained in the SEC Reports filed on May 21, 2003, is hereinafter referred to as the “Company Balance Sheet.” Except for those items reflected in the Company Balance Sheet footnotes, neither the Company nor any of its Subsidiaries has engaged in any transaction that received off-balance sheet accounting treatment under Financial Accounting Standard No. 125 or No. 140.

(c) Except as set forth in Schedule 3.5(c) or disclosed in the Company Financials or in the SEC Reports filed, in each case, prior to the date hereof, to the Knowledge of the Company, neither Company nor any of its Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise, whether or not now due and payable), except (i) liabilities reflected in the Company Balance Sheet (other than those discharged since March 31, 2003), (ii) liabilities incurred in the ordinary course of business since March 31, 2003, and (iii) liabilities under this Agreement. Schedule 3.5(c) sets forth a complete and correct itemized list of (i) each Debt Obligation of the Company and its Subsidiaries outstanding as of the date hereof and (ii) each payee thereof.

(d) The Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

(e) In all material respects, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances, to the extent required by Section 13(b)(2)(B) of the Exchange Act, that (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

SECTION 3.6 Absence of Certain Changes or Events.

(a) Since the date of the Company Balance Sheet, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices (other than the transactions contemplated by this Agreement and the Voting Agreement) and there is not and has not been (i) any event, occurrence, development or state of circumstances or facts that has had or could have, individually or in the aggregate, a Material Adverse Effect on the Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company’s or any of its Subsidiaries’ capital stock, or any purchase, redemption or other acquisition by the Company of any of the Company’s capital stock or any other securities of the Company or its Subsidiaries or any options, warrants, calls or rights to acquire any such capital stock or any other securities except for repurchases which are not, individually or in the aggregate, material in amount from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any material change by the Company in its method of accounting, method of tax accounting or accounting principles or practices, except as required by concurrent changes in GAAP, (iv) any revaluation by the

Company of any of its material assets, other than in the ordinary course of business, or (v) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations hereunder.

(b) Since the date of the Company Balance Sheet and through the date of this Agreement, there has not been (i) any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries, (ii) any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices, (iii) any split, combination or reclassification of any of the Company’s or any of its Subsidiaries’ capital stock, (iv) any creation or other incurrence by the Company or any of its Subsidiaries of any lien on any material asset other than in the ordinary course of business consistent with past practices, (v) any making of any material loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in its wholly-owned Subsidiaries (or advances to employees) in the ordinary course of business consistent with past practices, (vi) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any of its Subsidiaries that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (vii) any change in policy or practice for the licensing of any Intellectual Property Rights, including through discounts or similar practices, lengthening the term of licenses or changing the basis of pricing or terms of such licenses or modifying the indemnification provisions of such licenses, or (viii) any agreement, commitment, arrangement or undertaking by the Company or any of its Subsidiaries to perform any action described in (i) through (vii) above.

SECTION 3.7 Taxes.

(a) Except as set forth on Schedule 3.7(a), the Company and each of its Subsidiaries have timely filed or caused to be filed all federal, state, provincial, local, foreign and other returns, estimates, information statements and reports (“Returns”) relating to Taxes required to be filed by or on behalf of the Company and each of its Subsidiaries with any Tax authority. Such Returns are true, correct and complete in all material respects, and the Company and each of its Subsidiaries have paid all Taxes due, whether or not such Taxes have been shown to be due on such Returns. No extension has been requested or is in effect for the Company or any of its Subsidiaries with respect to the filing of any Return or the payment of any Tax.

(b) The Company and each of its Subsidiaries have withheld and paid with respect to its employees and other Persons, including non-resident Persons, all federal, state, provincial, local and foreign income Taxes, Taxes pursuant to the Federal Insurance Contribution Act (“FICA”), Taxes pursuant to the Federal Unemployment Tax Act (“FUTA”) and all other Taxes required to be withheld and paid.

(c) Neither the Company nor any of its Subsidiaries has been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, proposed or assessed against the Company or any of its Subsidiaries. The Company and its Subsidiaries have not executed any unexpired waiver of any statute of limitations on, or extended the period for the assessment or collection of, any Tax, and no power of attorney with respect to Tax matters has been executed or filed with any Tax authority.

(d) There is no action, suit, proceeding, investigation, audit or claim now pending against the Company or any of its Subsidiaries in respect of any Tax or Tax assessment, nor in the last 3 years has any claim for additional Tax or Tax assessment been asserted in writing against the Company or any of its Subsidiaries.

(e) Since June 1, 2000, and, to the Company’s Knowledge, during any other period, no adjustment relating to any Returns filed by the Company or any of its Subsidiaries has been proposed formally or informally by any Tax authority to the Company or any of its Subsidiaries or any representative thereof. No claim has been made by any Tax authority in a jurisdiction where the Company or any of its Subsidiaries do not currently file a Return, that the Company or any of its Subsidiaries may be subject to Tax by such jurisdiction.

(f) Neither the Company nor any of its Subsidiaries has any liability for unpaid Taxes which has not been accrued for or reserved on the Company Balance Sheet in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the date of the Company Balance Sheet in connection with the operation of the business of the Company and its Subsidiaries in the ordinary course.

(g) The Company and its Subsidiaries have not made, are not obligated to make and are not parties to any agreement that under certain circumstances could obligate any of them to make any payments that will not be deductible under Section 162(m) of the Code (or any corresponding provisions of state, local or foreign law) or that would constitute an “excess parachute payment” under Section 280G of the Code (or any corresponding provisions of state, local or foreign law) without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future. No Person is entitled to receive any additional payment from the Company or any of its Subsidiaries in the event that the excise tax required by Section 4999(a) of the Code is imposed on such Person.

(h) Neither the Company nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries.

(i) Neither the Company nor any of its Subsidiaries is party to or has any obligation under any Tax-sharing, Tax indemnity or Tax allocation agreement or arrangement (including but not limited to any advance pricing agreement, closing agreement or other agreement relating to Taxes with a Tax authority).

(j) Neither the Company nor any of its Subsidiaries has been or will be required (either as a result of the transactions contemplated by this Agreement or otherwise) to include in taxable income, any income attributable to, or that accrued in, a prior taxable period but was not recognized in a prior taxable period as a result of (i) the installment method of accounting or any open transaction, (ii) the completed contract method of accounting, (iii) the cash method of accounting, (iv) any prepaid amounts, (v) Section 481 of the Code or any comparable provision of any other Tax law, (vi) any intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or similar provisions of state, local or foreign law) or (vii) for any other reason.

(k) Neither the Company nor any of its Subsidiaries has been distributed in a transaction qualifying under Section 355 of the Code within the last two (2) years, nor has the Company or any of its Subsidiaries distributed any corporation in a transaction qualifying under Section 355 of the Code within the last two years.

(l) Except as set forth in Schedule 3.7(l), neither the Company nor any of its Subsidiaries has any net operating losses or other tax attributes presently subject to limitation under Sections 382, 383 or 384 of the Code or the federal consolidated return regulations (other than limitations imposed as a result of the transactions contemplated by this Agreement).

(m) There are no outstanding rulings of, or requests for rulings with, any Tax authority addressed to the Company or any of its Subsidiaries that are, or if issued would be, binding on the Company or any of its Subsidiaries.

(n) No property of the Company or any of its Subsidiaries is required to be treated as owned by another Person for income Tax purposes or is “tax exempt use property” within the meaning of Section 168(h) of the Code. The Company is not a party to any lease made pursuant to the provisions of former Section 168(f)(8) of the Code. Neither the Company nor any of its Subsidiaries is an obligor on, and none of the assets of the Company and its Subsidiaries has been financed directly or indirectly by, any tax exempt bonds.

(o) Except as set forth in Schedule 3.7(o), since June 1, 2000 and, to the Company’s Knowledge, during any other period, neither the Company nor any of its Subsidiaries has ever been a member of an affiliated, consolidated, combined or unitary group filing a consolidated, unitary or combined Return (other than a group the common parent of which was the Company), and neither the Company nor any of its Subsidiaries has any liability for the Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Tax law), as a transference or successor, by contract, or otherwise.

(p) Except as set forth on Schedule 3.7(p), neither the Company nor any of its Subsidiaries has, or has had, a permanent establishment in (or would otherwise be treated as having engaged in business in), any foreign country.

(q) No portion of the amounts deliverable pursuant to this Agreement to holders of Shares is subject to Tax withholding, including but not limited to the Tax withholding provisions of Section 3406 of the Code, or of subchapter A of Chapter 3 of the Code, or of any other provision of law.

(r) There are no Encumbrances for Taxes (except for Encumbrances for Taxes not yet due and payable) on any of the assets of the Company or any of its Subsidiaries.

(s) Neither the Company nor any of its Subsidiaries owns or has owned, directly, indirectly or by attribution, any interest in an entity that would be treated as a “passive foreign investment company” within the meaning of Section 1297 of the Code. Neither the Company nor any of its Subsidiaries is a party to any joint venture, partnership, limited liability company or other arrangement which could be treated as a partnership for Tax purposes.

(t) For the purposes of this Agreement, “Tax” or “Taxes” refers to (i) any and all federal, state, provincial, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated consolidated, combined or unitary group, and (iii) any liability for amounts of the type described in clauses (i) and (ii) as a result of any express or implied obligation to indemnify another Person or as a result of any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity.

SECTION 3.8 Properties.    The Company or one of its Subsidiaries (i) has good and marketable title to all the properties and assets (A) reflected in the Company Balance Sheet as being owned by the Company or one of its Subsidiaries (other than any such properties or assets sold or disposed of since such date in the ordinary course of business consistent with past practice) or (B) acquired after the date of the Company Balance Sheet, in each case free and clear of all Encumbrances, except as set forth on Schedule 3.8 and except statutory Encumbrances securing payments not yet due and such Encumbrances as do not materially affect the use or value of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (ii) is the lessee of all leasehold estates (x) reflected in the Company Balance Sheet or (y) acquired after the date of the Company Balance Sheet (except for leases that have expired by their terms since the date thereof) and is in possession of the properties purported to be leased thereunder, and each such lease is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the Company and, to the Company’s Knowledge, the other party thereto, and there is no default thereunder by the lessee or, to the Company’s Knowledge, the lessor. The Company has not received notice and does not otherwise have Knowledge of any pending, threatened or contemplated condemnation proceeding affecting any premises owned or leased by the Company or any of its Subsidiaries or any part thereof or of any sale or other disposition of any such owned or leased premises or any part thereof in lieu of condemnation. Schedule 3.8 sets forth a list of all such properties and assets and leasehold estates and sets forth a complete and correct itemized list of all Encumbrances on the properties and assets of the Company and its Subsidiaries that are related to the Debt Obligations.

SECTION 3.9 Intellectual Property.

(a) The Company and its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights in, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, trade secrets, trade dress, maskworks, formulae, net lists, designs, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), shrink-wrapped software, and tangible or intangible proprietary information or material that are used or proposed to be used in the business of the Company as currently conducted or as proposed to be conducted by the Company (the “Intellectual Property Rights”). Schedule 3.9(a) sets forth a complete list of all trademarks, service marks, trade names, registered copyrights (and any applications for the registration thereof), patents, and patent applications owned by the Company, specifying as to each, as applicable: (i) the nature of such right; and (ii) the jurisdictions by or in which such right has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers (the “Company’s Intellectual Property Rights”). The Company has received properly executed assignments for each of the Company’s Intellectual Property Rights listed in Schedule 3.9(a), and has properly recorded such assignments with the appropriate domestic or foreign filing offices.

(b) Schedule 3.9(b) sets forth a complete list of all licenses, sublicenses, source code escrow agreements and other agreements as to which the Company is a party and pursuant to which any Person has rights in any Intellectual Property Rights, including the identity of all parties thereto and the extent of such rights. Neither the Company nor any of its Subsidiaries is obligated to provide support of any computer program, whether included in the Intellectual Property Rights or not.

(c) Schedule 3.9(c) sets forth a complete list of all licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company has rights in any third party patents, patent applications, trademarks, trade secrets, trade dress or copyrights (including software), including in each instance the identity of all parties thereto and the extent of such rights (collectively, the “Third Party IP Rights”). The Third Party IP Rights have been duly and validly licensed by the licensor of such right to the Company and/or its Subsidiaries, and each such license, sublicense or agreement is a valid and binding obligation of the Company and/or its Subsidiaries and, to the Knowledge of the Company, the counterparty thereto, is in full force and effect, and is enforceable in accordance with its terms. Except as set forth in Schedule 3.9(c), none of the sale, license, lease, transfer, use, reproduction, distribution, modification or other exploitation by the Company, any Subsidiary of the Company or any of their respective successors or assigns of any version or release of any computer program included in the Third Party IP Rights obligates or will obligate the Company, any Subsidiary of the Company or any of their respective successors or assigns to pay any royalty, fee or other compensation to any other Person.

(d) The Company and its Subsidiaries are not, nor will any of them be as a result of the execution and delivery of this Agreement or the performance of their obligations hereunder, in breach or violation of any agreement governing any Intellectual Property Right or Third Party IP Rights. No claims with respect to the Intellectual Property Rights or the Third Party IP Rights (to the extent arising out of any use, reproduction or distribution of such Intellectual Property Rights or Third Party IP Rights by or through the Company), have been asserted or are threatened by any Person. There are no grounds for any bona fide claims (i) to the effect that the manufacture, sale, distribution, licensing or use of any product as now used, sold, distributed or licensed or proposed for use, sale, distribution or license by the Company or any of its Subsidiaries infringes on any copyright, patent, trademark, service mark or trade secret of a third party; (ii) against the use by the Company or any of its Subsidiaries of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company’s or any of its Subsidiaries’ business as currently conducted or as proposed to be conducted by the Company; (iii) challenging the ownership, validity, enforceability or effectiveness of any of the Intellectual Property Rights; or (iv) challenging the Company’s license or legally enforceable right to use, or the validity, enforceability or effectiveness of, the Third Party IP Rights.

(e) All registered trademarks, service marks, and copyrights held by the Company and its Subsidiaries as set forth on Schedule 3.9(a) and Schedule 3.9(c) are valid and subsisting. All patents held by the Company are valid, enforceable, and subsisting, and all patent applications held by the Company are pending in their respective patent office, and the Company is unaware of any facts that would form the basis for a refusal of, or of any defects in the prosecution of any such application that would irrevocably foreclose, the grant of patent rights under such application. To the Knowledge of the Company, there has been and is no unauthorized use, disclosure, infringement or misappropriation of any of the Intellectual Property Rights or any of the Third Party IP Rights to the extent licensed by or through the Company, by any third party, including any employee or former employee of the Company. Except as set forth in Schedule 3.9(e), the Company or any of its Subsidiaries (i) has not been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; (ii) has not been threatened or charged in writing, orally or otherwise with infringement or violation of any patents, trademarks, service marks, copyrights or trade secrets or other proprietary right of any third party; and (iii) has no Knowledge of valid grounds for any such threat or claim.

(f) Except as set forth in Schedule 3.9(f), no Intellectual Property Right or Third Party IP Right is subject to any outstanding order, judgment, decree, legal or governmental proceeding (other than pending applications for patent, trademark registration or copyright registration) or stipulation restricting in any manner the licensing thereof by the Company.

(g) The Company and its Subsidiaries have taken reasonable measures consistent with industry practice to protect and preserve (i) the validity and enforceability of trademarks included in the Intellectual Property Rights, (ii) the validity and enforceability of copyrights included in the Intellectual Property Rights, (iii) the validity and enforceability of patents included in the Intellectual Property Rights, and (iv) the confidentiality, validity and enforceability of its pending patent applications, trade secrets and other confidential information. Since the Company and its Subsidiaries have owned or licensed any computer programs constituting a portion of the Intellectual Property Rights, the Company and its Subsidiaries have disclosed source code to such programs only pursuant to confidentiality terms that reasonably protect the Company’s rights in such programs. Except as disclosed in accordance with such confidentiality agreements or valid source code escrow agreements, which source code escrow agreements are described in Schedule 3.9(b), no Person (other than the Company and its Subsidiaries) is in possession of any source code for any computer program included in the Intellectual Property Rights. All current employees, contractors, agents and consultants of the Company (excluding those contractors and consultants that perform services incidental to the Company’s business operations) have executed a nondisclosure and assignment of inventions agreements to protect the confidentiality and to vest in the Company exclusive ownership of such intellectual property rights, and to the Company’s Knowledge, no such Person has violated such agreement. To the Knowledge of the Company, no material trade secret or confidential information of the Company or any of its Subsidiaries has been used, divulged, appropriated or misappropriated for the benefit of any Person other than the Company or its Subsidiaries or otherwise to the detriment of the Company or its Subsidiaries. To the Knowledge of the Company, no employee, contractor, agent or consultant of the Company or its Subsidiaries has used any trade secrets or other confidential information of any other Person in the course of their work for the Company or its Subsidiaries. The Company and its Subsidiaries have no written or oral agreements with employees, contractors, agents or consultants with respect to the ownership of inventions, trade secrets or other works created by them as a result of which any such employee, contractor, agent or consultant may have rights to any portion of the Intellectual Property Rights so created by such individual.

(h) To the Knowledge of the Company, no officer, employee, contractor, agent or consultant of the Company or its Subsidiaries is in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or agreement or any restrictive covenant relating to the right of any such officer, employee, contractor, agent or consultant to be employed or engaged by the Company or its Subsidiaries because of the nature of the business conducted or to be conducted by the Company or its Subsidiaries or relating to the use of trade secrets or proprietary information of others, and to the Company’s Knowledge and belief, the continued employment or retention of its officers, employees, contractors, agents or consultants does not subject the Company or its Subsidiaries to any liability with respect to any of the foregoing matters.

SECTION 3.10 Compliance with Laws.

(a) Except as disclosed on Schedule 3.10(a), neither the Company, its Subsidiaries, nor any of their relevant personnel and operations is in conflict with, or has violated or is in violation of (i) any law, rule, regulation, order, judgment or decree by any Governmental Entity applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of their respective properties is bound or affected, including without limitation all reporting requirements (on Form 8300 or otherwise under 26 U.S.C. § 6050I and 31 U.S.C. §5331 and the regulations promulgated thereunder) relating to cash payments over $10,000 received in a trade or business, or (ii) any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which Company or any of its Subsidiaries or its or any of their respective properties is bound or affected, except for conflicts, violations and defaults that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. To the Company’s Knowledge, no investigation or review by any Governmental Entity is pending or, has been threatened, against the Company or any of its Subsidiaries, nor, to the Company’s Knowledge, has any Governmental Entity indicated an intention to conduct an investigation of the Company or any of its Subsidiaries. There is no judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any material business practice of the Company or any of its Subsidiaries, or any acquisition of material property by the Company or any of its Subsidiaries.

(b) The Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from Governmental Entity (including, without limitation all such permits required under environmental laws) that are material to or required for the operation of the business of the Company as currently conducted (collectively, the “Permits”), all of which are listed on Schedule 3.10(b), and are in compliance with the terms of the Permits, except where the failure to hold or be in compliance with such Permits, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. To the Knowledge of the Company, no suspension, revocation or cancellation of any of the Permits is pending or threatened.

SECTION 3.11 Litigation.    Schedule 3.11 contains a complete and correct list of (i) all claims, suits, actions, arbitrations, investigations or proceedings (or any basis therefor) pending or, to the Knowledge of the Company, threatened against, relating to or affecting the Company or any of its Subsidiaries or any of their respective assets, any officer, director or employee of the Company or any of its Subsidiaries or any Person for whom the Company or any Subsidiary may be liable or any of their respective properties, before any Governmental Entity or any arbitrator, and (ii) all judgments, decrees, arbitration awards, agreements or orders binding upon the Company. Except as set forth on Schedule 3.11, no material claims, including without limitation, product liability claims, claims for breach of implied or express warranties or claims for breach of contract, have been asserted against the Company during the past five (5) years. Since June 1, 2000, and, to the Company’s Knowledge, during any other period, no director, officer or employee of the Company has asserted a claim to seek indemnification from the Company under any of the Charter Documents or any indemnification agreement between the Company and such Person.

SECTION 3.12 Environmental Matters.

(a) Definitions.    For purposes of this Agreement, the following terms shall have the meanings set forth below:

(i) “Environmental Claims” means any and all administrative, regulatory or judicial actions, orders, decrees, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any Governmental Entity or other Person alleging potential responsibility or liability (including potential responsibility or liability for costs of enforcement, investigation, cleanup, governmental response, removal or remediation, analysis, operation and maintenance, monitoring, for natural resources damages, property damage, personal injuries or penalties or for contribution, indemnification, cost recovery, compensation or injunctive relief) arising out of, based on or related to (A) the presence, Release or threatened Release of, or exposure to, any Hazardous Materials at any location or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit.

(ii) “Environmental Clean-Up Site” means any location which is listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state, Canadian federal, or provincial list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding, or investigation related to or arising from any alleged violation of any Environmental Law.

(iii) “Environmental Laws” means all applicable laws, Legal Requirements, rules, regulations, orders, decrees, common law, judgments or binding agreements issued, promulgated or entered into by or with any Governmental Entity relating to pollution or protection of the environment (including ambient air, indoor air, building materials and surfaces, surface water, groundwater, soils or subsurface strata) or protection of human health or safety, including laws and regulations relating to occupational health or safety or to Releases or threatened Releases of Hazardous Materials or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, transport, disposal, handling of or exposure to Hazardous Materials.

(iv) “Environmental Permits” means all permits, certificates of approval, licenses, registrations, notifications, disclosures, filings, and other authorizations required under applicable Environmental Laws.

(v) “Hazardous Materials” means all hazardous, toxic, explosive, carcinogenic, mutagenic or radioactive substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing material, polychlorinated biphenyls (“PCBs”) or PCB-containing materials or equipment, urea formaldehyde foam insulation, asbestos, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated by any Environmental Law or affecting human health and safety.

(vi) “Release” means, with respect to any Hazardous Material, any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration of such Hazardous Materials into or through the environment (including ambient air, indoor air, building materials and surfaces, surface water, groundwater, land surface, or subsurface strata) or within any building, structure, facility or fixture.

(b) Except as disclosed in Schedule 3.12(b) and except for such inconsistencies with the following clauses (i) through (vi) that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (i) each of the Company and its Subsidiaries possesses all Environmental Permits necessary to conduct its businesses and operations as currently conducted (and to the extent required by applicable law, the Company and its Subsidiaries have made, or will make prior to the Effective Time, timely and sufficient application for the extension, reissuance, or renewal of such Environmental Permits); (ii) each of the Company and its Subsidiaries is in compliance with all Environmental Laws and all Environmental Permits; (iii) there are no Environmental Claims pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries; (iv) there have been no Releases of any Hazardous Materials on, in, at, or from any of the owned or leased premises of the Company or any of its Subsidiaries or to any other property not owned or operated by the Company or its Subsidiaries that could reasonably form the basis of any Environmental Claim against the Company or any of its Subsidiaries; (v) to the Knowledge of the Company, there are no facts or circumstances which could reasonably form the basis for any Environmental Claims against the Company or any of its Subsidiaries; and (vi) neither the Company, nor its Subsidiaries has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any Environmental Clean-up Site.

(c) Except as set forth on Schedule 3.12(c), no written notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review is pending or, to the Knowledge of the Company, is threatened by any Governmental Entity or other Person against the Company or its Subsidiaries relating to or arising out of any Environmental Law. Except as set forth on Schedule 3.12(c), there are no material liabilities of or relating to the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis for any such material liability.

(d) Except as set forth on Schedule 3.12(d), and except for Hazardous Materials present in commercial or retail products used or stored in commercially reasonable quantities, neither the Company nor its Subsidiaries export, import, manufacture, use, produce or generate any Hazardous Materials in connection with their businesses or store any Hazardous Materials at any of the Company’s or its Subsidiaries’ owned or leased properties. Except as set forth in Schedule 3.12(d), there are no underground storage tanks or Hazardous Materials located at, under or, to the Knowledge of the Company, adjacent to any of the Company’s or its Subsidiaries’ owned or leased properties.

(e) All underground storage tank closures have been performed in complete conformity with all Environmental Laws and with the guidance set out in the Michigan Department of Environmental Quality’s September 23, 1998, Informational Guidance Memorandum (IM-10) entitled “Site Assessment at Closure or Change-In-Service After a Leaking Underground Storage Tank Closure,” as well as the Natural Resources and Environmental Protection Act and the Michigan Underground Storage Tank Rules.

(f) For purposes of this Section 3.12, the terms “Company” and “Subsidiaries” shall include any entity that is, in whole or in part, a predecessor of the Company or any of its Subsidiaries.

SECTION 3.13 Employee Benefit Plans.

(a) Definitions.    For purposes of this Agreement, the following terms shall have the meanings set forth below:

(i) “Company Employee Plan” shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each “employee benefit plan,” within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate for the benefit of any Employee;

(ii) “COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

(iii) “DOL” shall mean the Department of Labor;

(iv) “Employee” shall mean any current, former, or retired employee, officer, or director of Company or any Subsidiary of the Company;

(v) “Employee Agreement” shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between the Company or any Subsidiary of the Company, on the one hand, and any Employee or consultant of the Company or any Subsidiary of the Company, on the other hand;

(vi) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended;

(vii) “ERISA Affiliate” shall mean any other Person or entity (including any foreign domiciled Person or entity) under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

(viii) “FMLA” shall mean the Family Medical Leave Act of 1993, as amended;

(ix) “International Employee Plan” shall mean each Company Employee Plan that has been adopted or maintained by the Company, whether informally or formally, for the benefit of Employees outside the United States;

(x) “IRS” shall mean the Internal Revenue Service;

(xi) “Multiemployer Plan” shall mean any “Pension Plan” (as defined below) which is a “multiemployer plan,” as defined in Section 3(37) of ERISA;

(xii) “PBGC” shall mean the Pension Benefit Guaranty Corporation; and

(xiii) “Pension Plan” shall mean each Company Employee Plan which is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA.

(b) Schedule 3.13(b) contains an accurate and complete list of each Company Employee Plan and each Employee Agreement and, to the Knowledge of the Company, any other material benefit plan, program, or arrangement in which an Employee is eligible to participate (each plan other than a Company Employee Plan, an “Outsourced Plan”). The Company does not have any plan or commitment to establish any new Company Employee Plan, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law), or to enter into any Company Employee Plan, Employee Agreement or Outsourced Plan, nor does it have any intention or commitment to do any of the foregoing.

(c) Documents.    The Company has made available to Parent: (i) correct and complete copies of all documents embodying each Company Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the summary of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) the most recent IRS determination or opinion letter, and all rulings relating to Company Employee Plans; (vii) all material written agreements and contracts relating to each Company Employee Plan, including, but not limited to, administrative service agreements, investment manager, investment consultant, third party administrator, group annuity contracts and group insurance contracts; (viii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Company; and (ix) all registration statements and prospectuses prepared in connection with each Company Employee Plan. Additionally, the Company has provided to the Parent information with respect to the Outsourced Plans to the extent reasonably practicable, including but not limited to, a copy of each Outsourced Plan.

(d) Employee Plan Compliance.    Except in each case as would not, individually or in the aggregate, result in a material liability to the Company, to the Knowledge of the Company: (i) the Company has performed in all obligations required to be performed by it under, is not in default or violation of, and each Company Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code has received an opinion or determination letter from the Internal Revenue Service that it is so qualified or has remaining a period of time to obtain such a letter from the IRS, and no event has occurred since the date of such determination that could result in the revocation of, or materially adversely affect, such qualification; (iii) no non-exempt “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the Knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (v) each Company Employee Plan (other than the Company Options) can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Company or any of its ERISA Affiliates (other than expenses typically incurred in a termination event); (vi) there are no audits, inquiries or proceedings pending or, to the Knowledge of the Company, threatened by the IRS or DOL with respect to any Company Employee Plan; (vii) neither the Company nor any ERISA Affiliate is subject to any penalty or tax with respect to any Company Employee Plan; (viii) all contributions due from Company or any ERISA Affiliate (including employee contributions withheld from pay) with respect to any of Company Employee Plans have been made as required under ERISA or have been accrued on the Company Balance Sheet and the balance sheet of the applicable Subsidiary; and (ix) all applicable tax and other returns, including annual reports (Form 5500), have been timely filed and, where required, distributed to Company Employee Plan participants.

(e) Pension Plans.    Since June 1, 2000, and, to the Company’s Knowledge, during any other period, neither the Company nor any ERISA Affiliate of the Company has now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

(f) To the Knowledge of the Company, no condition exists which would constitute grounds for involuntary termination of any of Pension Plan under Section 4042 of ERISA, and except as set forth on Schedule 3.13(f), there have been no reportable events as defined in Section 4043(b) of ERISA (other than events for which the 30-day notice have been waived by the Pension Benefit Guaranty Corporation (the “PBGC”), with respect to any Pension Plan).

(g) No proceeding or other action has been initiated by the PBGC to terminate any Pension Plan and no notice has been received of any intention to commence or seek commencement of any such proceeding or action.

(h) Except as set forth on Schedule 3.13(h), since June 1, 2000, and, to the Company’s Knowledge, during any other period, no Pension Plan has been terminated by any of the members of an ERISA Affiliate, and there is no liability for Taxes with respect to a reversion of qualified plan assets under Section 4980 of the Code.

(i) Except as set forth on Schedule 3.13(i), each Pension Plan that has been terminated since June 1, 2000, and, to the Company’s Knowledge, during any other period, has completed final distribution of its assets in accordance with both the terms of the Pension Plan and such termination.

(j) To the Knowledge of the Company, there are no employee benefit plans which cover employees of any of the members of an ERISA Affiliate which are required to comply with the provisions of any foreign law.

(k) Since June 1, 2000, and, to the Company’s Knowledge, during any other period, all excess contributions, if any (together with any income allocable thereto), have been distributed (or, if forfeitable, forfeited) before the close of the first two and one half (2½) months of the following plan year; and there is no liability for excise Tax under Section 4979 of the Code with respect to such excess contributions, if any, for any Plan.

(l) Since June 1, 2000, and, to the Company’s Knowledge, during any other period, there has been no liability for Taxes with respect to: (i) an accumulated funding deficiency under Section 4971 of the Code and/or (ii) a nondeductible contribution under Section 4972 of the Code.

(m) None of the Plans is a “multiemployer plan” as that term is defined in Section 3(37) of ERISA and Section 414(f) of the Code, nor a plan maintained by more than one employer (hereinafter referred to as a “multiple employer plan”), nor a single employer plan under a multiple controlled group within the meaning of Section 4063 of ERISA, and neither the members of an ERISA Affiliate nor any entity required to be aggregated with any of the members of the an ERISA Affiliate under Section 414(b), (c), (m), or (o) of the Code has incurred any withdrawal liability with respect to any single plan, multiemployer or multiple employer plan, which liability could constitute a liability of any of the members of an ERISA Affiliate.

(n) No Post-Employment Obligations.    No Company Employee Plan provides, or has any liability to provide, retiree health benefits to any Person for any reason, except as may be required by COBRA or other applicable statute, and, since June 1, 2000, and, to the Company’s Knowledge, during any other period, the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other Person that such Employee(s) or other Person would be provided with retiree health benefits, except to the extent required by statute, and there is no liability for taxes with respect to disqualified benefits under Section 4976 of the Code.

(o) Effect of Merger.    Except as set forth in Schedule 3.13(o), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting (other than full vesting as a result of partial or full plan termination of a qualified plan), distribution, increase in compensation or benefits, or obligation to fund benefits with respect to any Employee.

(p) Employment Matters.    The Company and each of its Subsidiaries is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees. There are no pending, or, to the Company’s Knowledge, threatened, claims or actions against the Company under any worker’s compensation policy or long-term disability policy. To the Company’s Knowledge, no Employee of the Company has materially violated any employment contract, nondisclosure agreement or noncompetition agreement by which such Employee is bound due to such Employee being employed by the Company and disclosing to the Company or using trade secrets or proprietary information of any other Person or entity.

(q) Labor.    The Company represents and warrants that (i) except as set forth on Schedule 3.13(q), neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization; (ii) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries is the subject of any proceeding asserting that it or any Subsidiary has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment; (iii) there is no strike, work stoppage or other labor dispute involving it or any of its Subsidiaries pending or, to its Knowledge, threatened; (iv) no grievance is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries; (v) the Company and each Subsidiary is in compliance with all applicable laws (domestic and foreign), agreements, contracts and policies relating to employment, employment practices, wages, hours, and terms and conditions of employment; (vi) the Company has paid in full to all employees of the Company and its Subsidiaries all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees under any policy, practice, agreement, plan, program, statue or other law; (vii) the Company is not liable for any severance pay or other payments to any employee or former employee arising from the termination of employment under any benefit or severance policy, practice, agreement, plan, or program of the Company, nor will the Company have any liability which exists or arises, or may be deemed to exist or arise, under any applicable law or otherwise, as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by the Company of any Persons employed by the Company or any of its Subsidiaries on or prior to the Effective Time; and (viii) the Company is in compliance with its obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988 (“WARN”), and all other employee notification and bargaining obligations arising under any collective bargaining agreement, statute or otherwise.

(r) International Employee Plans.    Each International Employee Plan has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. Furthermore, no International Employee Plan has material unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent the Company or Parent from terminating or amending any International Employee Plan at any time for any reason in accordance with the terms of each such International Employee Plan (other than expenses typically incurred in a termination event).

SECTION 3.14 Certain Contracts and Agreements.    Neither the Company nor any of its Subsidiaries is a party to or is bound by:

(a) Any employment or consulting agreement or commitment with any officer, employee or member of the Company’s Board of Directors, that, individually or in the aggregate, is material to the Company, other than those that are terminable by Company or any of its Subsidiaries on no more than 30 days notice without liability or financial obligation, except as set forth in Schedule 3.14(a);

(b) Any agreement or plan, including any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Voting Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Voting Agreement, except as set forth in Schedule 3.14(b);

(c) Any instrument evidencing a Debt Obligation of the Company or any of its Subsidiaries, except as set forth in Schedule 3.14(c) (true, correct and complete copies of which are attached thereto);

(d) Except as set forth in Schedule 3.14(d), any agreement, obligation, commitment, judgment, injunction, order or decree containing covenants purporting to limit or which effectively limits the Company’s or any of its Subsidiaries’ freedom (i) to compete in any line of business or in any geographic area or which would so limit the Company or the Surviving Corporation or any of its Subsidiaries after the Effective Time, or (ii) to sell, license or otherwise distribute any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business;

(e) Except as set forth on Schedule 3.14(e), any agreement or commitment currently in force relating to the disposition or acquisition by the Company or any of its Subsidiaries of assets outside the ordinary course of business or pursuant to which the Company has any material ownership or participation interest in any corporation, partnership, joint venture, material strategic alliance or other business enterprise other than the Company’s Subsidiaries;

(f) Any contract, outstanding purchase order, or other arrangement, oral or written, with any customer for the Company’s or its Subsidiaries’ products or services, except as set forth in Schedule 3.14(f) (true, correct and complete copies (or, in the case of oral contracts, orders or arrangements, an accurate summary) of which are attached thereto);

(g) Any agency, dealer, sales representative, marketing or other similar agreement or arrangement, including any agreement or arrangement which obligates the Company to pay commissions, except as set forth on Schedule 3.14(g) (true, correct and complete copies (or, in the case of oral agreements or arrangements, an accurate summary) of which are attached thereto);

(h) Except as set forth on Schedule 3.14(h), any other agreement or commitment currently in force that (i) involves commitments in excess of $100,000, (ii) has a term of six (6) months or more, or (iii) is not in the ordinary course of business.

The agreements required to be disclosed in and attached to the Schedule 3.14 pursuant to clauses (a) through (h) above or that are required to be filed with any SEC Report (“Company Contracts”) are valid and binding obligations of the Company and, to the Company’s Knowledge, the counterparties thereto, are in full force and effect and are enforceable against the Company and, to the Company’s Knowledge, counterparties thereto in accordance with their terms. Except as set forth in Schedule 3.10(a), neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge, any other party thereto, (i) is in breach, violation or default under, and neither the Company nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted, any of the terms or conditions of any Company Contract, and there exists no event, condition or occurrence that, after notice or lapse of time, or both, would constitute such a default by the Company or, to the Knowledge of the Company, any other party to any such Company Contract, or (ii) has terminated, canceled, modified or waived any term or condition of any Company Contract. To the Knowledge of the Company, except as set forth on Schedule 3.14(f), no fact or circumstance exists that could diminish, negate or impair the Company’s ability to perform its obligations under the Company Contracts listed on Schedule 3.14(f) in accordance with their terms.

SECTION 3.15 Brokers’ and Finders’ Fees.    Except as set forth in Schedule 3.15, neither the Company nor any Subsidiary has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the Voting Agreement or any transaction contemplated hereby or thereby. Schedule 3.15 contains a true and complete copy of all contracts under which any such fees or expenses are payable and all indemnification and other contracts related to the engagement of the Persons to whom such fees are payable.

SECTION 3.16 Insurance.    The Company and each of its Subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by Persons conducting business or owning assets similar to those of the Company and its Subsidiaries. Schedule 3.16 sets forth a complete and accurate list of all of the Company’s and its Subsidiaries policies of insurance and bonds (including fire, liability, product liability, workers’ compensation, title and other forms of insurance owned, held by or applicable to the Company and its Subsidiaries (or their assets or businesses)), including summary descriptions and the termination dates thereof, and the Company has heretofore delivered to Parent a complete and accurate copy of all such policies, including all occurrence-based policies applicable to the Company and its Subsidiaries (or their assets or businesses) for all periods prior to the Closing Date. All such policies are in full force and effect, all premiums due and payable under all such policies have been paid, and the Company and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. To the Knowledge of the Company, there has been no threatened termination of, or material premium increase with respect to, any of such policies. Such policies are sufficient for compliance by the Company and its Subsidiaries with (i) all requirements of applicable laws and (ii) all Company Contracts. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby impairs any rights to coverage that the Company and its Subsidiaries would otherwise have for accidents, events or the other occurrences, as applicable, that occurred prior to the Closing Date. Except as set forth on Schedule 3.16, there are no material claims pending under any of such policies or bonds. During the past four years, to the Company’s Knowledge, neither the Company nor any of its Subsidiaries have had coverage questioned, denied or limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance.

SECTION 3.17 Fairness Opinion.    The Company has received the opinion of Stout Risius Ross, Inc. to the effect that, as of the date thereof, the Merger Consideration to be received by the holders of Shares in the Merger is fair from a financial point of view to such holders.

SECTION 3.18 Related Party Transactions.    Except as set forth on Schedule 3.18, no director, officer, partner, employee or “affiliate” (as such term is defined in Rule 12b-2 under the Exchange Act) of the Company or any of its Subsidiaries (i) has outstanding any indebtedness or other similar obligations to the Company or any of its Subsidiaries; (ii) to the Knowledge of the Company, owns any direct or indirect interest of any kind in, or is a director, officer, employee, partner, affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any Person which is (1) a competitor, supplier, customer, distributor, lessor, tenant, creditor or debtor of the Company or any of its Subsidiaries, (2) engaged in a business related to the business of the Company or any of its Subsidiaries or (3) a participant in any transaction to which the Company or any of its Subsidiaries is a party or (iii) is otherwise a party to any contract, arrangement or understanding with the Company or any of its Subsidiaries.

SECTION 3.19 Takeover Statutes; No Discussions.    Other than Section 203 of the DGCL, no “moratorium”, “control share acquisition”, “fair price”, “supermajority”, “affiliate transactions”, or “business combination statute or regulation” or other similar state antitakeover laws and regulations are applicable to the Merger, this Agreement, the Voting Agreement or the transactions contemplated hereby or thereby. As of the date of this Agreement, the Company is not engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal.

SECTION 3.20 Certain Business Practices.    To the Company’s Knowledge, neither the Company, nor its Subsidiaries, nor any of their directors, officers, agents or employees have (i) used any corporate or other funds for unlawful contributions, payments, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns, or established or maintained any unlawful or unrecorded funds, or otherwise violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. § 78dd-2), or any similar law, rule, regulation, order, or decree by any Governmental Entity, or (iii) made or accepted or received any other unlawful contributions, payments, expenditures or gifts.

SECTION 3.21 Accounts Receivable and Accounts Payable.

(a) All accounts receivable reflected on the Company Financials represent sales actually made in the ordinary course of business or valid claims as to which full performance has been rendered, and the reserves against the accounts receivable for returns, allowances, chargebacks and bad debts are commercially reasonable and have been determined in accordance with GAAP, consistently applied. Except to the extent reserved against the accounts receivable or as reflected by prepayments or unused credits, no counterclaims or offsetting claims with respect to the accounts receivable are pending or, to the Knowledge of the Company, threatened.

(b) All accounts payable reflected on the Company Financials or that have been incurred since March 31, 2003, arose from bona fide transactions in the ordinary course of business and, except as set forth on Schedule 3.21(b), all such accounts payable have either been paid, are not yet due and payable under the Company’s payment policies and procedures (copies of which have been previously provided to the Parent), or are being contested by the Company in good faith (and the particulars of any such contest are set forth on Schedule 3.21(b)).

(c) The accrued liabilities of the Company reflected in the Company Financials and incurred since March 31, 2003 have been incurred by the Company in the ordinary course of business and consistent with past practices.

SECTION 3.22 Suppliers.    Schedule 3.22 sets forth a correct and complete list of the twenty (20) largest (by dollar volume) suppliers of the Company and each of its Subsidiaries during the two (2) most recently completed fiscal years, indicating the existing contractual arrangements, if any, with each such supplier. Except as set forth on Schedule 3.22, there are no outstanding disputes with any supplier listed thereon and no supplier listed thereon has refused to continue to do business with the Company or any of its Subsidiaries or has stated or otherwise indicated its intention not to continue to do business with or materially change the terms of its relationship with the Company or any of its Subsidiaries.

SECTION 3.23 Customers.    Schedule 3.23 sets forth a complete and correct list of (i) all customers for the sale of the products and services of the Company and each of its Subsidiaries during the two (2) most recently completed fiscal years and the amount of sales (by dollar volume) for each such customer during the two (2)

most recently completed fiscal years, and (ii) all customers to whom the Company or any of its Subsidiaries has given any exclusive rights with respect to territories or products and services, indicating in each case the existing contractual arrangements, if any, with each such customer. Except as set forth on Schedule 3.23, none of the Company nor any of its Subsidiaries is a party to any agreement or arrangement with any customer of the Company or any of the Subsidiaries which provides that such customer shall be sold products or services at the lowest price the Company or its Subsidiaries charges its customers for any such products or services or which contains any other “most favored nation” or similar clause, and the Company and its Subsidiaries is in compliance with any such provisions contained in the agreements or included in such arrangements listed on Schedule 3.23. Since January 1, 2003, there has been no termination of any customer relationship, nor, to the Knowledge of the Company, has any present customer indicated any intention to terminate or materially change the terms of its relationship with the Company or any of its Subsidiaries or reduce future purchases from the Company or any of its Subsidiaries. Except as set forth on Schedule 3.23, there are no outstanding disputes with any customers.

SECTION 3.24 Warranties.

(a) Each product and service provided by the Company and its Subsidiaries has been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and the Company does not have any liability and, to the Knowledge of the Company, there is no reasonable basis for any present or future action, suit, proceeding, hearing, investigation, charge, claim or demand (including product liability claims, claims for breach of implied or express warranties or claims for breach of contract) giving rise to any liability, for replacement thereof or other damages in connection therewith, subject only to the reserve for warranty claims reflected in the Company Financials. Complete and correct copies of all written warranties, warranty reports and guaranties applicable to the Company or any of its Subsidiaries and its products and services have been provided to the Parent and are listed on and attached to Schedule 3.24(a).

(b) Set forth on Schedule 3.24(b) is a list of the warranty claims history for the Company since June 1, 2000.

SECTION 3.25 Disclosure.    This Agreement (including the Schedules hereto and the certificates furnished to the Parent pursuant to the provisions hereof) does not, and the Proxy Statement (and any amendments or supplements thereto) will not, at the respective times any such documents or any amendments or supplements thereto are filed with the SEC, are first published, or are sent or given to stockholders, and at the time the Company stockholders vote on the approval of the Merger, (i) contain any untrue statement of a material fact or (ii) omit to state any material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances under which such information was or will be made or provided) not misleading.

SECTION 3.26 Proxy Statement.    The Proxy Statement will comply with the requirements of all applicable laws, including the DGCL, the Exchange Act and the rules and regulations thereunder, and shall contain (or shall be amended in a timely manner to contain) all information that is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and any other applicable law. The representations and warranties contained in Section 3.25 or in this Section 3.26 will not apply to statements or omissions included in the Proxy Statement based upon information furnished to the Company in writing by or on behalf of Parent or Merger Sub specifically for use therein.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company as follows:

SECTION 4.1 Organization, Standing and Power.    Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing in each jurisdiction (domestic or foreign) in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Parent and Merger Sub have heretofore made available to the Company complete and correct copies of their respective certificates of incorporation and bylaws.

SECTION 4.2 Authority; Non-Contravention.

(a) Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement, the Voting Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Voting Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement and the Voting Agreement have been duly executed and delivered by each of Parent and Merger Sub and, assuming the due execution and delivery by the Company, constitute the valid and binding obligations of Parent and Merger Sub enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity.

(b) The execution and delivery of this Agreement, the Voting Agreement and the consummation of the transactions contemplated hereby and thereby by each of Parent and Merger Sub will not result in any violation pursuant to any provision of the respective articles or certificates of incorporation or bylaws of Parent or Merger Sub or, except as to which requisite waivers or consents have been obtained and assuming the consents, approvals, authorizations or permits and filings or notifications referred to in paragraph (c) of this Section 4.2 are duly and timely obtained or made and the Stockholder Approval has been obtained, will not result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Merger Sub or their respective properties or assets.

(c) No consent, approval, order or authorization of, or registration, declaration or filing with, notice to, or permit from any Governmental Entity, is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement and the Voting Agreement by each of Parent and Merger Sub or the consummation by each of Parent or Merger Sub of the transactions contemplated hereby, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

SECTION 4.3 Information Supplied.    None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company’s stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent or Merger Sub, or with respect to information supplied by Parent or Merger Sub for inclusion in the Proxy Statement, shall occur which is required to be described in an amendment of, or a supplement to, such documents, such event shall be so described to the Company as soon as reasonably practical.

SECTION 4.4 Ownership of Merger Sub.    Merger Sub is a direct or indirect wholly-owned subsidiary of Parent.

SECTION 4.5 Litigation.    As of the date hereof, there is no suit, action or proceeding pending or, to the knowledge of Parent or Merger Sub, threatened against or affecting Parent, Merger Sub or any of Parent’s Subsidiaries that, individually or in the aggregate, is reasonably expected to prevent or materially delay the consummation of the Merger, nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against Parent, Merger Sub or any of Parent’s Subsidiaries that is reasonably expected to prevent or materially delay the consummation of the Merger.

SECTION 4.6 Voting Requirements.    No vote of the holders of any class or series of the capital stock of Parent is necessary to approve this Merger Agreement or the transactions contemplated hereby.

SECTION 4.7 Financing.    Parent and Merger Sub have and shall maintain funds sufficient to consummate the Merger and the other transactions contemplated hereby on the terms contemplated by this Agreement, and, at the Effective Time of the Merger, Parent and Merger Sub will have available all of the funds necessary to pay the Merger Consideration under this Agreement.

SECTION 4.8 Brokers’ and Finders’ Fees.    Except as set forth in Schedule 4.8, Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement, the Voting Agreement or any transaction contemplated hereby or thereby. Schedule 4.8 contains a true and complete copy of all contracts under which any such fees or expenses are payable and all indemnification and other contracts related to the engagement of the Persons to whom such fees are payable.

ARTICLE V

CONDUCT PRIOR TO THE EFFECTIVE TIME

SECTION 5.1 Conduct of Business by the Company.    During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company and each of its Subsidiaries shall, except to the extent that Parent shall otherwise consent in writing, carry on its business in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations, pay Taxes when due subject to good faith disputes over such Taxes, and use all commercially reasonable efforts to (i) pay or perform other material obligations when due, (ii) preserve intact its present business organization, (iii) keep available the services of its present officers and employees and (iv) preserve its relationships with customers, suppliers, licensors, licensees and others with which it has business dealings. In addition, during that period the Company will promptly notify Parent of any material event involving its business or operations.

In addition, except as permitted by the terms of this Agreement, and except as contemplated by this Agreement, without the prior written consent of Parent during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall not do any of the following and shall not permit its Subsidiaries to do any of the following:

(a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

(b) Grant any severance or termination payment to any director, officer or employee except pursuant to written agreements in effect, or policies existing, on the date hereof (or as required by applicable law), copies of which have been provided to Parent, or adopt any new severance plan;

(c) Enter into any licensing or other agreement with regard to the acquisition, distribution or licensing of any Intellectual Property Rights, or transfer or license to any Person or entity, or otherwise extend, amend or modify any rights to, any Intellectual Property Rights, other than non-exclusive licenses, distribution or other similar agreements entered into, extended, amended or modified, as the case may be, in the ordinary course of business consistent with past practice; provided that any such license (even if entered into in the ordinary course consistent with past practice) that has a value of $50,000 or more shall require the written consent of Parent;

(d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock of the Company or split, combine or reclassify any capital stock of the Company or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock of the Company;

(e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company or its Subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

(f) Issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance, delivery and/or sale of Shares pursuant to the exercise of outstanding Company Options and Company Warrants;

(g) Cause, permit or propose any amendments to the Charter Documents;

(h) Acquire or agree to acquire by merging or consolidating with, or, by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other Person or division thereof; or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company or enter into any material joint ventures, strategic relationships or alliances;

(i) Sell, lease, license, encumber or otherwise dispose of any properties or assets, other than the sale of inventory in the ordinary course of business;

(j) Incur any Debt Obligations (other than in the ordinary course of business consistent with past practice), issue or sell any options, warrants, calls or other rights to acquire any debt securities of the Company, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

(k) Except as required to comply with any Legal Requirement, adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants other than with respect to employees and consultants (other than officers) in the ordinary course of business consistent with past practice, or change any management policies or procedures;

(l) Make any material capital expenditures;

(m) Modify, amend or terminate any Company Contract to which the Company or any Subsidiary thereof is a party or waive, release or assign any material rights or claims thereunder, except as contemplated by Sections 6.10 and 6.11 hereof;

(n) Revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

(o) Pay, discharge or satisfy any claims (including claims of stockholders), indebtedness, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except (i) for the payment, discharge or satisfaction of liabilities, indebtedness or obligations in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date hereof, or (ii) to waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing license, lease, contract or other document, as contemplated by Sections 6.10 and 6.11 hereof;

(p) Adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

(q) Enter into or amend any collective bargaining agreement;

(r) Settle or compromise any litigation (whether or not commenced prior to the date of this Agreement), other than settlements or compromises of litigation that do not provide for injunctive or similar relief and where the amount paid (after giving effect to insurance proceeds actually received) in settlement or compromise does not exceed $5,000, provided that the aggregate amount paid in connection with the settlement or compromise of all such litigation matters shall not exceed $25,000;

(s) Take any action that would materially delay the consummation of the transactions contemplated hereby;

(t) Make, revoke or change any material Tax election, amend any Return or take any other action (or fail to take any other action) in respect of Taxes;

(u) Enter into any joint venture, partnership or other similar arrangement; or

(v) Agree in writing or otherwise to take any of the actions described in Section 5.1 (a) through (u) above.

ARTICLE VI

ADDITIONAL AGREEMENTS

SECTION 6.1 Preparation of the Proxy Statement; Company Stockholders Meeting.

(a) As soon as possible after the date hereof, the Company shall prepare and file with the SEC a preliminary proxy statement (if required by applicable law) relating to a meeting of the holders of Shares to approve the Merger (such proxy statement as amended or supplemented from time to time being hereinafter referred to as the “Proxy Statement”). The Company shall provide the Parent a reasonable opportunity to review and comment on the Proxy Statement prior to filing it with the SEC. The Company shall use commercially reasonable efforts to respond to all SEC comments with respect to the Proxy Statement and to cause the Proxy Statement to be mailed to the Company’s stockholders at the earliest possible date.

(b) The Company will, as soon as possible after the date hereof, duly call, give notice of, convene and hold a meeting of the stockholders of the Company (the “Stockholders Meeting”), to be held on the earliest possible date determined in consultation with Parent, for the purpose of approving this Agreement and the transactions contemplated hereby. Once the Stockholders Meeting has been called and noticed, the Company shall not postpone or adjourn (other than for the absence of a quorum and then only to the next possible future date) the Stockholders Meeting without Parent’s consent. Subject to applicable law and its fiduciary duty, the Board of Directors of the Company shall submit this Agreement to the holders of the Shares, whether or not the Board of Directors of the Company at any time changes, withdraws or modifies the Recommendation. Subject to applicable law and its fiduciary duty, without limiting the generality of the foregoing, (i) the Company agrees that its obligations to duly call, give notice of, convene and hold a meeting of the holders of the Shares, as required by this Section 6.1(b), shall not be affected by the withdrawal, amendment or modification of the Recommendation, and (ii) the Company agrees that its obligations pursuant to this Section 6.1(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal or Superior Proposal.

(c) Parent shall (i) cause Merger Sub promptly to submit this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby for approval and adoption by Parent by written consent of sole stockholder; (ii) cause the shares of capital stock of Merger Sub to be voted for adoption and approval of this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby; and (iii) cause to be taken all additional actions necessary for Merger Sub to adopt and approve this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby.

SECTION 6.2 Governmental Filings.

(a) Promptly after the date of this Agreement, Parent, Merger Sub and the Company will prepare and file any filings required to be filed by it under the Exchange Act, the Securities Act or any other federal, state or foreign laws relating to the Merger and the transactions contemplated by this Agreement (the “Filings”). The parties shall promptly supply each other with any information which may be required in order to effectuate any filings pursuant to this Section 6.2.

(b) The parties will notify each other immediately upon the receipt of any comments from the SEC or its staff or any other government officials in connection with any filing made pursuant hereto and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any Filings or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to this Agreement, the Voting Agreement, the Proxy Statement, the Merger or any Filing. Each party will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under Section 6.1 and this Section 6.2 to comply with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or any Filing, each party will cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company such amendment or supplement.

SECTION 6.3 No Solicitation.

(a) From the date hereof until the Effective Time or termination of this Agreement in accordance with Article VIII hereof, whichever is earlier, neither the Company nor any of its Subsidiaries shall, nor shall the Company or any of its Subsidiaries authorize or permit any of its or their officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors to, directly or indirectly, (i) solicit, initiate or knowingly take any action to facilitate or encourage the submission or announcement of any Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries to, afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, otherwise cooperate in any way with, or assist, participate in, facilitate or encourage any effort by any third party to do or seek to make, or that has made an Acquisition Proposal, (iii) approve, endorse or recommend any Acquisition Proposal or (iv) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal.

(b) Notwithstanding the foregoing, the Board of Directors of the Company, directly or indirectly through advisors, agents or other intermediaries, may (i) engage in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide Acquisition Proposal that the Board of Directors of the Company reasonably determines (after consultation with the Company’s financial advisor) constitutes a Superior Proposal, (ii) furnish to such third party making an Acquisition Proposal which constitutes a Superior Proposal nonpublic information relating to the Company or any of its Subsidiaries, (iii) take and disclose to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) under the Exchange Act or otherwise make disclosure to them, (iv) following receipt of such an Acquisition Proposal which constitutes a Superior Proposal, withdraw, modify in a manner adverse to Parent, or fail to make its Recommendation and/or (v) take any action ordered to be taken by the Company by any court of competent jurisdiction if, in each case (1) neither the Company nor any representative of Company and its Subsidiaries shall have violated any of the restrictions set forth in this Section 6.3(a) and (b), (2) the Board of Directors of the Company determines in good faith (after consultation with its outside legal counsel) that it is necessary for the Board of Directors to take such action in order to satisfy its fiduciary obligations to the Company’s stockholders under applicable law, (3) prior to furnishing any nonpublic information to, or entering into any such discussions with, such Person or group, the Company gives Parent written notice of the identity of such Person or group and all of the material terms and conditions of such Acquisition Proposal and of the Company’s intention to furnish nonpublic information to, or enter into discussions with, such Person or group, and the Company receives from such Person or group an executed confidentiality agreement, and gives Parent prompt advance notice of its intent to furnish such nonpublic information or enter into such discussions (which notice shall in no event be given less than three (3) business days prior to furnishing such information or entering into such discussions), (4) contemporaneously with furnishing any such nonpublic information to such Person or group, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent), and (5) the Company provides Parent and Merger Sub with a period of at least five (5) business days following receipt by the Company of the proposed definitive documentation for the transaction constituting the Superior Proposal to match the terms of the Superior Proposal (or propose another alternative better than or the same to the Company as the Superior Proposal) prior to undertaking any binding obligation to the third party making the Superior Proposal. If Parent or Merger Sub does match the terms of the Superior Proposal (or proposes another alternative better than or the same to the Company as the Superior Proposal) within the five (5) business day period provided pursuant to the preceding sentence, the Company shall terminate its discussions with the party making the Superior Proposal (without undertaking any obligations to such party), and the Superior Proposal shall cease to be a Superior Proposal (unless and until such party shall make a better Acquisition Proposal, in which case each of the preceding provisions, including the requirement that such Acquisition Proposal must constitute a Superior Proposal when compared to the improved transaction offered by Parent or Merger Sub prior to the exceptions in Section 6.3(b) to the restrictions in Section 6.3(a) being applicable and the requirement that Parent and Merger Sub shall have a period of five (5) business days to investigate and match the new Superior

Proposal, shall be applicable to the improved Acquisition Proposal). The Company and its Subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal, and shall use its commercially reasonable efforts to cause any such parties in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information in the possession of any such party or in the possession of any agent or advisor of any such party. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer, director or employee of the Company or any of its Subsidiaries or any investment banker, attorney or other advisor or representative of the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 6.3 by the Company.

(c) In addition to the obligations of the Company set forth in paragraph (a) of this Section 6.3, the Company as promptly as possible shall advise Parent orally and in writing of any Acquisition Proposal, or any inquiry with respect to or which the Company reasonably should believe would lead to any Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or inquiry, and the identity of the Person or group making any such Acquisition Proposal or inquiry. The Company will keep Parent informed as promptly as possible of any amendments of any such Acquisition Proposal or inquiry.

SECTION 6.4 Voting of Shares.    Parent and Merger Sub agree to vote all Shares beneficially owned by them or any of their Subsidiaries in favor of approval and adoption of this Agreement and the Merger at the Stockholders Meeting, on the terms and subject to the conditions set forth in this Agreement.

SECTION 6.5 Confidentiality; Access to Information.    The Company will afford Parent and its accountants, counsel and other representatives reasonable access to the properties, books, records and personnel of the Company during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations, personnel, customers, and suppliers of the Company, as Parent may reasonably request, including without limitation copies of working papers of accountants, contracts, and other corporate documents, and access to other parties with whom it has business dealings. No information or knowledge obtained in any investigation pursuant to this Section will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

SECTION 6.6 Public Disclosure.    Parent and the Company will consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement, the Voting Agreement, or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law; provided, however, that this Section 6.6 shall terminate in the event the Board of Directors of the Company shall withdraw its Recommendation in accordance with Section 6.3. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

SECTION 6.7 Reasonable Efforts; Notification.

(a) Upon the terms and subject to the conditions set forth in this Agreement and the Voting Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and the Voting Agreement, including using reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VII to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the Voting Agreement or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to carry out fully the purposes of, this Agreement. Notwithstanding anything in this Agreement to the contrary, neither Parent nor any of its affiliates shall be under any obligation to make proposals, execute or carry out agreements or submit to orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Parent, any of its affiliates or the Company or its Subsidiaries or the holding separate of the Shares (or shares of stock of the Surviving Corporation) or imposing or seeking to impose any limitation on the ability of Parent or any of its Subsidiaries or affiliates to conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of the Shares (or shares of stock of the Surviving Corporation).

(b) Each of the Company and Parent will give prompt notice to the other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby, (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated hereby, (iii) any litigation relating to, involving or otherwise affecting the Company, Parent or their respective Subsidiaries that relates to the consummation of the transactions contemplated hereby. The Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of the Company or any of its stockholders to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or the Voting Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement or the Voting Agreement. Parent shall give prompt notice to the Company of any representation or warranty made by it or Merger Sub contained in this Agreement becoming untrue or inaccurate.

SECTION 6.8 Takeover Statutes; Rights Agreement.    If any takeover statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement and the Voting Agreement, each of Parent and the Company and their respective Boards of Directors shall grant such approvals and take such lawful actions as are necessary to ensure that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Voting Agreement and otherwise act to eliminate or minimize the effects of such statute and any regulations promulgated thereunder on such transactions. The Company covenants and agrees that on and after the date hereof, it will not adopt a “poison pill” rights plan or any similar antitakeover plan, or take any other action that would impede or prevent completion of the Merger, this Agreement, or the Voting Agreement, or that would facilitate an Acquisition Proposal.

SECTION 6.9 Employment, Noncompetition, and Other Agreements.    The Company agrees to cooperate with Parent in its efforts to negotiate employment, noncompetition or other agreements with key employees identified by Parent between the date hereof and the Effective Time.

SECTION 6.10 Termination of Certain Agreements.    Commencing on the date hereof and prior to the Closing Date, the Company shall negotiate (in consultation with Parent) the termination of each of the Company Contracts listed on Schedule 6.10 and shall obtain the counterparties’ consent to such termination and the release of all obligations and liabilities arising thereunder, in form and substance satisfactory to Parent.

SECTION 6.11 Debt Obligations.    Prior to the Closing Date, the Company (in consultation with Parent) shall obtain payoff letters for the repayment and satisfaction in full of all Debt Obligations of the Company and its Subsidiaries (and the release of all related liens and Encumbrances on assets of the Company and its Subsidiaries) specified on Schedule 6.11. In addition, the Company shall negotiate a reduction in the outstanding amount of such Debt Obligations prior to the Closing Date such that the total amount outstanding as of the

Closing Date in respect of all Debt Obligations of the Company and its Subsidiaries does not exceed $8,191,557.85. At least three business days prior to the Closing Date, the Company shall deliver to Parent a certificate signed by the chief executive officer or chief financial officer of the Company listing and certifying, to the Company’s Knowledge, the amount of each Debt Obligation of the Company and its Subsidiaries as of the Closing Date and identifying the payee thereof, together with all the above-mentioned payoff letters.

SECTION 6.12 Accounts Payable Payoff Letters.    Prior to the Closing Date, the Company (in consultation with Parent) shall obtain payoff letters for the repayment and satisfaction in full of all accounts payable of the Company and its Subsidiaries (and the release of all related liens and Encumbrances on assets of the Company and its Subsidiaries) specified on Schedule 6.12.

SECTION 6.13 Customer Contracts.    At least three business days prior to the Closing Date, the Company shall deliver to Parent an updated Schedule 3.14(f).

SECTION 6.14 Hearn Litigation.    Prior to the Closing Date, the Company shall use its good faith, commercially reasonable efforts to enter and execute a settlement agreement, obtain a dismissal with prejudice, or otherwise formally and finally resolve the litigation listed on Schedule 6.14 (the “Hearn Litigation”) upon such terms and conditions satisfactory to Parent. The Company shall notify Parent of any agreement to settle or otherwise resolve the Hearn Litigation prior to the execution of such agreement.

SECTION 6.15 Stockholder Litigation.    Prior to the Effective Time, each of Parent and the Company shall use all reasonable efforts to settle, and the Company shall give Parent the opportunity to participate in, at the Parent’s expense, the defense of, any stockholder litigation against the Company or its directors relating to the transactions contemplated by this Agreement; provided, however, that no such settlement shall be agreed to without Parent’s consent, which shall not be unreasonably withheld; provided further, however, that no such settlement the result of which would be to prevent the consummation of the Merger shall be agreed to without the Company’s consent, which shall not be unreasonably withheld.

ARTICLE VII

CONDITIONS TO THE MERGER

SECTION 7.1 Conditions to Obligations of Parent and Merger Sub to Effect the Merger.    All obligations of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction of each of the following conditions (each of which are for the sole benefit of Parent and Merger Sub and their affiliates and may be asserted by Parent and Merger Sub regardless of the circumstances giving rise to any such condition or may be waived by Parent, in whole or in part, from time to time in its sole discretion), and the Company shall use its commercially reasonable efforts to cause each of such conditions to be satisfied:

(a) The representations and warranties of the Company set forth in Article III of this Agreement (i) that are qualified by materiality or Material Adverse Effect shall be true and correct in all respects, and (ii) that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though such representations and warranties had been made by the Company on and as of the Closing Date, and the Parent shall have received at the Closing a certificate, dated the Closing Date, signed by the Chief Executive Officer of the Company to such effect.

(b) The Company shall have performed and complied in all material respects with all covenants, agreements and conditions contained in this Agreement required to be performed by the Company on or prior to the Closing Date, and the Parent shall have received at the Closing a certificate, dated the Closing Date, signed by the Chief Executive Officer of the Company to such effect.

(c) All corporate and other proceedings to be taken in connection with the transactions contemplated by this Agreement shall have been taken and obtained, and all documents incident thereto shall be reasonably satisfactory in form and substance to the Parent and its counsel, both of whom shall have received all such originals or certified or other copies of such documents as either may reasonably request.

(d) The Company shall have obtained the Stockholder Approval, and the number of Dissenting Shares shall not exceed 10% of the total number of outstanding Shares.

(e) The Company shall have received all necessary approvals from all relevant Governmental Entities, and the Company shall have made all necessary filings or notices to Governmental Entities.

(f) The Company shall have obtained all consents and approvals of each Person that is not a Governmental Entity that is required in connection with the transactions contemplated hereby, including those consents or releases required under Section 2.9.

(g) All Company Contracts listed on Schedule 6.10 shall have been terminated pursuant to agreements (containing releases of the Company’s obligations and liabilities thereunder) in form and substance satisfactory to Parent.

(h) The Company shall have received (and delivered to Parent) payoff letters (containing obligations to release all liens and Encumbrances of record on the assets of the Company and its Subsidiaries and to file related UCC-3 termination statements) relating to each Debt Obligation specified on Schedule 6.11 executed by the payee of such Debt Obligations.

(i) The Company shall have received (and delivered to Parent) payoff letters (containing obligations to release all liens and Encumbrances of record on the assets of the Company and its Subsidiaries and to file related UCC-3 termination statements) relating to each account payable specified on Schedule 6.12 executed by the payees of such accounts payable.

(j) The Company shall have entered and executed a settlement agreement, obtained a dismissal with prejudice, or otherwise formally and finally resolved the Hearn Litigation upon such terms and conditions satisfactory to Parent.

(k) The representations and warranties of the Principal Stockholders set forth in the Voting Agreement shall be true and correct in all material respects as of the Closing Date as though such representations and warranties had been made on and as of the Closing Date.

(l) The Principal Stockholders shall have performed and complied in all material respects with all covenants, agreements and conditions contained in the Voting Agreement required to be performed on or prior to the Closing Date.

(m) This Agreement shall not have been terminated in accordance with its terms.

(n) There shall not have occurred any Material Adverse Effect (or any development that is reasonably likely to result in any Material Adverse Effect) since the date of this Agreement, and Parent shall have received a certificate of the Chief Executive Officer of the Company to the best of his Knowledge to such effect.

(o) At any time on or after the date of this Agreement and prior to the Closing Date, there shall not have been threatened, instituted or pending any suit, action, proceeding, application or counterclaim by or before any Governmental Entity (other than actions, proceedings, applications or counterclaims filed or initiated by Merger Sub), which (i) seeks to restrain, prohibit or delay the making or consummation of the Merger or any of the other transactions contemplated by this Agreement or any other merger or business combination involving Merger Sub or any of its affiliates and the Company or any of its Subsidiaries, prohibit the performance of any of the contracts or other agreements entered into by Merger Sub or any of its affiliates in connection with the acquisition of the Company, or obtain any damages in connection with any of the foregoing, (ii) seeks to make the purchase of or payment for some or all of the Shares pursuant to the Merger illegal, (iii) seeks to impose limitations on the ability of Merger Sub, the Company, the Surviving Corporation, or any of their respective affiliates or Subsidiaries effectively to acquire or hold (or requiring Merger Sub, the Company or any of their respective affiliates or Subsidiaries to dispose of or hold separate) any portion of the assets or the business of Merger Sub, the Company, the Surviving Corporation, or any of their respective affiliates or Subsidiaries, or impose limitations on the ability of Merger Sub, the Company, the Surviving Corporation, or any of their respective affiliates or Subsidiaries to continue to conduct, own or operate all or any portion of their businesses and assets as heretofore conducted, owned or operated, (iv) is reasonably likely to result in a material diminution in the benefits expected to be derived by Parent and Merger Sub as a result of the transactions contemplated by the Merger, (v) seeks to impose voting, procedural, price or other requirements in addition to those under DGCL and federal securities laws or any material condition to the Merger that is unacceptable (in its reasonable judgment) to Parent and Merger Sub.

(p) There shall not be in effect or have been proposed, sought, promulgated, enacted, entered, enforced or deemed applicable to the Merger by any Governmental Entity, any statute, rule, regulation, judgment, decree, order or injunction that might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of Section 7.1(p) above.

(q) There shall not have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) the commencement of a war, armed hostilities or other international or national calamity, directly or indirectly involving the United States, (iv) any limitations (whether or not mandatory) imposed by any governmental authority on, or any event which might have material adverse significance with respect to, the nature or extension of credit or further extension of credit by banks or other lending institutions, or (v) any significant adverse change in securities or financial markets in the United States or Canada, including, without limitation, a decline of at least 20 percent in either the Dow Jones Average of Industrial Stocks or the Standard & Poor’s 500 Index from that existing at the close of business on the date of this Agreement.

SECTION 7.2 Conditions to Obligations of the Company to Effect the Merger.    All obligations of the Company to consummate the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction of each of the following conditions (each of which are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company, in whole or in part, from time to time in its sole discretion), and the Parent and Merger Sub shall use their best efforts to cause each of such conditions to be satisfied:

(a) The representations and warranties of the Parent and Merger Sub set forth in Article IV of this Agreement (i) that are qualified by materiality or Material Adverse Effect shall be true and correct in all respects, and (ii) that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though such representations and warranties had been made by the Parent and Merger Sub on and as of the Closing Date, and the Company shall have received at the Closing a certificate, dated the Closing Date, signed by the Chief Executive Officer of each of the Parent and Merger Sub to such effect.

(b) The Parent and Merger Sub shall have performed and complied in all material respects with all covenants, agreements and conditions contained in this Agreement required to be performed by the Parent and Merger Sub on or prior to the Closing Date, and the Company shall have received at the Closing a certificate, dated the Closing Date, signed by the Chief Executive Officer of each of the Parent and Merger Sub to such effect.

(c) All corporate and other proceedings to be taken in connection with the transactions contemplated by this Agreement shall have been taken and obtained, and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and its counsel, both of whom shall have received all such originals or certified or other copies of such documents as either may reasonably request.

(d) The Company shall have obtained the Stockholder Approval.

(e) At any time on or after the date of this Agreement and prior to the Closing Date, there shall not have been threatened, instituted or pending any suit, action, proceeding, application or counterclaim by or before any Governmental Entity or other Person (other than actions, proceedings, applications or counterclaims filed or initiated by the Company), which seeks to restrain, prohibit or delay the making or consummation of the Merger or any of the other transactions contemplated by this Agreement or any other merger or business combination involving Merger Sub or any of its affiliates and the Company or any of its Subsidiaries, prohibit the performance of any of the contracts or other agreements entered into by Merger Sub or any of its affiliates in connection with the acquisition of the Company, or obtain any damages in connection with any of the foregoing, and there shall not be in effect or have been proposed, sought, promulgated, enacted, entered, enforced or deemed applicable to the Merger by any Governmental Entity, any statute, rule, regulation, judgment, decree, order or injunction that might, directly or indirectly, result in any such consequences.

(f) There shall not be (i) in effect any statute, rule, regulation, executive order, decree, restraining order, preliminary or permanent injunction or other order enacted, promulgated, enforced or issued by any Governmental Entity or (ii) any pending, or to the knowledge of the Company, threatened, suit, action or proceeding by any Governmental Entity or by any other Person which prohibits or seeks to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement.

(g) The Parent and Merger Sub shall have received all necessary approvals from all relevant Governmental Entities, and the Parent and Merger Sub shall have made all necessary filings or notices to Governmental Entities.

(h) The Parent and Merger Sub shall have obtained all consents and approvals of each Person that is not a Governmental Entity that is required in connection with the transactions contemplated hereby.

(i) The Merger Agreement shall not have been terminated in accordance with its terms.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

SECTION 8.1 Termination.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

(a) by mutual written agreement of the Company and Parent; or

(b) by either the Company or Parent, if there shall be any applicable law or regulation that makes consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any court or governmental body having competent jurisdiction enjoining the Company or Parent from consummating the Merger is entered and such judgment, injunction, judgment or order shall have become final and nonappealable; or

(c) by the aggrieved party, if (i) any representation or warranty of another party contained in this Agreement or the Voting Agreement (without giving effect to any “Material Adverse Effect”, “materiality” or similar qualifications contained therein) shall be or have become inaccurate such that, individually or in the aggregate, such inaccuracies would reasonably be expected to have a Material Adverse Effect on such aggrieved party, (ii) the conditions to the aggrieved party’s obligations hereunder are not satisfied, or (iii) another party fails to perform any material covenant contained in this Agreement or the Voting Agreement (without giving effect to any “Material Adverse Effect”, “materiality” or similar qualifications contained therein); provided that such inaccuracy or failure to perform has not been or is incapable of being cured by such other party within 30 days following receipt by the terminating party of written notice of such inaccuracy or failure to perform; or

(d) by Parent if the conditions to the Parent’s obligations have not been satisfied or waived by November 30, 2003; or

(e) by Parent upon the occurrence of (i) any liquidation or dissolution of the Company or (ii) any other transaction outside the ordinary course of business the consummation of which would reasonably be expected to materially impede, materially interfere with, prevent or materially delay the consummation of the transactions contemplated hereby; or

(f) by Parent if a Triggering Event shall have occurred.

(g) For purposes of this Agreement, a “Triggering Event” shall be deemed to have occurred if, prior to the Effective Time: (i) the Board of Directors of the Company or any committee thereof shall have approved or recommended to the Company stockholders any Acquisition Proposal, (ii) the Company shall have publicly announced its intention to enter into an agreement or agreement in principle with respect to any Acquisition Proposal, (iii) the Board of Directors of the Company or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its Recommendation, or failed to reaffirm its Recommendation on or before the fifth business day following the date on which an Acquisition Proposal shall have been made; (iv) the Company shall have failed to include the Recommendation in the Proxy Statement; or (v) any Person or group (defined in Section 13(d)(3) of the Exchange Act) (other than Parent or any of its Subsidiaries) shall have commenced a tender or exchange offer relating to 15% or more of the Shares, and the Company shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Exchange Act, within five (5) business days after such tender or exchange offer is first published, a statement disclosing that the Company recommends rejection of such tender or exchange offer.

(h) The party desiring to terminate this Agreement pursuant to this Section 8.1 (other than pursuant to Section 8.1(a)) shall give notice of such termination to the other party.

SECTION 8.2 Notice of Termination; Effect of Termination.    Any proper termination of this Agreement under Section 8.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement under Section 8.1, this Agreement shall be of no further force or effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties hereto, except (i) as set forth in this Section 8.2, Section 8.3 and Article IX, each of which shall survive the termination of this Agreement, and (ii) that nothing herein shall relieve any party from liability for any breach of this Agreement.

SECTION 8.3 Fees and Expenses.

(a) General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Voting Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses whether or not the Merger is consummated.

(b) Company Payments. If this Agreement is terminated by Parent or Merger Sub pursuant to Section 8.1(f), the Company shall pay Parent a fee equal to $900,000, and, in addition, the Company shall reimburse Parent for all fees and expenses incurred by Parent in connection with the transactions contemplated by this Agreement, in each case promptly after the date of such termination (but in any event no later than one (1) day after such date), in immediately available funds (the “Termination Fee”). The Company acknowledges that the agreements contained in this Section 8.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement. Accordingly, if the Company fails to pay in a timely manner the Termination Fee pursuant to this Section 8.3(b), and, in order to obtain such payment, Parent makes a claim that results in a judgment against the Company, the Company shall pay to Parent its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 8.3(b) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made. Payment of the fees described in this Section 8.3(b) shall not be in lieu of damages incurred in the event of breach of this Agreement.

SECTION 8.4 Amendment.    Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent and the Company; provided, however, that after Stockholder Approval, the amount of the Merger Consideration shall not be decreased and the form of the Merger Consideration shall not be altered without the approval of the Stockholders.

SECTION 8.5 Extension; Waiver.    At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Mere inaction or failure to exercise any right, remedy or option under this Agreement, or delay in exercising the same, will not operate as, nor shall be construed as, a waiver, and each such right shall be deemed an ongoing right and may be asserted at any time and from time to time.

ARTICLE IX

GENERAL PROVISIONS

SECTION 9.1 Non-Survival of Representations and Warranties.    The representations and warranties of Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

SECTION 9.2 Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given upon delivery either personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

(a) if to Parent or Merger Sub, to:

Linamar Corporation

287 Speedvale Avenue West

Guelph, Ontario, N1H 1C5

Canada

Attention: Keith H. Wettlaufer

Facsimile No.: (519) 836-9175

with a copy to:

Dickstein Shapiro Morin & Oshinsky, LLP

1177 Avenue of the Americas

New York, NY 10036

Attention: Todd M. Roberts, Esq.

Facsimile No.: (212) 997-9880

(b) if to Company, to:

McLaren Performance Technologies, Inc.

32233 West Eight Mile Road

Livonia, MI 48152

Attention: Wiley R. McCoy

Facsimile No.: (248) 477-6250

with a copy to:

Clark Hill PLC

500 Woodward Avenue

Suite 3500 Detroit, MI 48226-3435

Attention: John J. Hern, Jr., Esq.

Facsimile No.: (313) 965-8252

SECTION 9.3 Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

SECTION 9.4 Entire Agreement; Third Party Beneficiaries.    This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Voting Agreement and the Schedules, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) are not intended to confer upon any other Person any rights, benefits or remedies hereunder, other than the right of stockholders of the Company to receive the Merger Consideration if, but only if, the Merger is consummated and not otherwise (regardless of the reason for the Merger not being consummated).

SECTION 9.5 Severability.    In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect, and such void or unenforceable provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with applicable law.

SECTION 9.6 Assignment.    No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Section shall be void.

SECTION 9.7 Other Remedies; Specific Performance.    Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that damages in the event of breach of this Agreement by any party hereto would be difficult, if not impossible, to ascertain, and irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party, in addition to and without limiting any other remedy or right it may have, shall be entitled to seek an injunction or other equitable relief in any court of competent jurisdiction, without any necessity of proving damages or any requirement for the posting of a bond or other security, enjoining any such breach, and enforcing specifically the terms and provisions hereof and thereof. Each of the Company, Parent and Merger Sub hereby waive any and all defenses they may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.

SECTION 9.8 Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT THAT THE PROVISIONS OF THIS AGREEMENT WHICH ARE MANDATORILY GOVERNED BY DELAWARE LAW SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, DELAWARE LAW.

SECTION 9.9 Waiver of Jury Trial.    EACH OF PARENT, COMPANY AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, COMPANY OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

SECTION 9.10 Rules of Construction.    The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed by their duly authorized respective officers as of the date first written above.

LINAMAR CORPORATION

By:	/S/ KEITH WETTLAUFER
Name:	Keith Wettlaufer
Title:	Chief Financial Officer

MCLN ACQUISITION CORP.

By:	/S/ LINDA HASENFRATZ
Name:	Linda Hasenfratz
Title:	President

McLAREN PERFORMANCE TECHNOLOGIES, INC.

By:	/S/ WILEY R. MCCOY
Name:	Wiley R. McCoy
Title:	Chief Executive Officer

ANNEX C

EXECUTION COPY

VOTING AGREEMENT

VOTING AGREEMENT, dated as of July 30, 2003, among LINAMAR CORPORATION, a Canadian corporation (“Parent”), MCLN ACQUISITION CORP., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and each stockholder who is a signatory hereto (each a “Stockholder”, and collectively, the “Stockholders”).

WHEREAS, concurrently with the execution and delivery of this Agreement, the Parent, Merger Sub, and McLaren Performance Technologies, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger dated as of the date hereof (the “Merger Agreement”), which provides, among other things, that Merger Sub will merge with and into the Company (the “Merger”). Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement;

WHEREAS, as of the date hereof, each Stockholder is the record and Beneficial Owner of the number of Shares, Company Options and Company Warrants set forth opposite such Stockholder’s name on Schedule I hereto; and

WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.  Definitions.    For purposes of this Agreement:

(a) “Beneficially Own” or “Beneficial Ownership” with respect to any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a “group” as within the meanings of Section 13(d)(3) of the Exchange Act.

(b) “Company Options” shall mean all outstanding options to purchase Shares under the Company Stock Option Plans, option agreements, or otherwise.

(c) “Company Warrants” shall mean all outstanding warrants to purchase Shares or similar instruments.

(d) “Shares” shall mean all of the shares of the common stock, $.00001 par value, of the Company Beneficially Owned by a Stockholder on the date hereof, together with any additional shares acquired by a Stockholder after the date hereof and prior to the Effective Time (including, without limitation, shares acquired by way of exercise of Company Options, Company Warrants or other rights to purchase shares of the Company’s common stock or by way of dividend, distribution, exchange, merger, consolidation, recapitalization, reorganization, stock split or otherwise). In the event of a stock dividend or distribution, or any change in the Company’s common stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged. Schedule I hereto sets forth opposite each Stockholder’s name the number of Shares, Company Options, and Company Warrants Beneficially Owned by such Stockholder.

SECTION 2.  Agreement to Vote Shares.    Each Stockholder hereby agrees that during the period commencing on the date hereof and continuing until the termination of this Agreement, at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, such Stockholder shall vote (or cause to be voted) the Shares held of record or Beneficially Owned by such Stockholder, whether issued, heretofore owned or hereafter acquired, (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement, and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; and (iii) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (C) (1) any change in a majority of the persons who constitute the board of directors of the Company; (2) any change in the present capitalization of the Company or any amendment of the Company’s Charter Documents; (3) any other material change in the Company’s corporate structure or business; or (4) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay or postpone the Merger, or have a Material Adverse Effect. Each Stockholder agrees that it shall not enter into any agreement or understanding with any person or entity the effect of which would be inconsistent or violative of the provisions and agreements contained in this Section 2. Each Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

SECTION 3.  Grant Of Proxy.    Each Stockholder hereby grants to Parent a proxy to vote the Shares of such Stockholder solely as to the matters set forth in Section 2(i) through (iii). Each Stockholder intends such proxy to be irrevocable and coupled with an interest and will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of any Stockholder, and any obligation of the Stockholders under this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of such Stockholders.

SECTION 4.  Representations and Warranties.    Each Stockholder hereby represents and warrants to Parent and Merger Sub as follows:

(a) Ownership of Shares, Company Options and Company Warrants.    Except as described on Schedule I hereto, such Stockholder is either (i) the record and Beneficial Owner of, or (ii) the Beneficial Owner but not the record holder of, the number of Shares, Company Options and Company Warrants set forth opposite such Stockholder’s name on Schedule I hereto. On the date hereof, the Shares, Company Options and Company Warrants set forth opposite such Stockholder’s name on Schedule I hereto constitute all of the Shares, Company Options and Company Warrants owned of record and/or Beneficially Owned by such Stockholder. Except as described on Schedule I hereto, such Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 2 and 3 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, Company Options and Company Warrants set forth opposite such Stockholder’s name on Schedule I hereto, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

(b) Power; Binding Agreement.    Such Stockholder has the legal capacity, power and authority to enter into and perform all of such Stockholder’s obligations under this Agreement. This Agreement has been duly authorized and has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.

(c) No Conflicts.    That (i) no filing with, and no permit, authorization, consent or approval of, any third party (including, without limitation, any Governmental Entity) is necessary for the execution of this

2

Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of any applicable organizational documents applicable to such Stockholder, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of such Stockholder’s properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Stockholder or any of such Stockholder’s properties or assets.

(d) No Encumbrances.    Such Stockholder’s Shares, Company Options and Company Warrants (and the certificates representing such Shares, Company Options, and Company Warrants) are now, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all Encumbrances, proxies, voting trusts or agreements, understandings or arrangements whatsoever, except for any such Encumbrances or proxies arising hereunder. Such Stockholder hereby represents that any proxies or powers of attorney heretofore given in respect of such Stockholder’s Shares are not irrevocable, and that any such proxies or powers of attorney are hereby revoked.

(e) No Litigation.    There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending or, to the Knowledge of such Stockholder, threatened before any agency, administration, court or tribunal, foreign or domestic, against such Stockholder or any of such Stockholder’s properties or assets that, individually or in the aggregate, could be expected to delay or impair such Stockholder’s ability to consummate the transactions contemplated by this Agreement. There is no judgment, decree or order against such Stockholder that, individually or in the aggregate, could reasonably be expected to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement or that, individually or in the aggregate, could reasonably be expected to have an adverse effect on such Stockholder’s ability to consummate the transactions contemplated by this Agreement.

(f) No Finder’s Fees.    No broker, investment banker, financial adviser or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

(g) Reliance by Parent and Merger Sub.    Such Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

SECTION 5.  Stop Transfer; Other Covenants.

(a) Restriction on Transfer, Proxies and Non-Interference.    Except as applicable in connection with the transactions contemplated by Sections 2 and 3 hereof, each Stockholder agrees with, and covenants to, Parent and Merger Sub that he or it shall not, directly or indirectly: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, Encumbrance, assignment or other disposition of, any or all of such Stockholder’s Shares, Company Options, Company Warrants or any interest therein; (ii) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that could make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing such Stockholder’s obligations under this Agreement.

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(b) Stop Transfer.    Each Stockholder agrees with, and covenants to, Parent and Merger Sub that such Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder’s Shares, unless such transfer is made in compliance with this Agreement.

(c) No Solicitation.    Each Stockholder agrees with, and covenants to, Parent and Merger Sub that he or it shall not, in his or its capacity as Stockholder, directly or indirectly, solicit (including by way of furnishing information), initiate, encourage, or respond to any inquiries or proposals by, or enter into any discussions or negotiations with, any person or entity (other than Parent or any affiliate of Parent) that constitutes an Acquisition Proposal. If any Stockholder receives any such inquiry or proposal, then such Stockholder shall promptly inform Parent of the terms and conditions, if any, of such inquiry or proposal and the identity of the person making such inquiry or proposal. Each Stockholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, if the Company is permitted to furnish information to and engage in discussions and negotiations with a third party pursuant to Section 6.3 of the Merger Agreement, then each Stockholder may also furnish information to, and participate in discussions and negotiations with, such third party to the same extent, but subject to the same limitations, as the Company set forth in Section 6.3 of the Merger Agreement.

(d) Waiver of Appraisal Rights.    Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have.

(e) Further Assurances.    From time to time, at the Parent’s request and without further consideration, each Stockholder shall execute and deliver such reasonable additional documents and take all such further reasonable lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

SECTION 6.  Parent Option.

(a) Grant of Parent Option.    Subject to the terms and conditions set forth herein, each Stockholder hereby grants to Parent an irrevocable and continuing option (as to each such Stockholder, the “Parent Option”) to purchase for cash all, but not less than all of the Shares Beneficially Owned by such Stockholder (as to each such Stockholder, such Stockholder’s “Parent Option Shares”) at a purchase price of $0.8875 per Parent Option Share (the “Purchase Price”).

(b) Parent’s Exercise of Parent Option.

(i) Parent may exercise the Parent Options of all Stockholders for a period of six months following the termination of the Merger Agreement pursuant to Sections 8.1(c) (but only, in the case of a termination pursuant to 8.1(c)(ii), if the failure of the conditions referred to in 8.1(c)(ii) results from any reasonable action or inaction on the part of the Company or the Stockholders), 8.1(d) (but only if the failure of the conditions referred to in 8.1(d) results from any reasonable action or inaction on the part of the Company or the Stockholders), 8.1(e), or 8.1(f). If the Merger Agreement is terminated for any other reason pursuant to Section 8.1 of the Merger Agreement, then the Parent Option shall expire upon termination of the Merger Agreement. Additionally, if Parent exercises the Parent Option of any Stockholder, it shall exercise the Parent Options of all Stockholders.

(ii) In the event Parent wishes to exercise the Parent Options, Parent shall send to the Stockholders a written notice (a “Notice,” the date of which is hereinafter referred to as the “Notice Date”) specifying a place and date, not earlier than three (3) business days nor later than ten (10) business days from the Notice Date, for the closing (the “Closing”) of such purchase (the “Option Closing Date”); provided, however, that Parent may at any time before the Closing withdraw the Notice and decline to exercise the Parent Option without prejudice to its right to exercise the Parent Option at any time thereafter during the term of this Agreement; provided further that if the Closing cannot be

4

consummated by reason of any applicable decree, injunction or order, the period of time that otherwise would run pursuant to this clause (ii) shall run instead from the date on which such restriction on consummation has expired or been terminated; and provided further, without limiting the foregoing, that if, in the reasonable opinion of Parent, prior notification to or approval of any regulatory agency is required in connection with such purchase, the Company or Parent, as the case may be, shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Parent shall not be under any obligation to exercise the Parent Option as to any Stockholder, and may allow the Parent Options to terminate without purchasing any Common Stock hereunder from any Stockholder.

(c) Payment and Delivery of Certificates.

(i) On the Option Closing Date, Parent shall pay to any Stockholder to whom a Notice has been delivered and not withdrawn pursuant to clause (ii) of subsection (b) above, in immediately available funds by wire transfer to a bank account designated by such Stockholder, an amount equal to the Purchase Price multiplied by the number of Parent Option Shares to be purchased from such Stockholder on such Closing Date.

(ii) At the Closing, simultaneously with the delivery of the Purchase Price for the Parent Option Shares to be purchased at such Closing, such Stockholder shall deliver to Parent a certificate or certificates representing the Parent Option Shares to be purchased at such Closing, which Parent Option Shares shall be free and clear of all Encumbrances, other than Encumbrances pursuant to this Agreement. If at any time during the term of this Agreement the Company has issued rights pursuant to a rights agreement, then each Parent Option Share shall also be deemed to include and represent such rights as are provided under such rights agreement then in effect.

SECTION 7.  Termination.    Except as otherwise provided herein, this Agreement shall terminate upon the earlier of (i) the Effective Time or (ii) the expiration of the Parent Option pursuant to Section 6(b)(i), except that such date shall be extended in the event that any party to the Merger Agreement is seeking the approval of, or defending against any proceeding or claim made by, a Governmental Entity, or in the event the Merger cannot be consummated by reason of any applicable decree, injunction or order, in which case this Agreement shall not terminate until such approval, proceeding, claim, decree, injunction, or order is obtained, completed, satisfied or dismissed, as applicable.

SECTION 8.  Stockholder Capacity; No Limitations on Actions of Stockholder as Director.    No person executing this Agreement who is or becomes during the term hereof a director of the Company makes any agreement or understanding herein in his or its capacity as such director. Each Stockholder signs solely in his or her capacity as the record and Beneficial Owner of, or the trustee of a trust whose beneficiaries are the Beneficial Owners of, such Stockholder’s Shares, Company Options and Company Warrants. Accordingly, nothing in this Agreement is intended or shall be construed to require such Stockholder, in such Stockholder’s capacity as a director of the Company, to fail to act in accordance with the Stockholder’s fiduciary duties in his or her capacity as a director.

SECTION 9.  Miscellaneous.

(a) Entire Agreement.    This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Merger Agreement and the Schedules thereto, (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) are not intended to confer upon any other Person any rights or remedies hereunder.

(b) Certain Events.    Notwithstanding any transfer of Shares not permitted by this Agreement, Company Options or Company Warrants, each Stockholder shall remain liable for the performance of all obligations of such Stockholder under this Agreement.

5

(c) Assignment.    No Stockholder may assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of Parent. Parent may not assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of each Stockholder; provided, however, that Parent may assign, in its sole discretion and without the prior written consent of any Stockholder, its rights and obligations hereunder to any direct or indirect wholly owned Subsidiary of Parent. Subject to the preceding sentences, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Section shall be void.

(d) Indemnification.    Each Stockholder shall indemnify and hold Parent and Merger Sub harmless from and against, and shall compensate and reimburse Parent and Merger Sub for, any loss, damage, claim, liability, fee (including attorneys’ fees), demand, cost or expense (regardless of whether or not such loss, damage, claim, liability, fee, demand, cost or expense relates to a third-party claim) that is directly or indirectly suffered or incurred by Parent or Merger Sub, or to which Parent or Merger Sub otherwise become subject, and that arises from, or relates to, (a) any inaccuracy in or breach of any representation or warranty contained in this Agreement or (b) any failure on the part of any such Stockholder to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this Agreement.

(e) Amendment.    Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the Stockholders and Parent. Notwithstanding the foregoing, Schedule I hereto may be supplemented by Parent by adding the name of, and other relevant information concerning, any stockholder of the Company who agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added stockholder shall be treated as a “Stockholder” for all purposes of this Agreement.

(f) Waiver.    At any time prior to the Effective Time, Parent may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the Stockholders, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of Parent. Mere inaction or failure to exercise any right, remedy or option under this Agreement, or delay in exercising the same, will not operate as, nor shall be construed as, a waiver, and each such right shall be deemed an ongoing right and may be asserted at any time and from time to time.

(g) Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given upon delivery either personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

If to a Stockholder:  At the applicable address set forth on Schedule I hereto, with a copy to each of the following:

McLaren Performance Technologies, Inc.

32233 W. Eight Mile Road

Livonia, Michigan 48152

Attn: Wiley R. McCoy

Facsimile: (248) 474-8852

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with a copy to:

Clark Hill PLC

500 Woodward Avenue

Suite 3500

Detroit, Michigan 48226

Attn: John J. Hern, Jr., Esq.

Facsimile: (313) 965-8252

If to Parent or Merger Sub, to:

Linamar Corporation

287 Speedvale Avenue West

Guelph, Ontario N1H 1C5

Canada

Attention: Keith H. Wettlaufer

Facsimile No.: (519) 836-9175

with a copy to:

Dickstein Shapiro Morin & Oshinsky, LLP

1177 Avenue of the Americas

New York, NY 10036

Attention: Todd M. Roberts, Esq.

Facsimile No.: (212) 997-9880

(h) Severability.    In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remaining parts thereof shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part hereof.

(i) Other Remedies; Specific Performance.    Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of one remedy will not preclude the exercise of any other remedy. Each of the Stockholders recognizes and acknowledges that a breach by such Stockholder of any covenants or agreements contained in this Agreement will cause Parent to sustain irreparable harm of a nature which would be difficult, if not impossible, to ascertain and for which Parent would not have an adequate remedy at law for money damages. Therefore, each of the Stockholders agrees that in the event of any such breach Parent shall be entitled to the remedy of specific performance of such covenants and agreements and to injunctive and other equitable relief, without any necessity of proving damages or any requirement for the posting of a bond or other security, enjoining any such breach and enforcing specifically the terms and provisions hereof, in addition to any other remedy to which it may be entitled, at law or in equity.

(j) No Third Party Beneficiaries.    This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person or entity who or which is not a party hereto, nor shall it confer upon any other Person any rights or remedies hereunder.

(k) Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAW.

(l) Jurisdiction.    Each party hereby irrevocably submits to exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and

7

waives any objection based on forum non conveniens or any other objection to venue therein). The parties hereby waive any and all defenses they may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.

(m) Waiver of Jury Trial.    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF EACH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(n) Descriptive Headings.    The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

(o) Rules of Construction.    The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(p) Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall be effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Voting Agreement to be executed as of the date first written above in their individual capacity or by their respective officers thereunto duly authorized, as applicable.

PARENT:

LINAMAR CORPORATION

By:	/S/ KEITH WETTLAUFER

Name:	Keith Wettlaufer
Title:	Chief Financial Officer

MERGER SUB:

MCLN ACQUISITION CORP.

By:	/S/ LINDA HASENFRATZ

Name:	Linda Hasenfratz
Title:	President

STOCKHOLDERS:

/S/ NICHOLAS BARTOLINI
Nicholas Bartolini

/S/ LAWRENCE COHEN
Lawrence Cohen

/S/ DONNA COHEN
Donna Cohen

/S/ STEPHEN D. DAVIS
Stephen D. Davis

/S/ HAYDEN HARRIS
Hayden Harris, as Trustee of the Hayden H. Harris Living Trust dated March 6, 1998

/S/ SUSAN K. HARRIS
Susan K. Harris, Trustee of the Susan K. Harris Living Trust Dated March 6, 1998

/S/ DAVID D. JONES
David D. Jones

/S/ AMHERST H. TURNER
Amherst H. Turner

/S/ WILEY R. MCCOY
Wiley R. McCoy

9

/S/ NANCY MCCOY
Nancy McCoy

/S/ ROBERT J. SINCLAIR
Robert J. Sinclair

/S/ ANNE T. SINCLAIR
Anne T. Sinclair

/S/ CHRIS J. PANZL
Chris J. Panzl

/S/ GEOFFREY C. OWEN
Geoffrey C. Owen

AMHERST FUND LLC

By:	/S/ AMHERST H. TURNER

Name:	Amherst H. Turner
Title:	Manager

EMM MCLAREN INVESTMENT COMPANY, L.L.C.

By:	/S/ MICHAEL L. GARAVAGLIA

Name:	EMM McLaren Management, LLC, Michael L. Garavaglia, Member
Title:	Manager

/S/ GARY ST. DENIS
Gary St. Denis

/S/ GARY CUSTER
Gary Custer

10

SCHEDULE I TO

VOTING AGREEMENT

Name and Address of Stockholder	Shares Owned Of Record	Company Options	Company Warrants

Nicholas Bartolini 1926 Santa Barbara St. Santa Barbara, CA 93101	25,995	67,750	0

Donna Cohen 3311 NE 26th Avenue Lighthouse Point, FL 33064	229,406	0	0

Lawrence Cohen 3311 NE 26th Avenue Lighthouse Point, FL 33064	10,000	490,500	0

Stephen D. Davis 5055 Quincy Court Saline, MI 48176	0	454,500	0

Susan K. Harris, Trustee of the Susan K. Harris Living Trust Dated March 6, 1998 13875 Waters Road Chelsea, MI 48118	223,730	0	0

Hayden Harris, Trustee of the Hayden H. Harris Living Trust dated March 6, 1998 13875 Waters Road Chelsea, MI 48118	1,047,826	35,400	0

David D. Jones 1885 James Court Lake Forest, IL 60045	37,288	67,000	0

Amherst H. Turner 401 East Stadium Blvd. Ann Arbor, MI 48104	25,000	28,000	37,500

Nancy McCoy 7735 Waterford Drive West Bloomfield, MI 48322	1,750	0	0

Wiley R. McCoy 32233 W. Eight Mile Road Livonia, MI 48152	76,250	277,500	0

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Name and Address of Stockholder	Shares Owned Of Record	Company Options	Company Warrants

Anne T. Sinclair Casa Sueno 1025 North Ontare Road Santa Barbara, CA 93105	4,000 held jointly with Robert Sinclair	0	0

Robert J. Sinclair Casa Sueno 1025 North Ontare Road Santa Barbara, CA 93105	10,000 held directly 4,000 held jointly with Anne T. Sinclair	103,000	0

Chris J. Panzl 32233 W. Eight Mile Road Livonia, MI 48152	0	275,000	0

Geoffrey C. Owen 34 Emerald Lane Amherstburg, Ontario Canada NAV 3R3	0	200,000	0

EMM McLaren Investment Company, L.L.C. 1845 Maxwell, Suite 101 Troy, MI 48084	433,674	0	43,367

Amherst Fund LLC c/o Amherst H. Turner 401 East Stadium Blvd. Ann Arbor, MI 48104	510,204	0	51,020

Gary Custer 7212 County Road 50 West R.R. #5 Harrow, Ontario, Canada N0R 1G0	67,272	0	0

Gary St. Denis 41 Martin Lane LaSalle, Ontario, Canada NJ9 3E2	194,988	0	0

12

Annex D—Opinion of Stout Risius Ross, Inc.

July 15, 2003

Board of Directors

McLaren Performance Technologies, Inc.

32233 West Eight Mile Road

Livonia, MI 48152

Members of the Board:

We understand that McLaren Performance Technologies, Inc. (“McLaren” or the “Company”) is proposing to enter into an Agreement and Plan of Merger (the “Merger Agreement”) under which Linamar Corporation or a wholly owned subsidiary (“Linamar” or the “Acquirer”) will acquire by merger all of the issued and outstanding shares of McLaren’s common stock (the “Transaction”). The proposed Merger Agreement provides that each share of McLaren common stock issued and outstanding as of the effective date of the Transaction will be converted into the right to receive $0.8875 in cash (the “Consideration”).

The Board of Directors of McLaren has engaged Stout Risius Ross, Inc. to act as financial advisor and to provide an opinion (the “Opinion”) as to whether the Consideration to be received by the shareholders of McLaren in connection with the Transaction is fair to them, from a financial point of view.

We have not been requested to opine as to, and our Opinion does not in any manner address, the Company’s underlying business decision to proceed with the Transaction. Moreover, we have not been engaged to recommend, and we have not recommended, a Transaction price, and we have not participated in the Transaction negotiations.

In connection with rendering our Opinion, we have made such reviews, analyses, and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have reviewed the following:

•	McLaren’s annual reports on Form 10-K for the four fiscal years ended September 30, 1999 through 2002, and McLaren’s quarterly reports on Form 10-Q for the quarters ended December 31, 2002 and March 31, 2003;

•	Company-prepared internal financial statements for the four fiscal years ended September 30, 1999 through 2002 and for the eight-month period ended May 31, 2003;

•	Company-prepared financial projections for the fiscal years ending September 30, 2003 through 2009;

•	Company-prepared monthly financial reports containing McLaren’s reforecasted third and fourth quarters for 2003;

•	McLaren’s Business Overview;

•	Various reports prepared by independent third-party appraisers regarding the value of the Company’s real and personal property and its trade name;

•	The letter of intent to acquire all issued and outstanding shares of McLaren, dated March 26, 2003, revised April 9, 2003, and various public information regarding the revised letter of intent issued on June 23, 2003, between Linamar and McLaren; and

•	A draft copy of the Merger Agreement dated July 1, 2003.

In addition, we employed the following procedures in performing our analysis:

•	Interviewed certain members of senior management of the Company to discuss the Company’s history, operations, financial condition, industry, and future prospects;

•	Reviewed historical market prices and trading volume of the Company’s publicly-traded common stock, and a review of publicly available news articles and press releases relating to the Company;

•	Reviewed publicly available financial data of certain publicly-traded companies that we deem comparable to the Company; and

•	Reviewed publicly available information regarding certain transactions involving companies that we deem comparable to the Company.

Our Opinion is premised on the assumption that the assets, liabilities, financial condition, and prospects of the Company as of the date of this letter have not changed materially since May 31, 2003, the date of the most recent financial statements made available to us. In rendering our Opinion, we have assumed and relied upon the accuracy and completeness of all financial and other information that was publicly available, furnished by the Company, or otherwise reviewed by or discussed with us without independent verification of such information and we have assumed and relied upon the representations and warranties of the Company and the Acquirer contained in the Merger Agreement. Moreover, we have assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimate of the future financial results and condition of the Company, and we have relied upon such projections in arriving at our Opinion. We have not been engaged to assess the reasonableness or achievability of such forecasts and projections or the assumptions upon which they were based and express no view as to the forecasts, projections, or assumptions.

We have not conducted a physical inspection of the Company’s headquarters and manufacturing facility, and we have not made any evaluations or appraisals of the assets or liabilities of the Company. Our Opinion is necessarily based on business, economic, market, and other conditions as they exist and can be evaluated by us at the date of this letter. It should be noted that although subsequent developments may affect this Opinion, we do not have any obligation to update, revise, or reaffirm our Opinion. We reserve the right, however, to withdraw, revise, or modify our Opinion based upon additional information that may be provided to or obtained by us after the issuance of the Opinion which suggests, in our judgment, a material change in the assumptions upon which our Opinion is based.

The Board of Directors has not requested that we solicit, nor have we solicited, any third-party indications of interest for the acquisition of all or any part of the Company. Further, we were not requested to consider, and our Opinion does not address, the merits of the contemplated Transaction relative to any alternative business strategies that may exist for the Company or the effect of any other transactions in which the Company might engage, nor do we offer any opinion as to the material terms of the Merger Agreement. We have also assumed, with your consent, that the final executed form of the Merger Agreement does not differ in any material respect from the draft we have examined and that the conditions to the Transaction as set forth in the Merger Agreement would be satisfied and that the Transaction would be consummated on a timely basis in the manner contemplated by the Merger Agreement.

We are acting as financial advisor to the Board of Directors in connection with the Transaction and will receive a fee for our services. However, our compensation for providing financial advisory services to the Board of Directors is neither based nor contingent on the results of our engagement. Further, none of our employees who worked on this engagement has any known financial interest in the assets or equity of the Company or the outcome of our engagement. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement.

It is understood that this Opinion was prepared at the request of the Board of Directors for its confidential use and may not be reproduced, disseminated, quoted, or referred to at any time in any manner or for any purpose without our prior written consent, except as required by applicable securities laws. Notwithstanding anything to the contrary, the Company may reproduce this letter in its entirety in any filing with the Securities and Exchange Commission required to be made by the Company in respect of the Transaction pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934. This Opinion is only to be utilized by the members of the Board of Directors as one input to consider in the process of analyzing the contemplated Transaction. This Opinion is not intended to be, nor does it constitute, a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Transaction.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the common shareholders of the Company in connection with the Transaction is fair from a financial point of view.

Yours very truly,

/s/ STOUT RISIUS ROSS, INC.

STOUT RISIUS ROSS, INC.

SPECIAL MEETING OF STOCKHOLDERS OF

McLAREN PERFORMANCE TECHNOLOGIES, INC.

SEPTEMBER 25, 2003

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê  Please detach along perforated line and mail in the envelope provided.  ê

---------------------------------------------------------------------------------------------------------------------------------------------------

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

FOR	AGAINST	ABSTAIN
☐	☐	☐

1.	The approval of adopting the merger agreement among the Company, Linamar Corporation and MCLN Acquisition Corp., Inc., a wholly owned subsidiary of Linamar Corporation. In the merger, among other things, MCLN Acquisition Corp. will merge with and into the Company, which will survive the merger and become a wholly owned subsidiary of Linamar Corporation; each outstanding share of Company common stock, except those shares held by stockholders who are exercising their appraisal rights under Delaware law, will be converted into the right to receive the cash merger consideration of $.8875 per share, without interest; and each option and warrant (whether or not then vested or exercisable) to purchase Company common stock that remains outstanding at the closing of the merger will be cancelled and the holder will be entitled to receive cash equal to the difference between $.8875 and the applicable exercise price of the option or warrant, multiplied by the number of shares of common stock covered by the option or warrant, less applicable withholding taxes.

2.	The transaction of such other business as may properly come before the meeting and any adjournments or postponements of the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF McLAREN PERFORMANCE TECHNOLOGIES, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. GIVING THIS PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE SPECIAL MEETING.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE SPECIAL MEETING IN ACCORDANCE WITH THE STOCKHOLDER’S DIRECTIONS ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders, Proxy Statement and Annexes, including the Merger Agreement.

Signature of Stockholder__________________	Date: ________	Signature of Stockholder __________________	Date: ________

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

McLAREN PERFORMANCE TECHNOLOGIES, INC.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Wiley R. McCoy or his successor with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated on the reverse side all the shares of common stock of McLaren Performance Technologies, Inc. held of record by the undersigned on July 30, 2003, at the special meeting of Stockholders to be held on September 25, 2003, or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

(Continued and to be signed on the reverse side)

☐	14475 ☐